UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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FLEX LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FLEX LTD.
(Incorporated in the Republic of Singapore)
(Company Registration Number 199002645H)

To Our Shareholders:

On August 20, 2019, we will hold two general meetings of our shareholders at our offices located at 6201 America Center Drive, San Jose, CA 95002, U.S.A. We will hold an extraordinary general meeting of shareholders at 9:00 a.m., Pacific time and our 2019 annual general meeting of shareholders will begin at 9:15 a.m., Pacific time, or immediately following the conclusion or adjournment of the extraordinary general meeting.

The matters to be voted upon at each meeting are listed in the notices that follow this letter and are described in more detail in the accompanying joint proxy statement. We urge you to read the entire joint proxy statement carefully before voting. Part I of the accompanying joint proxy statement provides general information about the meetings, Part II describes the proposals to be voted upon at the extraordinary general meeting of shareholders, Part III describes the matters to be voted upon at the 2019 annual general meeting of shareholders and related information, and Part IV provides additional information, including information about our named executive officers and their compensation.

IMPORTANT NOTICE REGARDING ELECTRONIC AVAILABILITY OF JOINT PROXY STATEMENT AND ANNUAL REPORT:

We have elected to provide access to our proxy materials to our shareholders by notifying them of the availability of our proxy materials on the Internet. On or about July 9, 2019, we will mail to our shareholders (including all of our registered shareholders) a Notice of Availability of Proxy Materials on the Internet (referred to as the Notice) containing instructions on how to access this joint proxy statement and our annual report and to submit their proxies via the Internet. Instructions on how to request a printed copy of our proxy materials may be found in the Notice.

IMPORTANT NOTICE REGARDING PROXIES: There are two forms of proxy cards included in our proxy materials — one for the extraordinary general meeting and one for the 2019 annual general meeting. It is very important that shareholders return or complete both proxy cards or provide voting instructions for both proxy cards to ensure that their votes are represented at the relevant meetings.

You may revoke your proxies at any time prior to the time they are voted. Registered shareholders who are present at the meetings may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

Sincerely,

Tay Hong Chin Regina

Company Secretary

Singapore

July 9, 2019

FLEX LTD.
(Incorporated in the Republic of Singapore)
(Company Registration Number 199002645H)

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

To Be Held on August 20, 2019

To Our Shareholders:

You are cordially invited to attend, and NOTICE IS HEREBY GIVEN of, an extraordinary general meeting of shareholders of FLEX LTD. (“Flex” or the “Company”), which will be held at our offices located at 6201 America Center Drive, San Jose, CA 95002, U.S.A., at 9:00 a.m., Pacific time, on August 20, 2019, for the purpose of approving amendments to the current Constitution of the Company (the “2016 Constitution”).

We are asking shareholders to approve amendments to the 2016 Constitution at the extraordinary general meeting in order to, as described in more detail in the accompanying joint proxy statement, to:

1.       Remove the requirement that the Company’s directors retire by rotation and effect related changes to the 2016 Constitution to account for the removal of the rotational nature of director elections (such amendment is referred to in the joint proxy statement as the “Declassification Amendment”) (EGM Proposal No. 1);

2.       Increase the maximum size of the Board of Directors to twelve members (EGM Proposal No. 2); and

3.       Revise the 2016 Constitution to account for changes in Singapore law (EGM Proposal No. 3).

If the Declassification Amendment is approved, the Declassification Amendment will be effective immediately upon approval and shareholders will have the ability to vote on the re-election of all of the Company’s directors at the 2019 annual general meeting of shareholders that will immediately follow the extraordinary general meeting.

Depending on the context, references in this notice and the joint proxy statement to the Company’s “Constitution” shall mean the 2016 Constitution or, if shareholders approve any or all of the proposed amendments to the 2016 Constitution at the extraordinary general meeting, the Constitution as so amended.

The full text of the resolution proposed for approval by our shareholders is as follows:

1.   To pass the following resolution which will be proposed as a Special Resolution:

“RESOLVED THAT, Articles 58(c), 90, 94, 95, 97 and 100 of the Constitution of the Company be altered in the manner set out in Annex A-1 as attached hereto.”

2.   To pass the following resolution which will be proposed as a Special Resolution:

“RESOLVED THAT, Article 82 of the Constitution of the Company be altered in the manner set out in Annex A-2 as attached hereto.”

3.   To pass the following resolution which will be proposed as a Special Resolution:

“RESOLVED THAT, Articles 54 and 116 of the Constitution of the Company be altered in the manner set out in Annex A-3 as attached hereto.”

4.             To transact any other business which may properly be put before the extraordinary general meeting.

Notes

Eligibility to Vote at Extraordinary General Meeting; Receipt of Notice. The Board of Directors has fixed the close of business on June 14, 2019 as the record date for determining those shareholders of the Company who will be entitled to receive copies of this notice and accompanying joint proxy statement. However, all shareholders of record on August 20, 2019, the date of the extraordinary general meeting, will be entitled to vote at the extraordinary general meeting.

Quorum. Representation of at least 33-1/3% of all outstanding ordinary shares of the Company is required to constitute a quorum to transact business at a general meeting of our shareholders.

Proxies. A shareholder entitled to attend and vote at the extraordinary general meeting is entitled to appoint a proxy to attend and vote on his or her behalf. A proxy need not also be a shareholder. Whether

i

or not you plan to attend the meeting, we encourage you to vote promptly. You may vote your shares through one of the methods described in the enclosed joint proxy statement. A proxy card submitted by mail must be received by Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 not less than 48 hours before the time appointed for holding the extraordinary general meeting. Please review the instructions on the proxy card and Notice of Availability of Proxy Materials regarding the submission of proxies via the Internet. You may revoke your proxy at any time prior to the time it is voted. Registered shareholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

Availability of Proxy Materials on the Internet. We are pleased to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to some or all of their shareholders on the Internet. The Constitution was amended in 2016 to align with the provisions under the Singapore Companies Act, Cap. 50, which allow and facilitate the posting of proxy materials on the Internet at our designated website. We believe these rules will allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our extraordinary general meeting of shareholders. On or about July 9, 2019, we will mail to most of our shareholders (including all of our registered shareholders) a Notice of Availability of Proxy Materials on the Internet containing instructions on how to access this joint proxy statement and our annual report and to submit their proxies via the Internet.

Personal Data Privacy. By submitting an instrument appointing a proxy(ies) and/or representative(s) to attend, speak and vote at the extraordinary general meeting and/or any adjournment thereof, a shareholder of the Company (i) consents to the collection, use and disclosure of the shareholder’s personal data by us (or our agents or service providers) for the purpose of the processing,  administration and analysis by us (or our agents or service providers) of proxies and representatives appointed for the extraordinary general meeting (including any adjournment thereof) and the preparation and compilation of the attendance lists, minutes and other documents relating to the extraordinary general meeting (including any adjournment thereof), and in order for us (or our agents or service providers) to comply with any applicable laws, listing rules, take-over rules, regulations and/or guidelines (collectively, the “Purposes”), (ii) warrants that where the shareholder discloses the personal data of the shareholder’s proxy(ies) and/or representative(s) to us (or our agents or service providers), the shareholder has obtained the prior consent of such proxy(ies) and/or representative(s) for the collection, use and disclosure by us (or our agents or service providers) of the personal data of such proxy(ies) and/or representative(s) for the Purposes, and (iii) agrees that the shareholder will indemnify us in respect of any penalties, liabilities, claims, demands, losses and damages as a result of the shareholder’s breach of warranty.

By order of the Board of Directors,

Tay Hong Chin Regina

Company Secretary

Singapore

July 9, 2019

You should read the entire joint proxy statement carefully prior to returning your proxy card or otherwise submitting your proxy appointment through electronic communications in the manner set out in this joint proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders and the 2019 Annual General Meeting of Shareholders to Be Held on August 20, 2019. This notice of the extraordinary general meeting and the accompanying joint proxy statement and our annual report to shareholders are available on our website at https://investors.flex.com/financials.

FLEX LTD.
(Incorporated in the Republic of Singapore)
(Company Registration Number 199002645H)

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held on August 20, 2019

To Our Shareholders:

You are cordially invited to attend, and NOTICE IS HEREBY GIVEN of, the annual general meeting of shareholders of FLEX LTD. (“Flex” or the “Company”), which will be held at our offices located at 6201 America Center Drive, San Jose, CA 95002, U.S.A., at 9:15 a.m., Pacific time or immediately following the conclusion or adjournment of the extraordinary general meeting to be held on the same day, August 20, 2019, for the following purposes:

•                In the event that the Declassification Amendment is approved by the shareholders at the extraordinary general meeting, to re-elect all of the directors of the Company (AGM Proposal No. 1);

•                In the event that the Declassification Amendment is not approved by the shareholders at the extraordinary general meeting, to re-elect the following directors: Revathi Advaithi, Jill A. Greenthal, Charles K. Stevens, III, Willy C. Shih, and William D. Watkins (AGM Proposal No. 2);

•                To approve the re-appointment of Deloitte & Touche LLP as our independent auditors for the 2020 fiscal year and to authorize the Board of Directors, upon the recommendation of the Audit Committee, to fix their remuneration (AGM Proposal No. 3);

•                To approve a general authorization for the directors of Flex to allot and issue ordinary shares (AGM Proposal No. 4);

•                To hold a non-binding, advisory vote on executive compensation (AGM Proposal No. 5); and

•                To approve a renewal of the Share Purchase Mandate permitting Flex to purchase or otherwise acquire its own issued ordinary shares (AGM Proposal No. 6).

The full text of the resolutions proposed for approval by our shareholders is as follows:

As Ordinary Business

1.             Subject to and contingent upon the passing of Proposal No. 1 set forth in the Notice of Extraordinary General Meeting dated July 9, 2019 as a Special Resolution to amend the Constitution of the Company to remove the requirement that the Company’s directors retire by rotation (the “Declassification Amendment”), to re-elect each of the following directors, who will retire pursuant to Article 94 of our amended Constitution, to the Board of Directors:

(a) Revathi Advaithi;

(b) Michael D. Capellas;

(c) Jill A. Greenthal;

(d) Jennifer Li;

(e) Marc A. Onetto;

(f) Willy C. Shih;

(g) Charles K. Stevens, III;

(h) Lay Koon Tan;

(i) William D. Watkins; and

(j) Lawrence A. Zimmerman.

2.             In the event that Proposal No. 1 set forth in the Notice of Extraordinary General Meeting dated July 9, 2019 is not passed as a Special Resolution by the shareholders, to re-elect:

                      each of the following directors, who will retire by rotation pursuant to Article 94 of the 2016 Constitution, to the Board of Directors:

a.             Willy C. Shih;

b.            William D. Watkins; and

                      each of the following directors, who will cease to hold office pursuant to Article 100 of the 2016 Constitution, to the Board of Directors:

c.             Revathi Advaithi, who was appointed as a director by the Board of Directors effective as of February 11, 2019;

d.            Jill A. Greenthal, who was appointed as a director by the Board of Directors effective as of November 14, 2018; and

e.             Charles K. Stevens, III, who was appointed as a director by the Board of Directors effective as of November 14, 2018.

3.             To consider and vote upon a proposal to re-appoint Deloitte & Touche LLP as our independent auditors for the fiscal year ending March 31, 2020, and to authorize our Board of Directors, upon the recommendation of the Audit Committee of the Board of Directors, to fix their remuneration.

As Special Business

The full text of the resolutions proposed for approval by our shareholders is as follows:

4.             To pass the following resolution as an Ordinary Resolution:

“RESOLVED THAT, pursuant to the provisions of Section 161 of the Singapore Companies Act, Cap. 50, but subject otherwise to the provisions of the Singapore Companies Act, Cap. 50 and our Constitution, authority be and is hereby given to our Directors to:

(a)              (i)   allot and issue ordinary shares in our capital (“Ordinary Shares”); and/or

(ii)    make or grant offers, agreements, options, performance share units or restricted share units that might or would require Ordinary Shares to be allotted and issued, whether after the expiration of this authority or otherwise (including but not limited to the creation and issuance of warrants, debentures or other instruments convertible into Ordinary Shares), at any time to and/or with such persons and upon such terms and conditions and for such purposes as our Directors may in their absolute discretion deem fit, and with such rights or restrictions as our Directors may think fit to impose and as are set forth in the Constitution of the Company; and

(b)             (notwithstanding that the authority conferred by this resolution may have ceased to be in force) allot and issue Ordinary Shares in pursuance of any offer, agreement, option, performance share unit or restricted share unit made or granted by our Directors while this resolution was in force, and unless revoked or varied by the Company in general meeting, that such authority shall continue in force until (i) the conclusion of our next annual general meeting or (ii) the expiration of the period within which our next annual general meeting is required by law to be held, whichever is the earlier.”

5.             To consider and put to a non-binding, advisory vote the following non-binding, advisory resolution:

“RESOLVED THAT, the shareholders of Flex approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis and the compensation tables and related disclosures contained in the section of the accompanying joint proxy statement captioned ‘Executive Compensation’.”

This resolution is being proposed to shareholders as required pursuant to Section 14A of the U.S. Securities Exchange Act of 1934, as amended. The shareholders’ vote on this resolution is advisory and non-binding in nature, will have no legal effect and will not be enforceable against Flex or its Board of Directors.

6.             To pass the following resolution as an Ordinary Resolution:

“RESOLVED THAT:

(a)                               for the purposes of Sections 76C and 76E of the Singapore Companies Act, Cap. 50, the exercise by our Directors of all of our powers to:

(i)               purchase or otherwise acquire issued Ordinary Shares in the capital of the Company not exceeding in aggregate the number of issued Ordinary Shares representing 20% of the total number of issued Ordinary Shares outstanding as of the date of the passing of this Resolution (excluding any Ordinary Shares which are held as treasury shares as at that date) at such price or prices as may be determined by our Directors from time to time up to the maximum purchase price described in paragraph (c) below, whether by way of:

(A)            market purchases on the Nasdaq Global Select Market or any other stock exchange on which our Ordinary Shares may for the time being be listed and quoted; and/or

(B)            off-market purchases (if effected other than on the Nasdaq Global Select Market or, as the case may be, any other stock exchange on which our Ordinary Shares may for the time being be listed and quoted) in accordance with any equal access scheme(s) as may be determined or formulated by our Directors as they consider fit, which scheme(s) shall satisfy all the conditions prescribed by the Singapore Companies Act, Cap. 50, and otherwise in accordance with all other laws and regulations and rules of the Nasdaq Global Select Market or, as the case may be, any other stock exchange on which our Ordinary Shares may for the time being be listed and quoted as may be applicable, be and is hereby authorized and approved generally and unconditionally;

(b)                              unless varied or revoked by our shareholders in a general meeting, the authority conferred on our Directors pursuant to the mandate contained in paragraph (a) above may be exercised by our Directors at any time and from time to time during the period commencing from the date of the passing of this resolution and expiring on the earlier of:

(i)                  the date on which our next annual general meeting is held; or

(ii)               the date by which our next annual general meeting is required by law to be held;

(c)                               the maximum purchase price (excluding brokerage commission, applicable goods and services tax and other related expenses) which may be paid for an Ordinary Share purchased or acquired by us pursuant to the mandate contained in paragraph (a) above, shall not exceed:

(i)                in the case of a market purchase of an ordinary share, the highest independent bid or the last independent transaction price, whichever is higher, of our Ordinary Shares quoted or reported on the Nasdaq Global Select Market or, as the case may be, any other stock exchange on which our Ordinary Shares may for the time being be listed and quoted, or shall not exceed any volume weighted average price, or other price determined under any pricing mechanism, permitted under SEC Rule 10b-18, at the time the purchase is effected; and

(ii)             in the case of an off-market purchase pursuant to an equal access scheme, at a premium of up to but not greater than 5 percent above the average of the closing price per Ordinary Share over the five trading days before the day on which the purchases are made; and

(d)                              our Directors and/or any of them be and are hereby authorized to complete and do all such acts and things (including executing such documents as may be required) as they and/or he or she may consider expedient or necessary to give effect to the transactions contemplated and/or authorized by this resolution.”

v

Notes

Singapore Financial Statements. At the 2019 annual general meeting, our shareholders will have the opportunity to discuss and ask any questions that they may have regarding our Singapore audited financial statements for the fiscal year ended March 31, 2019, together with the directors’ statement and auditors’ report thereon, in compliance with Singapore law. Shareholder approval of our audited financial statements is not being sought by this joint proxy statement and will not be sought at the 2019 annual general meeting.

Eligibility to Vote at Annual General Meeting; Receipt of Notice. The Board of Directors has fixed the close of business on June 14, 2019 as the record date for determining those shareholders of the Company who will be entitled to receive copies of this notice and accompanying joint proxy statement. However, all shareholders of record on August 20, 2019, the date of the 2019 annual general meeting, will be entitled to vote at the 2019 annual general meeting.

Quorum. Representation of at least 33-1/3% of all outstanding Ordinary Shares of the Company is required to constitute a quorum to transact business at a general meeting of our shareholders.

Proxies. A shareholder entitled to attend and vote at the 2019 annual general meeting is entitled to appoint a proxy to attend and vote on his or her behalf. A proxy need not also be a shareholder. Whether or not you plan to attend the meeting, we encourage you to vote promptly. You may vote your shares through one of the methods described in the enclosed joint proxy statement. A proxy card submitted by mail must be received by Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 not less than 48 hours before the time appointed for holding the 2019 annual general meeting. Please review the instructions on the proxy card and Notice of Availability of Proxy Materials regarding the submission of proxies via the Internet, which provide, among other things, for the transmission of voting instructions up until 11:59 p.m. Eastern Time the day before the meetings. You may revoke your proxy at any time prior to the time it is voted. Registered shareholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

Availability of Proxy Materials on the Internet. We are pleased to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to some or all of their shareholders on the Internet. The Constitution was amended in 2016 to align with the provisions under the Singapore Companies Act, Cap. 50, which allow and facilitate the posting of proxy materials on the Internet at our designated website. We believe these rules will allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual general meeting of shareholders. On or about July 9, 2019, we will mail to our shareholders (including all of our registered shareholders) a Notice of Availability of Proxy Materials on the Internet containing instructions on how to access this joint proxy statement and our annual report and to submit their proxies via the Internet.

Disclosure Regarding Share Purchase Mandate Funds. Only funds legally available for purchasing or acquiring our issued Ordinary Shares in accordance with our Constitution and the applicable laws of Singapore will be used for the purchase or acquisition by us of our own issued Ordinary Shares pursuant to the proposed renewal of the Share Purchase Mandate referred to in this notice. We intend to use our internal sources of funds and/or borrowed funds to finance the purchase or acquisition of our issued Ordinary Shares. The amount of financing required for us to purchase or acquire our issued Ordinary Shares, and the impact on our financial position, cannot be ascertained as of the date of this notice, as these will depend on, among other things, the number of Ordinary Shares purchased or acquired and the price at which such Ordinary Shares are purchased or acquired and whether the Ordinary Shares purchased or acquired are held in treasury or cancelled. Our net tangible assets and the consolidated net tangible assets of the Company and its subsidiaries will be reduced by the purchase price (including any expenses) of any Ordinary Shares purchased or acquired and cancelled or held as treasury shares. We do not anticipate that the purchase or acquisition of our Ordinary Shares in accordance with the Share Purchase Mandate would have a material impact on our financial condition and cash flows.

Personal Data Privacy. By submitting an instrument appointing a proxy(ies) and/or representative(s) to attend, speak and vote at the 2019 annual general meeting and/or any adjournment thereof, a shareholder of the Company (i) consents to the collection, use and disclosure of the shareholder’s personal data by us (or our agents or service providers) for the purpose of the processing, administration and analysis by us (or our agents or service providers) of proxies and representatives appointed for the 2019 annual general meeting (including any adjournment thereof) and the preparation and compilation of the attendance lists, minutes and other documents relating to the 2019 annual general meeting (including any adjournment thereof), and in order for us (or our agents or service providers) to comply with any applicable laws, listing rules, take-over rules, regulations and/or guidelines (collectively, the “Purposes”),

(ii) warrants that where the shareholder discloses the personal data of the shareholder’s proxy(ies) and/or representative(s) to us (or our agents or service providers), the shareholder has obtained the prior consent of such proxy(ies) and/or representative(s) for the collection, use and disclosure by us (or our agents or service providers) of the personal data of such proxy(ies) and/or representative(s) for the Purposes, and (iii) agrees that the shareholder will indemnify us in respect of any penalties, liabilities, claims, demands, losses and damages as a result of the shareholder’s breach of warranty.

By order of the Board of Directors,

Tay Hong Chin Regina

Company Secretary

Singapore

July 9, 2019

You should read the entire joint proxy statement
carefully prior to returning your proxy card or otherwise submitting your proxy appointment through electronic communications in the manner set out in this joint proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders and the 2019 Annual General Meeting of Shareholders to Be Held on August 20, 2019. This notice of the annual general meeting and the accompanying proxy statement and our annual report to shareholders are available on our website at https://investors.flex.com/financials.

ELECTRONIC DELIVERY OF OUR SHAREHOLDER COMMUNICATIONS

We have elected to provide access to our proxy materials to our shareholders by notifying them of the availability of our proxy materials on the Internet. On or about July 9, 2019, we will mail to our shareholders (including all of our registered shareholders) a Notice of Availability of Proxy Materials on the Internet (referred to as the Notice) containing instructions on how to access this joint proxy statement and our annual report and to submit their proxies via the Internet. If you hold your shares through a broker, bank or other nominee, rather than directly in your own name, your intermediary will either forward to you printed copies of the proxy materials or will provide you with instructions on how you can access the proxy materials electronically. For beneficial holders and registered shareholders who receive a Notice, instructions on how to request a printed copy of our proxy materials may be found in the Notice.

x

Joint Proxy Statement Summary

FLEX LTD.

SUMMARY INFORMATION ABOUT THE MEETINGS

This summary highlights information contained elsewhere in this joint proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire joint proxy statement carefully before voting. For more complete information regarding the Company’s 2019 fiscal year performance, please review the Company’s 2019 Annual Report.

Extraordinary General Meeting of Shareholders

Time and Date: 9:00 a.m. Pacific time, August 20, 2019

Place: 6201 America Center Drive, San Jose, CA 95002, U.S.A.

Record Date: June 14, 2019

Voting: All shareholders as of the meeting date are entitled to vote. Each Ordinary Share is entitled to one vote for each of the proposals to be voted on.

Voting Matters at the Extraordinary General Meeting

Proposal Number	Matter	Board Vote Recommendation	Page Reference
EGM Proposal No. 1	Approval of amendments to the 2016 Constitution to remove the requirement that the Company’s directors retire by rotation (effectively declassifying the Company’s Board) and effect related changes (also referred to as the “Declassification Amendment”)	FOR	14
EGM Proposal No. 2	Approval of amendments to the 2016 Constitution to increase the maximum number of directors on the Board from eleven to twelve	FOR	15
EGM Proposal No. 3	Approval of amendments to the 2016 Constitution to conform to simplified statutory requirements under the Companies Act regarding the timing of annual general meetings and to conform to changes to the Companies Act (Chapter 50) of Singapore that removed the requirement that companies have common seals	FOR	16

2019 Annual General Meeting of Shareholders

Time and Date: 9:15 a.m. Pacific time, August 20, 2019, or immediately following the extraordinary general meeting of shareholders

Place: 6201 America Center Drive, San Jose, CA 95002, U.S.A.

Record Date: June 14, 2019

Voting: All shareholders as of the meeting date are entitled to vote. Each Ordinary Share is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Voting Matters at the Annual General Meeting

Proposal Number	Matter	Board Vote Recommendation	Page Reference
AGM Proposal No. 1	If shareholders approve the Declassification Amendment at the extraordinary general meeting, re-election of all of the directors of the Company	FOR each Director Nominee	17
AGM Proposal No. 2	If the Declassification Amendment is not so approved by the shareholders at the extraordinary general meeting, re-election as directors of Flex: each of the following directors who are retiring by rotation pursuant to the 2016 Constitution and, being eligible, are standing for re-election: Willy C. Shih William D. Watkins and each of the following directors who will cease to hold office pursuant to the 2016 Constitution and, being eligible, are standing for re-election: Revathi Advaithi Jill A. Greenthal Charles K. Stevens, III	FOR each Director Nominee	23
AGM Proposal No. 3	Re-appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending March 31, 2020	FOR	38
AGM Proposal No. 4	General authorization to allot and issue Ordinary Shares	FOR	41
AGM Proposal No. 5	Advisory vote on executive compensation	FOR	43
AGM Proposal No. 6	Authorization to repurchase Ordinary Shares	FOR	46

How to Cast Your Vote

Your vote is important. You may vote in person at the meetings or by appointing a proxy in accordance with your instructions and we encourage you to vote using any of the below methods:

Vote In Person:

You may choose to vote in person at the meetings. If you are a beneficial holder who holds your shares through a bank, broker or other nominee and you choose to vote in person at the meetings, you must request a “legal proxy.” To do so, please follow the instructions from your bank, broker or other nominee at www.proxyvote.com. You may also request a paper copy of the materials, which will contain the appropriate instructions.

Vote by Proxy:

Submit Your Proxy via the Internet	Submit Proxy by Mail

at www.proxyvote.com	by returning the signed

Have the information that is printed in the box marked by the arrow (located on the Notice) available and follow the instructions. If you are a beneficial holder who owns your shares through a bank, broker or other nominee, the availability of Internet submission of proxies may depend on the voting process of the organization that holds your shares.

Proxy card (or, if you do not have a proxy card, by requesting a paper copy of the materials).

Board Nominees (page 18)

At the extraordinary general meeting immediately preceding Flex’s 2019 annual general meeting, we are asking shareholders to approve the Declassification Amendment, which will provide for all directors of the Company for the time being to retire at each annual general meeting and be eligible for re-election.

If the Declassification Amendment is approved by the shareholders at the extraordinary general meeting, all of our directors will retire and will be nominees for reelection at the annual general meeting.  The following table provides summary information about each of the Company’s directors:

Name	Director Since	Independent (Yes/No)	Committee Memberships	Other Public Company Boards
Revathi Advaithi	2019	No	None	None
Michael D. Capellas	2014	Yes	Nominating and Corporate Governance (Chair)	Cisco Systems, Inc.
Jill A. Greenthal	2018	Yes	None	Akamai Technologies, Inc. Cars.com Inc. Houghton Mifflin Harcourt Company
Jennifer Li	2018	Yes	Compensation	Philip Morris International Inc. ABB Ltd.
Marc Onetto	2014	Yes	Audit	None
Willy C. Shih	2008	Yes	Compensation	None
Charles K. Stevens, III	2018	Yes	Audit	Masco Corporation
Lay Koon Tan	2012	Yes	Compensation	None
William D. Watkins	2009	Yes	Compensation (Chair) Nominating and Corporate Governance	Maxim Integrated Products, Inc. Avaya Holdings Corp.
Lawrence A. Zimmerman	2012	Yes	Audit (Chair) Nominating and Corporate Governance	Aptiv PLC

If the Declassification Amendment is not approved by our shareholders at the extraordinary general meeting to be held  immediately prior to the 2019 annual general meeting, the Company’s directors will continue retire by rotation at the 2019 annual general meeting in accordance with the Constitution, and consequently, AGM Proposal No. 1 will be withdrawn and will not be voted upon at the 2019 annual general meeting; instead, AGM Proposal No. 2 will be voted upon, relating to the re-election of the following directors of the Company:

Revathi Advaithi

Jill A. Greenthal

Charles K. Stevens, III

Willy C. Shih

William D. Watkins

BUSINESS SUMMARY

Who We Are and What We Do

We are a globally-recognized provider of Sketch-to-Scale® services—innovative design, engineering, manufacturing, and supply chain services and solutions—from conceptual sketch to full-scale production. We design, build, deliver and manage complete packaged consumer and enterprise products, from medical devices and connected automotive systems to sustainable lighting and cloud data center infrastructures, for companies of all sizes in various industries and end-markets, through our activities in the following segments:

Segment	Business Includes:
High Reliability Solutions (HRS)

•                  Health solutions business, including surgical equipment, drug delivery, diagnostics, telemedicine, disposable devices, imaging and monitoring, patient mobility and ophthalmology.

•                  Automotive business, including vehicle electrification, connectivity, autonomous, and smart technologies.

Industrial and Emerging Industries (IEI)

•                  Energy, including advanced metering infrastructure, energy storage, smart lighting, smart solar energy.

•                  Industrial, including semiconductor and capital equipment, office solutions, household industrial and lifestyle, industrial automation and kiosks.

Communications & Enterprise Compute (CEC)

•                  Telecom business of radio access base stations, remote radio heads and small cells for wireless infrastructure.

•                  Networking business, which includes optical, routing, and switching products for data and video networks.

•                  Server and storage platforms for both enterprise and cloud-based deployments.

•                  Next generation storage and security appliance products; and rack-level solutions, converged infrastructure and software-defined product solutions.

Consumer Technologies Group (CTG)	• Consumer-related businesses in IoT enabled devices, audio and consumer power electronics, mobile devices. • Various supply chain solutions for consumer, computing and printing devices.

Flex Strategy

Over the past several years, Flex has been engaged in a long-term strategy focused on portfolio evolution and driving higher value-added services that align with our customers’ needs and requirements in order to improve operating and financial results, including improving profit margins, capitalizing on prior investments, streamlining our investment  portfolio and returning to strong free cash flow generation.

As we have continued to evolve our portfolio and Sketch-to-Scale® strategy, we remain focused on customer experience, investing in our higher margin segments while being selective in the markets and products categories we focus on, pursuing opportunities that lead to full manufacturing and supply chain relationships, and creating shareholder value.

During the past several years, we have evolved our long-term portfolio towards a mix of businesses which possess longer product life cycles and higher segment operating margins such as reflected in our IEI and HRS businesses. We have expanded our design and engineering relationships through our product innovation centers and global design centers. In fiscal year 2019, the Company continued to take targeted actions to optimize our business, most notably within our CTG segment, where we are executing on our long-term strategy by actively managing under-performing accounts and are focused on partnering with well-funded, leading multi-national brands that control multiple categories of products and have regional demand requirements.

The Company is focused on disciplined sustainable execution on our core business processes as well as selective and disciplined growth in areas that can drive margin improvement and provide value for the Company and its customers.  We believe that our continued business transformation is strategically positioning us to take advantage of the long-term, future growth prospects for outsourcing of advanced manufacturing capabilities, design and engineering services and after-market services.

Fiscal Year 2019 Highlights (page 55)

CEO Transition

In February 2019, Revathi Advaithi became our Chief Executive Officer, or CEO, following the retirement of our former CEO, Michael McNamara in December 2018.  Ms. Advaithi brings a depth and breadth of capabilities from engineering to manufacturing to advanced supply chain management, as well as exceptional leadership skills, to the CEO position.  Prior to joining Flex, Ms. Advaithi was president and chief operating officer for the Electrical Sector business for Eaton, a power management company. Ms. Advaithi was appointed following an extensive and thorough search led by the Board.

Performance and Company Highlights For Fiscal Year 2019

During fiscal year 2019, we achieved positive results on several fronts, improving the quality of our sales mix, expanding margins, returning to positive free cash flow generation, and streamlining our investment portfolio.  Our CEC segment delivered year over year revenue growth of 8% and our IEI segment delivered year over year revenue growth of 4%.  Key financial highlights from the fiscal year include(1):

•                  We achieved net sales of $26.3 billion, an increase of 3% compared to the prior year.

•                  Adjusted operating income was: $872 million, an 11% increase as compared with fiscal 2018.  Adjusted net income followed a similar path and was $603 million, a 3% increase over the previous year.

•                  We delivered adjusted EPS of $1.14 per share, a 4.6% increase compared with the prior year.

•                  We delivered on our commitment to return over 50% of free cash flow to shareholders, with $189 million of shares repurchased in fiscal year 2019.

Financial Results Below Expectations and Performance Improvement Actions

While we achieved the positive results described above, fiscal year 2019 was also a challenging year for our business and our shareholders, marked by some financial results below expectations (and shareholder value declined relative to where Flex finished fiscal year 2018) and a CEO transition.  In the face of these challenges, the Board of Directors and the Company’s management have taken, and will continue to take, significant actions to achieve short-term and long-term financial results positioning the Company for future gains in shareholder value, as summarized below.

•                  Flex’s Chairman of the Board and management team engaged in a business review to identify performance improvement opportunities.

•                  Flex’s Chairman of the Board and management engaged actively with shareholders to solicit input on key concerns and outline Flex’s plans for improving performance going forward.

Executive Compensation Highlights (page 55)

Pay and Performance Alignment For Fiscal Year 2019

Our compensation philosophy is to reward above-target performance when achieved, and below target (including paying zero) when targeted results are not delivered.  We also seek to deliver a significant portion of executive pay in the form of equity awards, which are directly aligned with value delivered to shareholders.

With fiscal year 2019 performance results below our targeted levels, pay outcomes and expectations for Flex’s NEOs were negatively impacted accordingly. Highlights include:

•                  We maintained all NEOs’ base salaries with no increase, other than Mr. Offer, who received a 10% increase in the fourth quarter of fiscal year 2019 based upon exceptional contributions in a period of significant transition and assumption of additional duties.  Base salaries were positioned in the aggregate at approximately the peer group median.

•                  In light of financial performance, the Board, upon the recommendation of the Compensation Committee, reduced PSU and service-based RSU awards granted to the NEOs on June 19, 2018 by 15%.

(1) See Annex B to this joint proxy statement for a reconciliation of non-GAAP and GAAP financial measures.

•                  Based on overall financial results that were below targeted performance levels, fiscal year 2019 bonuses paid out at approximately 66% of target for corporate level NEOs, with two business unit leaders (Messrs. Humphries and Britt) exceeding total corporate results with payouts at 104.4% and 130.1% of target, respectively,  based on strong business unit results.

•                  We paid out the long-term relative total shareholder return (TSR) PSU cycle that closed during fiscal year 2019 at 100% of target in June 2018 based upon TSR results that were at the 50th percentile over the three-year performance cycle that began in June 2015.

•                  The Flex fiscal year 2017 — 2019 FCF PSU and long-term cash incentive cycle did not provide any payout as cumulative FCF results over the three-year period were below the threshold levels.

•                  Based on Flex’s closing share price as of March 29, 2019, the relative TSR award cycles as of the end of fiscal year 2019 (2016 – 2019, 2017 – 2020 and 2018 – 2021) are projected to have no payout unless Flex experiences  significant share price improvement going forward.

•                  In an effort to further align executive compensation with shareholder value delivered, we shifted away from a previous long term incentive plan (LTIP) structure that measured both cumulative FCF over a multi-year period as well as relative TSR.  For fiscal year 2019, we granted only relative TSR PSUs.

•                  We funded the performance-based portion of our then-current NEOs’ deferred compensation plans in fiscal year 2019 with a value that averaged 28.6% of our then-current NEOs’ respective base salaries, which was below target.

•                  We provided a responsible CEO retirement package to Mr. McNamara in connection with his retirement that limited exit payments primarily to required plan-based awards.

•                  To ensure leadership continuity during the CEO transition, we provided retention equity awards to the other NEOs that consist of a combination or performance- and time-based awards.  In addition, we implemented a formal, market-aligned, executive severance plan to provide clarity on the treatment of terminations in the event of various forms of departure from the Company.

•                  We established a compensation approach for our new CEO with a high degree of market alignment and included transition awards that were limited to make-whole values from her previous role. Key elements of the go-forward CEO compensation program include:

—           Base salary of $1,150,000, somewhat below market median.

—           Target annual bonus of 150% of salary (a pro-rata portion will be paid at target for her short time in the CEO role during fiscal year 2019).

—           A fiscal year 2020 equity grant of $7.5 million which will be aligned with the overall Flex executive compensation program and will have 50% of the grant date value in the form of relative TSR PSUs.

—           Resulting target total annual compensation is below the median of Flex’s peers.

CORPORATE GOVERNANCE AND SUSTAINABILITY HIGHLIGHTS

Flex strives for excellence in corporate governance practices, which the Company recognizes as being fundamental to securing the trust of investors and key stakeholders. Flex’s management, together with our Board of Directors, continually evaluates processes and implements procedures designed to maintain strong governance and operations standards. Below are some of the highlights of the Company’s corporate governance practices.

Our Board of Directors

Other Director Independence and Governance Practices
✔	Separate Chairman and CEO: The Chairman of the Board is independent, and the Board has separated the roles of Chairman and CEO since 2003.

✔	Executive Sessions of Independent Directors: Our independent directors regularly meet in private executive sessions without management present.

✔	Completely Independent Committee Membership: All committees of the Board are comprised exclusively of independent directors.

✔

Board and Committee Accountability: The Board of Directors and its committees conduct annual self-evaluations and the Board and its committees routinely evaluate the experiences, qualifications, skills, and attributes of the Board/committee members.

✔

Director Share Ownership Requirements: In 2009, the Board of Directors adopted share ownership guidelines for our non-employee directors. The share ownership guidelines encourage our non-employee directors to hold a minimum number of our Ordinary Shares equivalent to four (4) times the annual cash retainer provided to non-employee directors. All of our non-employee directors have already met the minimum requirements of the share ownership guidelines or are on target to be in compliance with the requirements of the guidelines.

✔

Board Oversight of Risk Management: The Board is responsible for overseeing the Company’s risk management. As part of this oversight, the Board reviews the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major risk exposures and the steps that have been taken to monitor and mitigate such exposures. Each Board committee is responsible for oversight of risk management practices for categories of risks relevant to its functions.

✔	No Hedging or Pledging. We do not allow hedging or short sales of Company equity, nor do we permit pledging of Company equity as collateral for loans.

Shareholder Rights and Engagement
✔

Proposal to De-Classify the Board: At the extraordinary general meeting, which is to be held immediately preceding our 2019 annual general meeting, we are proposing — and the Board is recommending that shareholders vote in favor of the proposal — to amend Flex’s 2016 Constitution to remove the requirement that directors retire by rotation and, instead, have directors elected by shareholders on an annual basis.

If this proposal is approved, such amendments to the 2016 Constitution will be effective immediately upon approval and shareholders will vote on the re-election of all of the Company’s directors at the 2019 annual general meeting of shareholders that will immediately follow the extraordinary general meeting.

✔	Majority Vote Standard: The Company has a majority voting standard for the election of directors.

✔	Shareholder Engagement: The Company is committed to ongoing shareholder engagement. During fiscal year 2019, we interacted with holders of approximately 64% of our share voting power.

✔	Annual Say-on-Pay Vote: We also provided shareholders with a “say-on-pay” advisory vote on executive compensation at our 2018 annual general meeting held on August 16, 2018.

Flex Sustainability Achievements

Sustainability remains central to who we are and how we operate. Our sustainability governance principles form a core part of our business operations. Through innovation and smart technologies, our sustainable solutions positively impact people and the environment. Our commitment helps customers, partners, and other businesses increase their own efforts to build a more sustainable future.

The Audit Committee of our Board of Directors has oversight of the Corporate Sustainability Program. Sustainability updates are delivered regularly to our executive management team.

We focus our commitments, policies, management system, multiyear goals, programs, and initiatives on five cornerstones that drive sustainability across the Company and our value chain: people, community, environment, innovation, and integrity.

Part I—Information About the Meetings

FLEX LTD.

JOINT PROXY STATEMENT

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

To Be Held on August 20, 2019
9:00 a.m. (Pacific time)

AND THE 2019 ANNUAL GENERAL MEETING OF
SHAREHOLDERS

To Be Held on August 20, 2019
9:15 a.m. (Pacific time)

(or immediately following the conclusion or adjournment of the extraordinary general meeting)

Meetings to be held at our offices
6201 America Center Drive
San Jose, CA 95002, U.S.A.

PART I—INFORMATION ABOUT THE MEETINGS

We are furnishing this joint proxy statement in connection with the solicitation by our Board of Directors of proxies to be voted at the extraordinary general meeting of shareholders and the 2019 annual general meeting of our shareholders, or at any adjournments thereof, for the purposes set forth in the notices of the extraordinary general meeting and annual general meeting that accompany this joint proxy statement. Unless the context requires otherwise, references in this joint proxy statement to “Flex,” “the Company,” “we,” “us,” “our” and similar terms mean Flex Ltd. and its subsidiaries.

Proxy Mailing. The Notice of Internet Availability of Proxy Materials (which we refer to as the Notice) or the proxy materials and the enclosed proxy cards were first mailed on or about July 9, 2019 to shareholders of record as of June 14, 2019.

Costs of Solicitation. The entire cost of soliciting proxies will be borne by us. Following the original mailing of the proxies and other soliciting materials, our directors, officers and employees may also solicit proxies by mail, telephone, e-mail, fax or in person. These directors, officers and employees will not receive additional compensation for those activities, but they may be reimbursed for any reasonable out-of-pocket expenses. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our Ordinary Shares forward copies of the proxies and other soliciting materials to persons for whom they hold Ordinary Shares and request authority for the exercise of proxies. In these cases, we will reimburse such holders for their reasonable expenses if they ask that we do so. We have retained D.F. King & Co., an independent proxy solicitation firm, to assist in soliciting proxies at an estimated fee of $10,000, plus reimbursement of reasonable expenses.

Registered and Principal Executive Office. The mailing address of our registered office, which also constitutes our principal executive office, is No. 2 Changi South Lane, Singapore 486123.

VOTING RIGHTS AND SOLICITATION OF PROXIES

The close of business on June 14, 2019 is the record date for shareholders entitled to notice of the extraordinary general meeting and 2019 annual general meeting. All of the Ordinary Shares issued and outstanding on August 20, 2019, the date of both the extraordinary general meeting and the annual general meeting, are entitled to be voted at each of the extraordinary general meeting and annual general meeting, and shareholders of record on August 20, 2019 and entitled to vote at such meeting will, on a poll, have one vote for each Ordinary Share so held on the matters to be voted upon. As of June 14, 2019, we had 513,926,093 Ordinary Shares issued and outstanding.

Proxies. Ordinary shares represented by proxies in the forms made available in connection with this joint proxy statement that are properly executed and returned to us will be voted at the extraordinary general meeting and the 2019 annual general meeting, as applicable, in accordance with our shareholders’ instructions.

If your Ordinary Shares are held through a broker, a bank, or other nominee, which is sometimes referred to as holding shares in “street name,” you have the right to instruct your broker, bank or other nominee on how to vote the shares in your account. Your broker, bank or other nominee will send you a voting instruction form for you to use to direct how your shares should be voted.

Quorum and Required Vote. Representation at each of the extraordinary general meeting and the 2019 annual general meeting of at least 33-1/3% of all of our issued and outstanding Ordinary Shares is required to constitute a quorum to transact business at each of the extraordinary general meeting and 2019 annual general meeting.

•      Consistent with the Company’s historical practice, the chair of the extraordinary general meeting and the 2019 annual general meeting will demand a poll in order to enable the Ordinary Shares represented in person or by proxy to be counted for voting purposes.

•      The affirmative vote by at least three-fourths of the shares voting at the extraordinary general meeting, is required at the extraordinary general meeting, to approve each of the proposed amendments to the 2016 Constitution (set forth in EGM Proposal Nos. 1, 2 and 3 for the extraordinary general meeting).

•      The affirmative vote by a simple majority of the votes cast is required at the 2019 annual general meeting, to re-elect the directors nominated pursuant to AGM Proposal No. 1 or 2, to re-appoint Deloitte & Touche LLP as our independent auditors pursuant to AGM Proposal No. 3, to approve the ordinary resolution to allot and issue Ordinary Shares contained in AGM Proposal No. 4, to approve the non-binding, advisory resolution regarding executive compensation contained in AGM Proposal No. 5, and to approve the ordinary resolution to renew the Share Purchase Mandate contained in AGM Proposal No. 6.

Under the Companies Act (Chapter 50) of Singapore, which we refer to as the “Singapore Companies Act” or the “Companies Act,” and our Constitution, the shareholders may, by passing an ordinary resolution requiring the simple majority of affirmative votes of shareholders present and voting at an annual general meeting, remove an incumbent director and appoint another person as director to replace the removed director provided that such shareholders have satisfied the procedural requirements and deadlines set forth in the Companies Act and our Constitution.

Abstentions and Broker Non-Votes. Abstentions and “broker non-votes” are considered present and entitled to vote at each of the extraordinary general meeting and the 2019 annual general meeting for purposes of determining a quorum. A “broker non-vote” occurs when a broker, a bank or other nominee who holds shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee has not received directions from the beneficial owner and does not have discretionary power to vote on that particular proposal. If a broker, bank or other nominee indicates on the proxy card that it does not have discretionary authority to vote as to a particular matter, those shares, along with any abstentions, will not be counted in the tabulation of the votes cast on the proposal being presented to shareholders.

If you are a beneficial owner, your broker, bank or other nominee has authority to vote your shares for or against EGM Proposal No. 2 regarding the amendments to the 2016 Constitution to increase the maximum number of directors on the Board, EGM Proposal No. 3 regarding amendments to the 2016 Constitution to conform to simplified statutory requirements under the Companies Act and AGM Proposal No. 3 regarding the re-appointment of our independent auditors, even if the broker does not receive voting instructions from you. Your broker, bank or other nominee, however, does not have the discretion to vote your shares on any other proposals included in this joint proxy statement without receiving voting instructions from you. It is very important that you instruct your broker, bank or other nominee how to vote on these proposals. If you do not complete the voting instructions, your shares will not be considered in the election of directors or any other proposal included in this joint proxy statement other than EGM Proposal No. 2 regarding the amendments to the 2016 Constitution to increase the maximum number of directors on the Board, EGM Proposal No. 3 regarding amendments to the 2016 Constitution to conform to simplified statutory requirements under the Companies Act and AGM Proposal No. 3 regarding the re-appointment of our independent auditors.

If you are a registered shareholder, in the absence of contrary instructions, shares represented by proxies submitted by you will be voted at the extraordinary general meeting “FOR” EGM Proposal Nos. 1, 2 and 3 to approve the specified amendments to the 2016 Constitution at the extraordinary general meeting.

If you are a registered shareholder, in the absence of contrary instructions, shares represented by proxies submitted by you will be voted at the 2019 annual general meeting: “FOR” each of the Board nominees in AGM Proposal No. 1 or 2, as applicable; and “FOR” AGM Proposal Nos. 3 through 6 at the 2019 annual general meeting.

Our management does not know of any matters to be presented at the extraordinary general meeting or the 2019 annual general meeting other than those set forth in this joint proxy statement and in the notices accompanying this joint proxy statement. If other matters should properly be put before either meeting, the proxy holders will vote on such matters in accordance with their best judgment.

Any shareholder of record has the right to revoke his or her proxy at any time prior to voting at the extraordinary general meeting and/or the 2019 annual general meeting by:

•           submitting a subsequently dated proxy; or

•           by attending the meetings and voting in person.

If you are a beneficial holder who holds your Ordinary Shares through a broker, a bank or other nominee and you wish to change or revoke your voting instructions, you will need to contact the broker, the bank or other nominee who holds your shares and follow their instructions. If you are a beneficial holder and not the shareholder of record, you may not vote your shares in person at the extraordinary general meeting or the 2019 annual general meeting unless you obtain a legal proxy from the record holder giving you the right to vote the shares.

Singapore Financial Statements; Monetary Amounts. We have prepared, in accordance with Singapore law, Singapore statutory financial statements, which are posted to our website at https://investors.flex.com/financials. Except as otherwise stated herein, all monetary amounts in this joint proxy statement have been presented in U.S. dollars.

Part II—EGM Proposal Nos. 1, 2 and 3 to be Considered at the Extraordinary General Meeting of Shareholders

PART II—PROPOSALS TO BE CONSIDERED AT THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

The Company is seeking shareholder approval of amendments to the 2016 Constitution to (i) remove the requirement that directors retire by rotation (in other words, to remove the provisions under the 2016 Constitution that effectively classify the Board); (ii) increase the maximum number of directors on the Board from eleven to twelve; and (iii) effect certain other changes to conform to recent changes to the Companies Act.

The Board of Directors has unanimously approved and declared advisable, and recommends that our shareholders approve, the following proposals to approve these amendments to the 2016 Constitution.

Approval of any of EGM Proposal No. 1, No. 2 or No. 3 is not conditioned upon the approval of the other proposals.

EGM Proposal No. 1 — The Declassification Amendment

The proposed amendments to the 2016 Constitution relating to removing the requirement that the Company’s directors retire by rotation are as follows:

•      Modification of Article 58(c) to remove the words “whether by rotation or otherwise” with respect to appointing or re-appointing directors to fill vacancies arising at annual general meetings on retirement;

•      Modification of Article 90 to provide that a Chief Executive Officer who is a director shall also be subject to the same provisions as to retirement as the other directors, and that a Chief Executive Officer who is also a director shall not automatically cease as Chief Executive Officer if he or she ceases from any cause to be a director, unless the contract or resolution under which he or she holds office shall expressly state otherwise, in which event such determination shall be subject to the provisions of any contract between him or her and the Company;

•      Modification of Article 94 to remove the requirement that one-third of directors shall retire from office by rotation and instead require that all directors shall retire and be subject to re-election at each annual general meeting;

•      Deletion of the language in Article 95 that specifies the manner to determine the directors retiring by rotation;

•      Modification of Article 97 to remove a provision specifying how to determine the retirement by rotation timing for directors appointed as replacements for removed directors; and

•      Modification of Article 100 to remove the provision that directors who have been appointed by the Board of Director to fill a casual vacancy or as an additional director must stand for re-election at the next annual general meeting following their appointment and the provision on how to account for the number of directors eligible to retire by rotation at annual general meetings when directors have been appointed by the Board of Director to fill a casual vacancy or as an additional director; such appointed directors shall, pursuant to modified Article 94, retire and be subject to re-election at the next annual general meeting.

The foregoing description of the proposed amendments is qualified by reference to the text of the proposed amendments to the 2016 Constitution, which is shown in Annex A-1 to this proxy statement.  You are urged to read the text of Annex A-1 in its entirety.

Purpose and Effect of the Proposed Declassification Amendment

Current Board Structure. The Company’s 2016 Constitution currently provides for director retirement by rotation, that is, at each annual general meeting, one-third of the Company’s directors (or, if the number of directors is not a multiple of three, the number nearest to but not more than one-third) retires by rotation and the directors subject to such retirement by rotation are eligible for re-election at such annual general meeting.

Proposed Changes to Board Structure. The Board is recommending that our shareholders approve the Declassification Amendment, which would have the effect of declassifying our Board in order to allow our shareholders to vote on the election of our directors on an annual basis, rather than on a rotational basis.

Reasons for and Effect of Amendments related to Board Structure. In making the determination to recommend that our shareholders approve the Declassification Amendment, our Board considered a number of factors, including the advantages and disadvantages of our current Board structure, views expressed to the Company during engagement with shareholders, and general corporate governance trends.

The Company has historically maintained its current, retirement by rotation board structure to promote continuity of experience and oversight at the Board level and provide negotiating leverage and encourage a person seeking control of the Company to initiate arm’s length discussions with management and the Board, which help the Board focus on the creation of long-term shareholder value.

In reaching its determination to propose the declassification of our Board, our Board concluded that the benefits of a classified structure were outweighed by the following considerations (among others):

•      Providing our shareholders with the opportunity to annually elect directors creates an avenue for shareholders to more frequently express their views both on individual directors and on the performance of the Board as a whole;

•      Annual director elections also provide shareholders with the means to influence corporate governance policies in a more timely manner;

•      Annual director elections further the Company’s goals of ensuring that our corporate governance policies conform to best practices and maximize director accountability to our shareholders; and

•      The growing sentiment among the investment community in favor of the annual election of all directors.

If our shareholders approve the Declassification Amendment, all of our directors will be subject to annual elections, effective immediately, beginning at the 2019 annual general meeting, which will be held immediately following the extraordinary general meeting. Consequently, all of the Company’s directors will be up for re-election by our shareholders at the 2019 annual general meeting pursuant to AGM Proposal No. 1 for such meeting. In that case, AGM Proposal No. 2 for the 2019 annual general meeting (relating to the reelection of directors under the existing provisions of the 2016 Constitution) will be withdrawn and will not be voted upon at the 2019 annual general meeting.

If the Declassification Amendment is not approved by our shareholders, the Company’s directors will continue to retire by rotation in accordance with the 2016 Constitution and consequently, AGM Proposal No. 1 for the 2019 annual general meeting, which relates to the re-election of all directors of the Company for the time being, will be withdrawn and not be voted upon at the 2019 annual general meeting; AGM Proposal No. 2 for the 2019 annual general meeting relating to the re-election of the following directors of the Company will, instead, be voted upon at the 2019 annual general meeting:

•     Willy C. Shih

•     William D. Watkins

•     Jill A. Greenthal

•     Charles K. Stevens, III

•     Revathi Advaithi

EGM Proposal No. 2 — Amendment to Increase the Maximum Number of Directors on the Board

The proposed amendment to the 2016 Constitution to increase the maximum number of directors on the Board from eleven to twelve directors is as follows:

•      Modification of Article 82 of the 2016 Constitution to provide that the number of directors shall, unless otherwise determined by the Company at a general meeting, not be more than twelve.

The foregoing description of the proposed amendment is qualified by reference to the text of the proposed amendments to the 2016 Constitution, which is shown in Annex A-2 to this proxy statement.  You are urged to read the text of Annex A-2 in its entirety.

Purpose and Effect of the Proposed Amendment

Size of Board. The Company’s 2016 Constitution currently limits the size of the Board to not more than eleven directors.

Proposed Change and Reasons. The Board is recommending that our shareholders approve the amendment to increase the maximum size of the Board to twelve directors in order to give the Board flexibility in considering and appointing additional directors to the Board.

If this amendment is not approved by our shareholders, the size of the Board will remain capped at eleven members unless the Board separately sets forth a proposal to increase the size of the Board by way of an ordinary resolution, for shareholders’ approval.

EGM Proposal No. 3 — Amendments to Conform to Changes to the Companies Act

The proposed amendments to the 2016 Constitution to conform to recent changes to the Companies Act are as follows:

•      Modification of Article 54 of the 2016 Constitution to provide generally that the Company shall hold its annual general meeting in accordance with the provisions of the Companies Act; and

•      Modification of Article 116 to provide for the custody and use of the common seal of the Company, where the Company has such seal.

The foregoing description of the proposed amendments is qualified by reference to the text of the proposed amendments to the 2016 Constitution, which is shown in Annex A-3 to this proxy statement.  You are urged to read the text of Annex A-3 in its entirety.

Purpose and Effect of the Proposed Amendments

The Board is recommending that our shareholders approve amendments to the 2016 Constitution to reflect changes to the Companies Act.  The Companies Act previously required that annual general meetings be held the earlier of: (a) fifteen months from the prior annual general meeting; or (b) six months from the company’s financial year end.  The 2016 Constitution provided that no more than fifteen months should elapse between the date of one annual general meeting and the next.  Effective August 31, 2018, the Companies Act requires only that companies hold their annual general meetings six months from their financial year end.  We are proposing an amendment to the 2016 Constitution to provide generally that the Company shall hold its annual general meeting in accordance with the provisions of the Companies Act.  This amendment will provide the Company with the flexibility to hold annual meetings in accordance with the Companies Act’s requirements as such requirements may be amended or modified.

Effective March 31, 2017, the Companies Act was amended such that it was no longer mandatory that companies maintain common seals.  We are proposing an amendment to the 2016 Constitution to provide for the custody and use of the common seal of the Company, where the Company has such seal.  This change is intended to clarify that the relevant article of the amended Constitution only applies where the Company has such a seal.

The Board recommends a vote “FOR” the approval of the amendments to the 2016 Constitution as set forth in EGM Proposal Nos. 1, 2 and 3.

Part III—Proposals to be Considered at the 2019 Annual General Meeting of Shareholders
AGM Proposal Nos. 1 and 2: Re-Election of Directors

PART III—PROPOSALS TO BE CONSIDERED AT THE 2019 ANNUAL GENERAL MEETING OF SHAREHOLDERS

AGM PROPOSAL NO. 1: RE-ELECTION OF ALL DIRECTORS (IF THE DECLASSIFICATION AMENDMENT IS APPROVED AT THE EXTRAORDINARY GENERAL MEETING)

At the extraordinary general meeting of shareholders immediately preceding the 2019 annual general meeting of shareholders, we are asking shareholders to approve the Declassification Amendment.  The approval of the Declassification Amendment will provide for the removal of the requirement that the Company’s directors retire by rotation and instead provide for the annual election of all directors, commencing immediately with the 2019 annual general meeting of shareholders that will follow immediately after the extraordinary general meeting.

If our shareholders approve the Declassification Amendment, all of the Company’s directors will be up for reelection by our shareholders at the 2019 annual general meeting for a term to expire at the 2020 annual general meeting of the Company, pursuant to AGM Proposal No. 1.

If the shareholders approve the Declassification Amendment, AGM Proposal No. 2 (described below) will be withdrawn and will not be voted upon at the 2019 annual general meeting.

If any nominee under AGM Proposal No. 1 fails to receive the affirmative vote of a majority of the shares present and voting on the resolution to approve his or her re-election (that is, if the number of shares voted “FOR” the director nominee does not exceed the number of votes cast “AGAINST” that nominee), he or she will not be re-elected to the Board and the number of incumbent directors comprising the Board of directors will be reduced accordingly. Abstentions, if any, will have no effect.

The Companies Act requires that we must have at all times at least one director ordinarily resident in Singapore. As Mr. Tan is only member of our Board of Directors who is ordinarily resident in Singapore, any purported vacation of Mr. Tan’s office at the 2019 annual general meeting shall be deemed to be invalid absent a prior appointment of another director to the Board who is ordinarily resident in Singapore.

The proxy holders intend to vote all proxies received by them in the accompanying form of proxy card for the nominees for directors under AGM Proposal No. 1 listed below under “Nominees to our Board of Directors.” In the event that any nominee is unable or declines to serve as a director at the time of the 2019 annual general meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors of the Company, in accordance with Article 99 of our Constitution, to fill the vacancy.

As of the date of this joint proxy statement, our Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

Qualifications of Directors and Nominees

Our Nominating and Corporate Governance Committee is responsible for assessing the composition and performance of the Board of Directors and Committees of the Board of Directors and for recruiting, evaluating and recommending candidates to be presented for appointment or election to serve as members of the Board of Directors. In evaluating our Board of Directors, our Nominating and Corporate Governance Committee has considered that our directors, including our nominees for election as directors, have experience as officers, directors and private equity investors of large, complex technology companies. In these positions, they have also gained experience in core management skills that are important to their service on our Board of Directors, such as international business, supply chain management, strategic and financial planning, compliance, risk management, intellectual property matters and leadership development. Our directors also have experience serving on the boards of directors and board committees of other public companies, which provides them with an understanding of current corporate governance practices and trends and executive compensation matters. Our Nominating and Corporate Governance Committee also believes that our directors have other key attributes that are important to an effective board, including the highest professional and personal ethics and values, an understanding of the Company’s business and industry, a high level of education, broad-based business acumen, the ability to think strategically, and diversity. The Company and the Nominating and Corporate Governance Committee are committed to actively seeking highly-qualified diverse candidates (including diversity of experience, expertise, gender, race, and ethnicity) for consideration when the Board undertakes director searches.

In addition to the qualifications described above, the Nominating and Corporate Governance Committee also considered the specific experience described in the biographical details that follow in determining whether each individual nominee or director should serve on our Board of Directors.

The following are biographical details for the nominees to our Board of Directors under AGM Proposal No. 1:

Nominees to our Board of Directors

Revathi Advaithi

CEO, Flex Ltd.

Director Since: 2019

Age: 51

Board Committee:

None

Other Public Company Boards:

None

Key Qualifications and Expertise:

•      Electrical industry leader

•      Deep and highly relevant experience across engineering, operations, supply chain, material procurement, distribution, logistics and international management

•      Experience and capabilities ranging from engineering to manufacturing to advanced supply chain management

Ms. Advaithi has served as a member of the Board of Directors and as CEO since February 11, 2019.  Prior to joining the Company, Ms. Advaithi was President and Chief Operating Officer, Electrical Sector, of Eaton Corporation plc, a power management company, a position she had held since September 1, 2015.  Prior to that, she served as President of Electrical Sector, Americas of Eaton from April 1, 2012 through August 31, 2015.  She joined Eaton in 1995 and led the Electrical Sector in the Americas and Asia-Pacific, with a three-year assignment in Shanghai. Between 2002 and 2008, Ms. Advaithi worked at Honeywell, where she held several senior roles within the sourcing and supply chain functions of the aerospace sector before being named vice president and general manager of Honeywell’s Field Solutions business in 2006.  Ms. Advaithi returned to Eaton in 2008 as vice president and general manager of the Electrical Components Division.  Ms. Advaithi currently serves as a non-executive director for the BAE Systems board.  She has a bachelor’s degree in mechanical engineering from the Birla Institute of Technology and Science in Pilani, India, and an MBA in international business from Thunderbird-Garvin School of International Business in Glendale, Arizona.

Michael D. Capellas,
Chairman of the Board

Principal, Capellas

Strategic Partners

Director Since: 2014

Age: 64

Board Committee:

Nominating and Corporate Governance Committee (Chair)

Other Public Company Boards:

Cisco Systems, Inc.

Key Qualifications and Expertise:

•      Experience in executive roles

•      A background of leading global organizations in the technology industry

•      Expertise in several valued areas including strategic product development, business development, and finance

Mr. Capellas has served as our non-executive Chairman of the Board since June 2017 and as a member of our Board of Directors since March 2014. He has served as Principal at Capellas Strategic Partners since June 2013. He served as the Chairman of the Board of VCE Company, LLC (VCE) from January 2011 until November 2012 and as VCE’s Chief Executive Officer from May 2010 to September 2011. VCE is a joint venture between EMC Corporation and Cisco with investments from VMware, Inc. and Intel Corporation. Mr. Capellas was the Chairman and Chief Executive Officer of First Data Corporation from September 2007 to March 2010. From October 2006 to July 2007, Mr. Capellas served as a Senior Advisor at Silver Lake Partners. From November 2002 to January 2006, he served as Chief Executive Officer of MCI, Inc. (MCI), previously WorldCom, Inc. From March 2004 to January 2006, he also served as that company’s President. From November 2002 to March 2004, he was also Chairman of the Board of WorldCom, and he continued to serve as a member of the board of directors of MCI until January 2006. Mr. Capellas left MCI as planned in early January 2006 upon its acquisition by Verizon Communications Inc. Previously, Mr. Capellas was President of Hewlett-Packard Company from May 2002 to November 2002. Before the merger of Hewlett-Packard and Compaq Computer Corporation in May 2002, Mr. Capellas held various positions including President and Chief Executive Officer of Compaq, a position he had held since July 1999, and Chairman of the Board of Compaq, a position he had held since September 2000. Mr. Capellas held earlier positions as Chief Information Officer and Chief Operating Officer of Compaq. Mr. Capellas currently serves on the board of directors of Cisco Systems, Inc. and previously served as lead independent director of MuleSoft, Inc.

Jill A. Greenthal

Senior Advisor in Private Equity of The Blackstone Group

Director Since: 2018

Age: 62

Board Committee:

None

Other Public Company Boards:

Akamai Technologies, Inc.

Cars.com Inc.

Houghton Mifflin Harcourt Company

Key Qualifications and Expertise:

•      Extensive experience as an investment banker, which has given her a deep understanding of corporate finance, capital markets and mergers and acquisitions

•      Deep experience in working with companies as they have grown their business

•      Strong public company board experience

Ms. Greenthal has served as a member of our Board of Directors since November 2018.  Ms. Greenthal has served as a Senior Advisor in Private Equity of The Blackstone Group since September 2007.  Prior to September 2007, she was a Partner and Senior Managing Director in the Advisory Group at Blackstone.  Before joining Blackstone in 2003, she was a member of the Executive Board of Investment Banking at Credit Suisse First Boston.  She was the Co-Head of the Boston office at Donaldson, Lufkin and Jenrette before its acquisition by CFSB.  Prior to joining DLJ, she was the head of the Media Group at Lehman Brothers.  Ms. Greenthal currently serves on the boards of Akamai Technologies, Inc., Cars.com Inc. and Houghton Mifflin Harcourt Company and previously served on the boards of TEGNA Inc. from 2015 to 2017, Orbitz Worldwide from 2007 to 2013 and Michaels Stores from 2011 to 2015.  Ms. Greenthal is also a trustee of the Dana-Farber Cancer Institute, the James Beard Foundation and is an Overseer of the Museum of Fine Arts in Boston, Massachusetts. She is a graduate of Simmons College and received an MBA from Harvard Business School.

Jennifer Li

General Partner, Chengcheng Investment Partners

Director Since: 2018

Age: 51

Board Committee:

Compensation Committee

Other Public Company Boards:

ABB Ltd.

Philip Morris International Inc.

Key Qualifications and Expertise:

•      A seasoned, global international executive with extensive experience in China, automotive, and multiple technology sectors

•      World-class financial, operational, and technology industry experience both internationally and, particularly in China

Ms. Li has served as a member of our Board of Directors since January 2018. Ms. Li currently serves as General Partner of Chengcheng Investment Partners. Previously, she served as Chief Executive Officer and General Managing Director of Baidu Capital, the investment arm of Baidu, Inc. Ms. Li joined Baidu, Inc., the largest Internet search engine in China and the third-largest independent search engine in the world, in 2008, as Chief Financial Officer, responsible for a wide range of corporate functions, including Finance, Human Resources, International Operations, Marketing, Communications and Purchasing. From 1994 to 2008, she held a number of senior finance positions at various General Motors companies in China, Singapore, the United States, and Canada, rising to Chief Financial Officer of GM China and Financial Controller of the North American Operations of GMAC. Ms. Li currently serves on the boards of directors of ABB Ltd., Philip Morris International Inc. and The Hongkong and Shanghai Banking Corporation Limited.

Marc A. Onetto

Principal, Leadership from the Mind and the Heart LLC

Director Since: 2014

Age: 68

Board Committee:

Audit Committee

Other Public Company Boards:

None

Key Qualifications and Expertise:

•      A seasoned supply chain expert and pioneer

•      Extensive experience as an officer of large, complex technology companies

•      Significant understanding of the Company’s business and industry

Mr. Onetto has served as a member of our Board of Directors since January 2014. Since 2013, Mr. Onetto has provided executive leadership consulting through his company “Leadership from the Mind and the Heart LLC.” Mr. Onetto was the Senior Vice President of Worldwide Operations and Customer Service for Amazon.com from 2006 to 2013. Previously, Mr. Onetto was Executive Vice President of Worldwide Operations for Solectron Corporation, which was acquired by Flex in 2007, from June 2003 to June 2006. He joined Solectron after a 15-year career with General Electric where his last position was Vice President of GE Corporate’s European operations. From 1992 to 2002, Mr. Onetto held several senior leadership positions at GE Medical Systems as head of its global supply chain and operations, global quality, and global Component Division. Prior to GE, Mr. Onetto served 12 years with Exxon Corporation in supply operations, information systems and finance. Mr. Onetto currently serves on the Business Board of Advisors of the Tepper School of Business at Carnegie-Mellon University.

Willy C. Shih, Ph.D.

Professor of Management Practice, Harvard Business School

Director Since: 2008

Age: 68

Board Committees:

Compensation Committee

Other Public Company Boards:

None

Key Qualifications and Expertise:

•      Broad experience in the technology industry and with international corporations, as well as his current role at a premier educational institution, provide the Board with key perspectives relating to the Company’s operations and ongoing initiatives

•      Experience in teaching and consulting provide him with significant insight into strategic alternatives that are available to technology companies

Dr. Shih has served as a member of our Board of Directors since January 2008. Dr. Shih is currently a Professor of Management Practice at the Harvard Business School, a position he has held since January 2007. Dr. Shih’s broad industry career experience includes significant accomplishments for globally recognized organizations such as Kodak, IBM, Silicon Graphics and Thomson. From August 2005 to September 2006, Dr. Shih served as Executive Vice President of Thomson, a provider of digital video technologies. He was an intellectual property consultant from February to August 2005, and from 1997 to 2005 served as Senior Vice President of Eastman Kodak Company. Dr. Shih holds a Ph.D. in Chemistry from the University of California, Berkeley and S.B. degrees in Chemistry and Life Sciences from the Massachusetts Institute of Technology. Dr. Shih previously served on the board of directors of Atheros Communications, Inc.

Charles K. Stevens, III

Former Chief Financial Officer of General Motors

Director Since: 2018

Age: 59

Board Committee:

Audit Committee

Other Public Company Boards:

Masco Corporation

Key Qualifications and Expertise:

•      Strong financial expertise as well as extensive experience in the automotive industry, which are invaluable to Flex’s automotive business

•      Significant leadership experience in financial and accounting operations

Mr. Stevens has served as a member of our Board of Directors since November 2018.  Most recently, Mr. Stevens served as an Advisor of General Motors Company between September 2018 and March 2019. Prior to that, Mr. Stevens was the Chief Financial Officer and Executive Vice President of General Motors Company from January 15, 2014 until September, 2018. Mr. Stevens was responsible for leading the financial and accounting operations on a global basis. He served as Chief Financial Officer for North America at General Motors North America, Inc. from January 2010 until 2014. He led GM’s financial operations for U.S. Sales, Service and Marketing, GM Canada from 2006 to 2008, GM Mexico from 2008 to 2010, North America Manufacturing, Customer Care and Aftersales and Global Connected Consumer. He also served as Interim Chief Financial Officer of GM South America from December 2011 to January 2013. He previously held leadership positions at GM in China, Singapore, Indonesia and Thailand. He began his career at Buick Motor Division in 1978. Mr. Stevens currently serves on the board of directors of Masco Corp. He received his Bachelor of Industrial Administration from General Motors Institute (now Kettering University) and MBA from the University of Michigan, Flint.

Lay Koon Tan

Former President and Chief Executive Officer and a member of the Board of Directors of STATS ChipPAC Ltd.

Director Since: 2012

Age: 60

Board Committee:

Compensation Committee

Other Public Company Boards:

None

Key Qualifications and Expertise:

•      Extensive background in financial and investment matters provides a critical perspective to the Board in these areas

•      Executive leadership experience, serving as a chief executive officer and chief financial officer of large international technology-related corporations

•      Invaluable operational insight

Mr. Tan has served as a member of our Board of Directors since March 2012. He previously served as the President and Chief Executive Officer and a member of the Board of Directors of STATS ChipPAC Ltd. from August 2004 to November 2015 and of its predecessor, ST Assembly Test Services Ltd., since June 2002. Mr. Tan joined ST Assembly Test Services Ltd. in May 2000 as its Chief Financial Officer, and in August 2004, he led the formation of STATS ChipPAC Ltd. with the acquisition of ChipPAC, Inc., becoming the combined company’s founding President and Chief Executive Officer. Prior to joining ST Assembly Test Services Ltd., Mr. Tan was an investment banker with Salomon Smith Barney, the global investment banking unit of Citigroup Inc. Before that, he held various senior positions in government and financial institutions in Singapore. Mr. Tan graduated with a Bachelor of Engineering (First Class Honors) from the University of Adelaide, Australia as a Colombo Plan Scholar. He also has a Master of Business Administration (Distinction) from the Wharton School, University of Pennsylvania where he was elected a Palmer scholar.

William D. Watkins

Former Chief Executive Officer of Imergy Power Systems, Inc.

Director Since: 2009

Age: 66

Board Committees:

Compensation Committee (Chair)

Nominating and Corporate Governance Committee

Mr. Watkins has served as a member of our Board of Directors since April 2009. Mr. Watkins was Chief Executive Officer of Imergy Power Systems, Inc., a leading innovator in cost-effective energy storage products from September 2013, and appointed Chairman of the Board in January 2015, until August 2016. He previously served as Chairman of the Board of Bridgelux, Inc. from February 2013 to December 2013 and as its Chief Executive Officer from January 2010 to February 2013. He previously served as Seagate Technology’s Chief Executive Officer from 2004 through January 2009, and as Seagate’s President and Chief Operating Officer from 2000 until 2004. During that time, he was responsible for

Other Public Company Boards:

Maxim Integrated Products, Inc.

Avaya Holdings Corp.

Key Qualifications and Expertise:

•      Operational expertise and broad experience in the technology industry and with international corporations, particularly with product development companies

•      Provides critical insight and perspective relating to the Company’s customer base

Seagate’s hard disc drive operations, including recording heads, media and other components, and related R&D and product development organizations. Mr. Watkins joined Seagate in 1996 with the company’s merger with Conner Peripherals. Mr. Watkins currently serves on the board of directors of Maxim Integrated Products, Inc. and Avaya Holdings Corp.

Lawrence A. Zimmerman

Former Vice Chairman and CFO, Xerox Corporation

Director Since: 2012

Age: 76

Board Committees:

Audit Committee (Chair)

Nominating and Corporate Governance Committee

Other Public Company Boards:

Aptiv PLC

Key Qualifications and Expertise:

•      Distinguished career and his extensive experience in corporate finance and accounting, serving as a chief financial officer and corporate controller of large international corporations

•      Provides the Board with the critical perspective of someone familiar with all facets of corporate finance and accounting

Mr. Zimmerman has served as a member of our Board of Directors since October 2012. Mr. Zimmerman has extensive experience in corporate finance and accounting, having previously served at Xerox Corporation as Vice Chairman and Chief Financial Officer from 2009 to 2011 and as Executive Vice President and Chief Financial Officer from 2002 to 2009. Prior to that, he spent 32 years with IBM, holding various senior finance positions, including Corporate Controller. Mr. Zimmerman currently serves on the board of directors of Aptiv PLC, and previously served on the boards of Brunswick Corporation from 2006 to 2015 and Computer Sciences Corporation from 2012 to 2014.

The Board recommends a vote “FOR” the re-election of each of the members of our Board of Directors described above (which will be voted upon if the shareholders approve the Declassification Amendment).

Part III—Proposals to be Considered at the 2019 Annual General Meeting of Shareholders
AGM Proposal Nos. 1 and 2: Re-Election of Directors

AGM PROPOSAL NO. 2: RE-ELECTION OF DIRECTORS (IF THE DECLASSIFICATION AMENDMENT IS NOT APPROVED AT THE EXTRAORDINARY GENERAL MEETING)

In the event our shareholders do not approve the Declassification Amendment at the extraordinary general meeting immediately preceding the 2019 annual general meeting, AGM Proposal No. 1, which relates to the re-election of all of the directors of the Company for the time being, will be withdrawn and not be voted upon at the 2019 annual general meeting; AGM Proposal No. 2 relating to the re-election of the following directors of the Company (whose biographical information is set forth under AGM Proposal No. 1) will, instead, be voted upon at the 2019 annual general meeting:

•     Willy C. Shih

•     William D. Watkins

•     Jill A. Greenthal

•     Charles K. Stevens, III

•     Revathi Advaithi

In particular, if the Declassification Amendment is not approved at the extraordinary general meeting, the provisions of the 2016 Constitution regarding the retirement of directors by rotation will remain in force and effect, as follows:

•      Article 94 of the 2016 Constitution, which requires that at each annual general meeting one-third of the directors (or, if their number is not a multiple of three, then the number nearest to but not more than one-third of the directors) are required to retire from office, will remain in effect.

•      Under Article 95 of the 2016 Constitution, the directors to retire in each year pursuant to Article 94 are those who have been in office the longest since their last re-election or appointment. As between persons who became or were last re-elected directors on the same day, those required to retire would be (unless they otherwise agree among themselves) determined by lot.

•      Additionally, under Article 90 of the 2016 Constitution (which will remain in effect if the Declassification Amendment is not approved), any director holding office as a Chief Executive Officer shall not be subject to retirement by rotation, unless the Board of Directors determines otherwise, or be taken into account in determining the number of directors required to retire by rotation. As a result, Ms. Advaithi, as our Chief Executive Officer and also being one of our directors, would not be subject to retirement by rotation or taken into account in determining the number of directors required to retire by rotation.

•      Furthermore, under Article 100 of the 2016 Constitution, any director appointed by the Board to fill a vacancy or as an additional director shall not be taken into account in determining the number of directors required to retire by rotation. Accordingly, Ms. Jill Greenthal and Mr. Charles Stevens would not be taken into account in determining the number of directors required to retire by rotation.

Under the 2016 Constitution, retiring directors are eligible for re-election. Messrs. Shih and Watkins are the members of our Board of Directors who will retire by rotation at our 2019 annual general meeting if the Declassification Amendment is not approved by shareholders. Messrs. Shih and Watkins are eligible for re-election and have been nominated to stand for re-election at the 2019 annual general meeting in the event the Declassification Amendment is not approved by shareholders.

Additionally, Article 100 of the 2016 Constitution provides that any person appointed as a director by the Board shall hold office only until the next annual general meeting and then shall be eligible for re-election. As a result, Mses. Advaithi and Greenthal and Mr. Stevens, who were appointed as additional directors by our Board in November 2018 and February 2019, in accordance with Article 100 of the 2016 Constitution, are eligible for re-election and have been nominated for re-election at the 2019 annual general meeting in the event the Declassification Amendment is not approved by shareholders.

If any nominee under AGM Proposal No. 2 (if the shareholders do not approve the Declassification Amendment) fails to receive the affirmative vote of a majority of the shares present and voting on the resolution to approve his or her re-election (that is, if the number of shares voted “FOR” the director nominee does not exceed the number of votes cast “AGAINST” that nominee), he or she will not be re-elected to the Board and the number of incumbent Directors comprising the Board of Directors will be reduced accordingly. Abstentions, if any, will have no effect.

The proxy holders intend to vote all proxies received by them in the accompanying form of proxy card for the nominees for directors under AGM Proposal No. 2 identified above (if the shareholders do not approve the Declassification Amendment). In the event that any nominee is unable or declines to serve as a director at the time of the 2019 annual general meeting, the proxies will be voted for any nominee who is recommended by the present Board of Directors of the Company to stand for election as a director at the 2019 annual general meeting.

For information about the qualifications of nominees for reelection under AGM Proposal No. 2 (which only will be voted upon if the shareholders do not approve the Declassification Amendment), please see the information under AGM Proposal No. 1 above.

The Board recommends a vote “FOR” the re-election of each of the members of our Board of Directors described above (which only will be voted upon if the shareholders do not approve the Declassification Amendment).

Part III—Proposals to be Considered at the 2019 Annual General Meeting of Shareholders

Corporate Governance

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees (including our principal executive officer, our principal financial officer and our principal accounting officer). The Code of Business Conduct and Ethics is available on the Corporate Governance page of the Investor Relations section of our website at www.flex.com. In accordance with the rules of the Securities and Exchange Commission (or SEC), we intend to disclose on the Corporate Governance page of our website any amendment (other than technical, administrative or other non-substantive amendments) to, or any material waiver from, a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions.

Shareholder Communications with our Board of Directors

Our shareholders may communicate with our Board of Directors by sending an e-mail to Board@flex.com. Communications submitted to this e-mail address are regularly reviewed by the Company’s CEO, CFO and/or General Counsel and submitted to the Chairman of the Board, the Board of Directors or the requisite individual members of the Board of Directors, as appropriate, depending on the facts and circumstances outlined in the communication. Certain items that are unrelated to the duties and responsibilities of the Board of Directors are generally not furnished to the Board of Directors and are instead redirected or excluded, as appropriate.

Board of Directors

Our Constitution gives our Board of Directors general powers to manage our business. The Board oversees and provides policy guidance on our strategic and business planning processes, oversees the conduct of our business by senior management and is principally responsible for the succession planning for our key executives, including our Chief Executive Officer.

Our Board of Directors held a total of 13 meetings during fiscal year 2019. During the period for which such director was a director or a committee member, Messrs. Capellas, Onetto, Shih, Tan, Watkins and Zimmerman and Ms. Greenthal attended at least 75% of the aggregate of the total number of meetings of our Board in fiscal year 2019 together with the total number of meetings held by all committees of our Board on which he or she served.  Ms. Li and Mr. Stevens attended fewer than 75% of the aggregate of the total number of meetings of our Board in fiscal year 2019 together with the total number of meetings held by all committees of our Board on which he or she served, in the case of Ms. Li, due to unavoidable scheduling conflicts and, in the case of Mr. Stevens, as a result of scheduling conflicts during the five months he served as a director during fiscal year 2019.  In fiscal year 2020, the Board has taken additional action to ensure attendance by Board members of at least 75% of all Board and committee meetings. In addition, the Board is reviewing Board attendance throughout the year to ensure attendance compliance.

Our Board has adopted a policy that encourages each director to attend the annual general meeting, but attendance is not required. All of our directors at the time of the 2018 annual general meeting attended the Company’s 2018 annual general meeting.

During fiscal year 2019, our non-employee directors met at regularly scheduled executive sessions without management participation.

Director Independence

To assist our Board of Directors in determining the independence of our directors, the Board has adopted Director Independence Guidelines that incorporate the definition of “independence” adopted by The Nasdaq Stock Market LLC, which we refer to as Nasdaq in this joint proxy statement. Our Board has determined that each of the Company’s directors, other than Ms. Advaithi, is an independent director as defined by the applicable rules of Nasdaq and our Director Independence Guidelines. Under the Nasdaq definition and our Director Independence Guidelines, a director is independent only if the Board determines that the director does not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, under the Nasdaq definition and our Director Independence Guidelines, a director will not be independent if the director has certain disqualifying relationships. In evaluating independence, the Board broadly considers all relevant facts and circumstances. In particular, in making its determination that Mr. Stevens is an independent director, the Board considered that Mr. Stevens was previously the Chief Financial Officer and Executive Vice President of General Motors Company (a customer of the Company) and was, at the time of his appointment an advisor of General Motors (until March 2019).  The Board concluded that such relationship would not impair the independence of Mr. Stevens. Our Director Independence Guidelines are included in our Guidelines with Regard to Certain Governance Matters, a copy of which is available on the Corporate Governance page of the Investor Relations section of our website at www.flex.com.

Proposal to Approve the Declassification Amendment

At the extraordinary general meeting of shareholders immediately preceding the 2019 annual general meeting, we are asking that our shareholders approve the Declassification Amendment to remove the provisions from the 2016 Constitution providing for director retirement by rotation (also referred to as a “classified” board).  In the event that the Company’s shareholders approve the Declassification Amendment, the full Board will be subject to annual elections by shareholders.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors currently consists of ten directors, each of whom, other than Ms. Advaithi, is independent under the Company’s Director Independence Guidelines and the applicable rules of Nasdaq. Ms. Advaithi has served as our Chief Executive Officer, or CEO, and as a member of our Board of Directors, since February 11, 2019. The Board has separated the roles of Chairman and CEO since 2003. The Board appointed Mr. Capellas, an independent director, as Chairman of the Board, in 2017.

Our Board of Directors believes that the most effective Board leadership structure for the Company at the present time is for the roles of CEO and Chairman of the Board to be separated, and for the Chairman of the Board to be an independent director. Under this structure, our CEO is generally responsible for setting the strategic direction for the Company and for providing the day-to-day leadership over the Company’s operations, while the Chairman of the Board provides guidance to the CEO, sets the agenda for meetings of the Board and presides over Board meetings. Our Board of Directors believes that having an independent Chairman set the agenda and establish the priorities and procedures for the work of the Board provides a greater role for the independent directors in the oversight of the Company, and also provides the continuity of leadership necessary for the Board to fulfill its responsibilities. This leadership structure is supplemented by the fact that all of our directors, other than Ms. Advaithi, are independent and all of the committees of the Board are composed solely of, and chaired by, independent directors. In addition, our non-employee directors meet at regularly scheduled executive sessions without management participation. The Board retains the authority to modify this leadership structure as and when appropriate to best address the Company’s unique circumstances at any given time and to serve the best interests of our shareholders.

Our Board of Directors’ role in risk oversight involves both the full Board of Directors and its committees. The Audit Committee is charged with the primary role in carrying out risk oversight responsibilities on behalf of the Board. Pursuant to its charter, the Audit Committee reviews the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major risk exposures and the steps that have been taken to monitor and mitigate such exposures. The Company’s enterprise risk management process is designed to identify risks that could affect the Company’s achievement of business goals and strategies, to assess the likelihood and potential impact of significant risks to the Company’s business, and to prioritize risk control and mitigation. Our Chief Financial Officer, our General Counsel and our Chief Ethics and Compliance Officer periodically report on the Company’s risk management policies and practices to relevant Board committees and to the full Board. The Audit Committee reviews the Company’s major financial risk exposures as well as major operational, compliance, reputational, cybersecurity and strategic risks, including steps to monitor, manage and mitigate those risks. In addition, each of the other Board committees is responsible for oversight of risk management practices for categories of risks relevant to their functions. For example, the Compensation Committee has oversight responsibility for the Company’s overall compensation structure, including review of its compensation practices, with a view to assessing associated risk. See “Compensation Risk Assessment.” The Board as a group is regularly updated on specific risks in the course of its review of corporate strategy, business plans and reports to the Board by its respective committees. The Board believes that its leadership structure supports its risk oversight function by providing a greater role for the independent directors in the oversight of the Company.

Succession Planning

On at least an annual basis, the Board reviews and assesses succession plans for the Chief Executive Officer position as well as other executive officers in order to ensure that the Company has the talent needed to successfully pursue the Company’s strategy and execution of that strategy. This review includes a broader discussion on developing and retaining executive talent. Directors become familiar with potential successors for key executive positions through various means, including regular organization and talent reviews, presentations to the board, and informal meetings.

Board Committees

The standing committees of our Board of Directors are the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The table below provides current membership for each of these committees.

Name	Independent	Financial Expert	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
Michael D. Capellas
Jill A. Greenthal
Jennifer Li
Marc A. Onetto
Willy C. Shih, Ph.D.
Charles K. Stevens, III
Lay Koon Tan
William D. Watkins
Lawrence A. Zimmerman

   = Committee Member

   = Committee Chair

Audit Committee

The Audit Committee of the Board of Directors is currently composed of Messrs. Onetto, Stevens and Zimmerman, each of whom the Board has determined to be independent and to meet the financial experience requirements under both the rules of the SEC and the listing standards of Nasdaq. Additionally, while not currently on the Audit Committee, Mr. Watkins and Ms. Li served on the Audit Committee for a portion of fiscal year 2019. The Board has also determined that each of Messrs. Stevens and Zimmerman is an “audit committee financial expert” within the meaning of the rules of the SEC and is “financially sophisticated” within the meaning of the rules of Nasdaq. The Audit Committee held 14 meetings during fiscal year 2019 and regularly meets in executive sessions without management present.

The Audit Committee’s principal functions are to:

•             monitor and evaluate periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by our financial and senior management, and our independent auditors;

•             be directly responsible for the appointment, compensation and oversight of the work of our independent auditors (including resolution of any disagreements between our management and the auditors regarding financial reporting); and

•             facilitate communication among our independent auditors, our financial and senior management and our Board.

Our Board has adopted an Audit Committee Charter that is available on the Corporate Governance page of the Investor Relations section of our website at www.flex.com.

Compensation Committee

Responsibilities and Meetings

The Compensation Committee of our Board of Directors is responsible for reviewing and approving the goals and objectives relating to, and recommending to our Board the compensation of, our Chief Executive Officer and all other executive officers. The Compensation Committee also oversees management’s decisions concerning the performance and compensation of other officers, administers the Company’s equity compensation plans and regularly evaluates the effectiveness of our overall executive compensation program. The Compensation Committee is currently composed of Messrs. Tan and Watkins, Dr. Shih and Ms. Li, each of whom our Board has determined to be an independent director under the applicable listing standards of Nasdaq. The Compensation Committee held 9 meetings during fiscal year 2019 and regularly meets in executive sessions without management present. The specific powers and responsibilities of the Compensation Committee are set forth in more detail in the Compensation Committee Charter, which is available on the Corporate Governance page of the Investor Relations section of our website at www.flex.com.

Delegation of Authority

When appropriate, our Compensation Committee may form, and delegate authority to, subcommittees. In addition, in accordance with the Company’s equity compensation plans, the Compensation Committee’s charter allows the Compensation Committee to delegate to our Chief Executive Officer its authority to grant equity awards to employees of the Company who are not directors, executive officers or other senior level employees who report directly to the Chief Executive Officer.

Compensation Processes and Procedures

The Compensation Committee evaluates our compensation programs and makes recommendations to our Board regarding compensation to be paid or awarded to our executive officers. As part of its process, the Compensation Committee meets with our Chief Executive Officer, Chief Financial Officer, and members of our human resources department to obtain recommendations with respect to the structure of our compensation programs, as well as an assessment of the performance of individual executives and recommendations on compensation for individual executives. In addition, the Compensation Committee has the authority to retain and terminate any third-party compensation consultant and to obtain advice and assistance from internal and external legal, accounting and other advisors. In connection with our 2019 fiscal year compensation review, the Compensation Committee engaged Mercer Human Resources Consulting (referred to in this joint proxy statement as Mercer), a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. as its independent adviser for certain executive compensation matters. Mercer was retained by the Compensation Committee to provide an independent review of the Company’s executive compensation programs, including an analysis of both the competitive market and the design of the programs. More specifically, Mercer furnished the Compensation Committee with reports on peer company practices relating to the following matters: short and long-term compensation program design; annual share utilization and shareowner dilution levels resulting from equity plans; and executive share ownership and retention values. As part of its reports to the Compensation Committee, Mercer evaluated our peer companies, and provided competitive compensation data and analysis relating to the compensation of our Chief Executive Officer and our other executives and senior officers. Mercer also assisted the Compensation Committee with its risk assessment of our compensation programs, and advising on the methodology used for our 2019 CEO pay ratio disclosure.

The Compensation Committee relied on input from Mercer in evaluating management’s recommendations and arriving at the Compensation Committee’s recommendations to the Board with respect to the elements of compensation discussed below under “Compensation Discussion and Analysis” for fiscal year

2019 compensation. The Compensation Committee expects that it will continue to retain a compensation consultant on future executive compensation matters.

Relationship with Compensation Consultant

Mercer’s fees in connection with providing consulting services with respect to the compensation of our executive officers and non-employee directors in fiscal year 2019 were approximately $461,000. Additionally, during our 2019 fiscal year, Marsh & McLennan Companies, Inc. (the parent company of Mercer) and its affiliates, which we refer to collectively as MMC, were retained by the Company to provide other services unrelated to executive and director compensation matters. These services included various consulting and business services, and our Compensation Committee did not review or approve such other services provided by MMC, as those services were approved by management in the ordinary course of business. The aggregate fees paid for those other services in fiscal year 2019 were approximately $920,000.

Our Compensation Committee has determined that the provision by MMC of services unrelated to executive and director compensation matters in fiscal year 2019 was compatible with maintaining the objectivity of Mercer in its role as compensation consultant to the Compensation Committee and that the consulting advice it received from Mercer was not influenced by MMC’s other relationships with the Company. The Compensation Committee is sensitive to the concern that the services provided by MMC, and the related fees, could impair the objectivity and independence of Mercer, and the Compensation Committee believes that it is important that objectivity be maintained. However, the Compensation Committee also recognizes that the services provided by MMC are valuable to the Company and that it could be inefficient and not in the Company’s interest to use a separate firm to provide those services at this time. In addition, the Compensation Committee has confirmed that Mercer and MMC maintain appropriate safeguards to assure that the consulting services provided by Mercer are not influenced by the Company’s business relationship with MMC. Specifically, Mercer provided to the Compensation Committee an annual update on Mercer’s and MMC’s financial relationship with the Company and assurances that members of Mercer who perform consulting services for the Compensation Committee have a reporting relationship and compensation determined separately from MMC’s other lines of business and from its other work for the Company.

Mercer also represented to the Compensation Committee that there are no personal or business relationships between the Mercer account manager and any member of the Compensation Committee or a named executive officer beyond the Flex relationship. Further, the Mercer account manager does not directly own any Flex shares (although some of his investments controlled solely by independent, third-party managers may own Flex shares by way of indexed funds). Based on the above and other factors, including the factors set forth under Rule 10C-1 under the Securities Exchange Act of 1934, as amended (referred to in this joint proxy statement as the Exchange Act), the Compensation Committee assessed the independence of Mercer and concluded that no conflict of interest exists that would prevent Mercer from independently representing the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

During our 2019 fiscal year, Messrs. Tan, Watkins and Dr. Shih served as members of the Compensation Committee (and Ms. Li is also currently a member of the Compensation Committee) and Daniel H. Schulman (who did not stand for reelection at the 2018 annual general meeting) also served as members of the Compensation Committee prior to the 2018 annual general meeting. None of our executive officers served on the Compensation Committee during our 2019 fiscal year. None of our directors (or Mr. Schulman) has interlocking or other relationships with other boards, compensation committees or our executive officers that require disclosure under Item 407(e)(4) of SEC Regulation S-K.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is currently composed of Messrs. Capellas, Watkins and Zimmerman, each of whom our Board has determined to be an independent director under the applicable listing standards of Nasdaq. Additionally, Mr. Schulman served as a member of the Nominating and Corporate Governance Committee until his retirement from the Board at the conclusion of the 2018 annual general meeting.  The Nominating and Corporate Governance Committee held 6 meetings during fiscal year 2019 and regularly meets in executive sessions without management present. The Nominating and Corporate Governance Committee recruits, evaluates and recommends candidates for appointment or election as members of our Board. The Nominating and Corporate Governance Committee is also responsible for shaping and overseeing the application of the Company’s corporate governance policies and procedures, including recommending corporate governance guidelines to the Board. In addition, the Nominating and Corporate Governance Committee oversees the Board’s annual self-evaluation process and any Board communications with shareholders. In addition, the Nominating and Corporate Governance Committee reviews and makes recommendations to our Board for the compensation of our non-employee directors. Our Board has adopted a Nominating and Corporate Governance Committee Charter that is available on the Corporate Governance page of the Investor Relations section of our website at www.flex.com.

The goal of the Nominating and Corporate Governance Committee is to ensure that our Board possesses a variety of perspectives and skills derived from high-quality business and professional experience. In connection with this goal, the Nominating and Corporate Governance Committee engages in Board succession planning by assessing the need to expand the size or expertise of the Board and the likelihood that a prospective nominee would possess the relevant skills and experience. Although the Board does not have a formal policy on diversity, the Nominating and Corporate Governance Committee seeks to achieve a balance and diversity of knowledge, experience and capability on our Board, while maintaining a sense of collegiality and cooperation that is conducive to a productive working relationship within the Board and between the Board and management. Further, the Company and the Nominating and Corporate Governance Committee are committed to actively seek highly-qualified diverse candidates (including diversity of experience, expertise, gender, race, and ethnicity) for consideration when the Board undertakes director searches. In addition, the Nominating and Corporate Governance Committee seeks nominees with the highest professional and personal ethics and values, an understanding of our business and industry, a high level of education, broad-based business acumen, and the ability to think strategically. Although the Nominating and Corporate Governance Committee uses these and other criteria to evaluate potential nominees, we have no stated minimum criteria for nominees.

The Nominating and Corporate Governance Committee generally recruits, evaluates and recommends nominees for our Board based upon recommendations by our directors and management or third-party search firms (which the Company retains from time to time to help identify potential candidates). During fiscal year 2019, the Nominating and Corporate Governance Committee received recommendations from the Board and engaged a third-party search firm to assist it in identifying and assessing potential director candidates.  Ms. Greenthal and Mr. Stevens were identified as potential directors by such third-party search firm.  The Nominating and Corporate Governance Committee will also consider recommendations submitted by our shareholders. The Nominating and Corporate Governance Committee does not have different standards for evaluating nominees depending on whether they are proposed by our directors and management or by our shareholders. Shareholders can recommend qualified candidates for our Board to the Nominating and Corporate Governance Committee by submitting recommendations to our corporate secretary at Flex Ltd., 2 Changi South Lane, Singapore 486123. Submissions that are received and meet the criteria outlined above will be forwarded to the Nominating and Corporate Governance Committee for review and consideration. Shareholder recommendations for our 2020 annual general meeting should be made not later than March 12, 2020 to ensure adequate time for meaningful consideration by the Nominating and Corporate Governance Committee.

To date, we have not received any such recommendations from our shareholders for the 2019 annual general meeting.

The Nominating and Corporate Governance Committee also reviews and makes recommendations to our Board for the compensation of our non-employee directors. To assist the Nominating and Corporate Governance Committee in its periodic review of director compensation, our management provides director compensation data compiled from the annual reports and proxy statements of companies in our peer comparison group. In addition, the Nominating and Corporate Governance Committee retained Mercer to assist the Nominating and Corporate Governance Committee in its review of our non-employee director compensation program. This review was conducted to establish whether the compensation paid to our non-employee directors was competitive when compared to the practices of our peer group of companies. The Nominating and Corporate Governance Committee reviewed, among other things, the existing cash compensation of our non-employee directors, and the grant date fair value of restricted share unit awards. The Nominating and Corporate Governance Committee, with the assistance of Mercer, has also taken into consideration compensation trends for outside directors and the implementation of our share ownership guidelines for non-employee directors. The current compensation payable to our non-employee directors and our Chairman of the Board is discussed in the section below captioned “Non-Management Directors’ Compensation for Fiscal Year 2019.”

Director Share Ownership Guidelines

At the recommendation of the Compensation Committee, our Board of Directors adopted share ownership guidelines for our non-employee directors in July 2009, which our Board amended in 2017. The share ownership guidelines encourage our non-employee directors to hold a minimum number of our Ordinary Shares equivalent to four (4) times the annual cash retainer provided to non-employee directors. The guidelines encourage our non-employee directors to reach this goal within five years from the date of their election to our Board of Directors and to hold at least such minimum value in shares for as long as he or she serves on our Board. All of our non-employee directors have already met the minimum requirements of the share ownership guidelines or are on target to be in compliance with the requirements of the guidelines.

CORPORATE SUSTAINABILITY

Sustainability remains central to who we are and how we operate. Our sustainability governance principles form a core part of our business operations. Through innovation and smart technologies, our sustainable solutions positively impact people and the environment. Our commitment helps customers, partners, and other businesses increase their own efforts to build a more sustainable future.

Sustainability Governance

The Audit Committee of our Board of Directors has oversight of the Corporate Sustainability Program. Sustainability updates are delivered regularly to our executive management team. The Corporate Sustainability Leadership Committee, a multidisciplinary group comprised by global directors and managers (including operations, customer facing, supply chain, regulatory compliance, metrics and communications managers), meets semi-annually to share information with individuals across various organizations who are directly responsible for implementing sustainability initiatives.

Sustainability Strategy

We focus our commitments, policies, management system, multiyear goals, programs, and initiatives on five cornerstones that drive sustainability across the Company and our value chain: people, community, environment, innovation, and integrity.

People	Community	Environment	Innovation	Integrity
We provide decent work for all Flex employees, respecting their dignity and striving to advance human rights around the world.	We work with nonprofits, community leaders, and governments to promote inclusive and sustainable economic growth, employment, and decent work for all.	We apply appropriate management practices and technology measures to protect the environment, conserve energy and natural resources, and prevent pollution.	Our sustainable solutions positively impact people and the environment.	Our corporate compliance program integrates our obligations and commitment to integrity into our day-to-day business practices.

Our strategy and global efforts, expressed through these sustainability cornerstones and our multi-year Flex 20 by 2020 Goals, are aligned with the principles set forth in the United Nations Global Compact (UNGC), and the 2030 Sustainable Development Goals (“SDGs”).  While our global efforts contribute to most of our progress on the SDGs, we have prioritized our efforts and focused on decent work, quality education, clean energy and responsible consumption and production in calendar year 2018.

Social and Environmental Management System

We are achieving social and environmental compliance through a robust management system that consolidates several management systems into one, and incorporates current environmental, labor, human rights, health, safety, ethics, and Responsible Business Alliance requirements.

Supply Chain

We are committed to monitoring and complying continuously with social and environmental requirements across the supply chain. We require our suppliers to have a management system in place to ensure compliance and to mitigate potential risks.

Our Sustainable Solutions

Flex has been improving healthcare for both patients and providers for the last 20 years, by designing, developing and connecting smarter healthcare devices and solutions. NEXTracker, a Flex company, is helping fuel the renewable energy transformation by designing and building some of the most advanced solar trackers and energy storage systems in the industry. Since 2012, Sintronics, a Flex founded company, transforms various waste streams into raw material that can be used to manufacture new products. This restorative and regenerative methodology is one of the key examples of a new economic sector, known as the Circular Economy.

Key Achievements in Calendar Year 2018

People	• We achieved an incident rate equal to 0.43, an annual reduction of 14% with respect to the previous year.

Community	• Since 2014, we have volunteered more than 200,000 hours globally. • We provided financial and emergency response relief to four locations around the globe affected by natural disasters.

Environment

•                In six years, as part of our saving energy program, we have manufactured and installed over 113,000 LED light fixtures, reducing 61,000 CO2e per year.

•                We have supported the mitigation of over 69,000 CO2e through certified emission reductions (CERs) of projects in Brazil, China and India.

•                Since 2016, our renewable energy capacity increased by more than 30%.

Innovation	• Since 2016, we have manufactured enough solar PV modules and solar trackers to power the equivalent of 3.2 million homes.

Integrity	• 97% of our employees completed the Code of Business Conduct and Ethics online training.

Management System	• We have deployed our social and environmental management system across all our sites and 49% of our sites have been audited. Our goal is to audit 100% of our manufacturing sites by 2020.

Supply Chain	• 97% of our new suppliers have been screened on social and environmental criteria.

Further information can be found in our annual sustainability executive and GRI reports, as well as the Flex 20 by 2020 bi-annual report posted in flex.com/about/sustainability.

Part III—Proposals to be Considered at the 2019 Annual General Meeting of Shareholders
Non-Management Directors’ Compensation for Fiscal Year 2019

NON-MANAGEMENT DIRECTORS’ COMPENSATION FOR FISCAL YEAR 2019

The key objective of our non-employee directors’ compensation program is to attract and retain highly qualified directors with the necessary skills, experience and character to oversee our management. By using a combination of cash and equity-based compensation, the compensation program is designed to recognize the time commitment, expertise and potential liability relating to active Board service, while aligning the interests of our Board of Directors with the long-term interests of our shareholders. In accordance with the policy of our Board of Directors, we do not pay management directors for Board service in addition to their regular employee compensation. For a discussion of the compensation paid to our management directors, Mr. McNamara and Ms. Advaithi, for services provided as our CEO, see the sections of this joint proxy statement entitled “Compensation Discussion and Analysis” and “Executive Compensation.”

In addition to the compensation provided to our non-employee directors, which is detailed below, each non-employee director is reimbursed for any reasonable out-of-pocket expenses incurred in connection with attending in-person meetings of the Board of Directors and Board committees, as well as for any fees incurred in attending continuing education courses for directors.

Fiscal Year 2019 Annual Cash Compensation

Under the Singapore Companies Act, we may only provide cash compensation to our non-employee directors for services rendered in their capacity as directors with the prior approval of our shareholders at a general meeting. Our shareholders approved the current cash compensation arrangements for our non-employee directors at our 2009, 2011, 2014, and 2017 annual general meetings. The current arrangements include the following compensation:

•           annual cash compensation of $90,000, payable quarterly in arrears to each non-employee director for services rendered as a director;

•           additional annual cash compensation of $50,000, payable quarterly in arrears to the Chairman of the Board of Directors for services rendered as Chairman of the Board (in addition to the regular cash compensation payable to a member of the Board for services rendered as a director and for service on any Board committee, including service as Chairman of any Board committee);

•           additional annual cash compensation of $40,000, payable quarterly in arrears to the Chairman of the Audit Committee for services rendered as Chairman of the Audit Committee;

•           additional annual cash compensation of $15,000, payable quarterly in arrears to each member who serves on the Audit Committee (including the Chairman of the Audit Committee) for participation on the Audit Committee;

•           additional annual cash compensation of $40,000, payable quarterly in arrears to the Chairman of the Compensation Committee for services rendered as Chairman of the Compensation Committee;

•           additional annual cash compensation of $15,000, payable quarterly in arrears to each member who serves on the Compensation Committee (including the Chairman of the Compensation Committee) for participation on the Compensation Committee;

•           additional annual cash compensation of $15,000, payable quarterly in arrears to the Chairman of the Nominating and Corporate Governance Committee for services rendered as Chairman of the Nominating and Corporate Governance Committee;

•           additional annual cash compensation of $8,000, payable quarterly in arrears to each member who serves on the Nominating and Corporate Governance Committee (including the Chairman of the Nominating and Corporate Governance Committee) for participation on the Nominating and Corporate Governance Committee; and

•           additional annual cash compensation of $5,000 payable quarterly in arrears to each of our non-employee directors for participation on each standing committee other than the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee (of which there are currently none).

The cash compensation of non-employee directors who serve less than a full quarter is pro-rated for the number of days actually served. Non-employee directors do not receive any non-equity incentive compensation, or participate in any pension plan or deferred compensation plan.

At our 2013 annual general meeting of shareholders, our shareholders approved a change in the structure of our non-employee director compensation program that allows our non-employee directors to receive their compensation in the form of Company shares, cash, or a combination thereof at the election of each director. Each non-employee director can elect to receive his or her annual retainer and committee compensation, or any portion thereof, in the form of fully-vested, unrestricted shares of the Company. A director making such election will receive shares having an aggregate value equal to the portion of compensation elected to be received in shares, valued at the closing price of our shares on the date the compensation would otherwise be paid in cash.

Fiscal Year 2019 Equity Compensation

Yearly Restricted Share Unit Awards

Under the terms of the discretionary restricted share unit grant provisions of our 2017 Equity Incentive Plan, which we refer to as the 2017 Plan, each non-employee director is eligible to receive grants of restricted share unit awards at the discretion of our Board of Directors. In accordance with the compensation program recommended by the Nominating and Corporate Governance Committee and approved by the Board, each non-employee director receives, following each annual general meeting of the Company, a yearly restricted share unit award consisting of such number of shares having an aggregate fair market value of $185,000 on the date of grant. These yearly restricted share unit awards vest in full on the date immediately prior to the date of the next year’s annual general meeting. During fiscal year 2019, each non-employee director (other than Ms. Greenthal and Mr. Stevens, who received Initial Awards, as described below) received a restricted share unit award covering 13,868 Ordinary Shares under this program.

Initial Awards

Upon initially becoming a director of the Company, each non-employee director receives a pro-rated share of the yearly restricted share unit award granted to our directors, which is discussed above. The pro-rated award vests on the date immediately prior to the date of our next annual general meeting and is based on the amount of time that the director serves on the Board until such date. During fiscal year 2019, each of Ms. Greenthal and Mr. Stevens received a restricted share unit award covering 17,557 Ordinary Shares under this program.

Discretionary Grants

Under the terms of the discretionary option grant provisions of the 2017 Plan, non-employee directors are eligible to receive share options granted at the discretion of the Compensation Committee. No director received share options pursuant to the discretionary grant program during fiscal year 2019.

Compensation for the Non-Employee Chairman of the Board

Our non-executive Chairman is entitled to receive, following each annual general meeting of the Company, (i) the $50,000 in additional annual cash compensation described above, payable quarterly in arrears, and (ii) an additional yearly restricted share unit award that consists of such number of shares having an aggregate fair market value of $50,000 on the date of grant, which vests on the date immediately prior to the date of the next year’s annual general meeting. Following the 2018 annual general meeting, our non-executive Chairman of the Board received a restricted share unit award  covering 3,748 Ordinary Shares under the equity portion of this program.  Additionally, in December 2018, the Chairman received 47,776 restricted share units in recognition of Mr. Capellas’s assistance in the CEO transition and onboarding.

Our Chairman of the Board is also eligible to receive all other compensation payable to our non-employee directors for his service as a member of the Board.

In addition, our Chairman of the Board is entitled to receive the regular cash compensation payable to a member of the Board for service on any Board committees, including service as chairman of any Board committees. Our non-executive Chairman of the Board currently serves as the Chairman of the Nominating and Corporate Governance Committee.

In connection with his appointment as Chairman of the Board and as Chairman and member of the Nominating and Corporate Governance Committee in June 2017, Mr. Capellas elected, in lieu of cash compensation, to receive fully vested Ordinary Shares of the Company under the director share election program for those positions. Mr. Capellas previously elected to receive fully vested Ordinary Shares of the Company in lieu of his cash compensation for serving as a director and a member of the Compensation Committee.

While Company aircraft are generally used for Company business only, our Chairman of the Board may be permitted to use Company aircraft for personal travel, provided that Company aircraft are not needed for business purposes at such time. In such cases, the Chairman is required to reimburse the Company for the incremental costs related to his use of the aircraft. We calculate the incremental cost to the

Company for use of the Company aircraft by using an hourly rate for each flight hour, which rate is based on the variable operational costs of each flight.

Director Summary Compensation in Fiscal Year 2019

The following table sets forth the fiscal year 2019 compensation for our non-employee directors.

Name	Fees Earned or Paid in Cash ($)(1)	Share Awards ($)(2)	Total ($)
Michael D. Capellas(3)	$—	$799,767	$799,767
Jill A. Greenthal(4)	$45,000	$139,754	$184,754
Jennifer Li(5)	$59,573	$211,244	$270,817
Marc A. Onetto	$105,000	$184,999	$289,999
Daniel H. Schulman(6)	$76,500	$—	$76,500
Willy C. Shih, Ph.D.	$105,000	$184,999	$289,999
Charles K. Stevens, III(4)	$52,500	$139,754	$192,254
Lay Koon Tan(7)	$—	$289,973	$289,973
William D. Watkins	$141,000	$184,999	$325,999
Lawrence A. Zimmerman	$153,000	$184,999	$337,999

(1)	This column represents the amount of cash compensation earned in fiscal year 2019 for Board and committee service.

(2)

This column represents the grant date fair value of restricted share unit awards granted in fiscal year 2019 in accordance with FASB ASC Topic 718. The grant date fair value of restricted share unit awards is the closing price of our Ordinary Shares on the date of grant. For additional information regarding the assumptions made in calculating the amounts reflected in this column, see Note 4 to our audited consolidated financial statements for the fiscal year ended March 31, 2019, “Share-Based Compensation,” included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2019. No option awards were granted in fiscal year 2019.

(3)

In lieu of his cash compensation, Mr. Capellas elected to receive fully vested Ordinary Shares of the Company under the director share election program for his Board and Committee service. During fiscal year 2019, Mr. Capellas received 13,693 restricted shares units under the share election program, the value of which is reflected in the table above under “Share Awards.” The “Share Awards” amount for Mr. Capellas reflects the award of 47,776 restricted share units made to Mr. Capellas in December of 2018 in recognition of Mr. Capellas’s assistance in the CEO transition.

(4)	Ms. Greenthal and Mr. Stevens were appointed to the Board of Directors on November 14, 2018.

(5)

In lieu of half of her cash compensation, Ms. Li elected to receive fully vested Ordinary Shares of the Company under the director share election program for her Board and Committee service, earned beginning with the date following the 2018 annual general meeting. During fiscal year 2019, Ms. Li received 2,753 restricted shares units under the share election program, the value of which is reflected in the table above under “Share Awards.”

(6)	Mr. Schulman retired from the Board of Directors effective as of the conclusion of the 2018 annual general meeting.

(7)

In lieu of his cash compensation, Mr. Tan elected to receive fully vested Ordinary Shares of the Company under the director share election program for his Board and Committee service. During fiscal year 2019, Mr. Tan received 8,820 restricted shares units under the share election program, the value of which is reflected in the table above under “Share Awards.”

The table below shows the aggregate number of Ordinary Shares underlying unvested restricted share units held by our non-employee directors as of the 2019 fiscal year-end:

Name	Number of Ordinary Shares Underlying Outstanding Restricted Share Units (#)
Michael D. Capellas	65,392
Jill A. Greenthal(1)	17,557
Jennifer Li	13,868
Marc A. Onetto	13,868
Willy C. Shih, Ph.D.	13,868
Charles K. Stevens, III(1)	17,557
Lay Koon Tan	13,868
William D. Watkins	13,868
Lawrence A. Zimmerman	13,868

(1)         Ms. Greenthal and Mr. Stevens were appointed to the Board of Directors on November 14, 2018.

The directors do not hold any share options.

Change of Control and Termination Provisions

All of our non-employee directors have outstanding restricted share unit awards granted under the terms of the 2017 Plan. Equity awards to our directors are currently granted under the 2017 Plan, the adoption of which was approved by our shareholders at our 2017 annual general meeting. In the event of a dissolution or liquidation of the Company or if we are acquired by merger or asset sale or in the event of other change of control events, the treatment of outstanding restricted share units granted under the 2017 Plan is as described in the section entitled “Potential Payments upon Termination or Change in Control.”

Part III—Proposals to be Considered at the 2019 Annual General Meeting of Shareholders

AGM Proposal No. 3: Re-Appointment of Independent Auditors for Fiscal Year 2020

AGM PROPOSAL NO. 3: RE-APPOINTMENT OF INDEPENDENT AUDITORS FOR FISCAL YEAR 2020 AND AUTHORIZATION OF OUR BOARD TO FIX THEIR REMUNERATION

Our Audit Committee has approved, subject to shareholder approval, the re-appointment of Deloitte & Touche LLP, which has been the Company’s independent registered public accounting firm since 2002, as the Company’s independent registered public accounting firm to audit our financial statements and records for the fiscal year ending March 31, 2020, and to perform other appropriate services. In addition, pursuant to Section 205(16) of the Companies Act, our Board of Directors is requesting that the shareholders authorize the directors, upon the recommendation of the Audit Committee, to fix the auditors’ remuneration for services rendered through the 2020 annual general meeting. We expect that a representative from Deloitte & Touche LLP will be present at the 2019 annual general meeting. This representative will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

The Company has been advised by Deloitte & Touche LLP that neither it nor any of its associates has any direct or material indirect financial interest in the Company.

Principal Accountant Fees and Services

Set forth below are the aggregate fees billed by our principal accounting firm, Deloitte & Touche LLP, a member firm of Deloitte Touche Tohmatsu, and its respective affiliates for services performed during fiscal years 2019 and 2018. All audit and permissible non-audit services reflected in the fees below were pre-approved by the Audit Committee in accordance with established procedures.

	Fiscal Year
	2019	2018
	(in millions)
Audit Fees	$11.1	$10.6
Audit-Related Fees	0.1	0.7
Tax Fees	1.3	0.9
All Other Fees	0.0	0.1
Total	$12.5	$12.3

Audit Fees consist of fees for professional services rendered by our independent registered public accounting firm for the audit of our annual consolidated financial statements included in our Annual Report on Form 10-K (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and the review of our consolidated financial statements included in our Quarterly Reports on Form 10-Q. These fees include fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as comfort letters, statutory audits, consents and the review of documents filed with the SEC and, for fiscal year 2018, also include fees incurred in connection with the independent investigation conducted by the Audit Committee.

Audit-Related Fees consist of fees for assurance and related services by our independent registered public accounting firm that are reasonably related to the performance of the audit and not included in Audit Fees. For fiscal year 2018, these fees include, among other items, fees associated with the implementation of Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers.

Tax Fees consist of fees for professional services rendered by our independent registered public accounting firm for tax compliance, tax advice, and tax planning services, including assistance regarding federal, state and international tax compliance, return preparation, tax audits and customs and duties.

All Other Fees consist of fees for professional services rendered by our independent registered public accounting firm for permissible non-audit services.

Audit Committee Pre-Approval Policy

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Our Audit Committee has determined that the provision of non-audit services under appropriate circumstances may be compatible with maintaining the independence of Deloitte & Touche LLP, and that all such services provided by Deloitte & Touche LLP to us in the past were compatible with maintaining such independence. The Audit Committee is sensitive to the concern that some non-audit services, and related fees, could impair independence and the Audit Committee believes it important that independence be maintained. However, the Audit Committee also recognizes that in some areas, services that are identified by the relevant regulations as “tax fees” or “other fees” are sufficiently related to the audit work performed by Deloitte & Touche LLP that it would be highly inefficient and unnecessarily expensive to use a separate firm to perform those non-audit services. The Audit Committee intends to evaluate each such circumstance on its own merits, and to approve the performance of non-audit services where it believes efficiency can be obtained without meaningfully compromising independence.

The Board recommends a vote “FOR” the re-appointment of Deloitte & Touche LLP as our independent auditors for fiscal year 2020 and authorization of the Board, upon the recommendation of the Audit Committee, to fix their remuneration.

Part III—Proposals to be Considered at the 2019 Annual General Meeting of Shareholders

Audit Committee Report

AUDIT COMMITTEE REPORT

The information contained under this “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended, which we refer to as the Securities Act, or under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, or be subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate this information by reference into any such filing.

The Audit Committee assists our Board of Directors in overseeing financial accounting and reporting processes and systems of internal controls. The Audit Committee also evaluates the performance and independence of our independent registered public accounting firm. The Audit Committee operates under a written charter, a copy of which is available on the Corporate Governance page of the Investor Relations section of our website at www.flex.com. Under the written charter, the Audit Committee must consist of at least three directors, all of whom must be “independent” as defined by the Exchange Act and the rules of the SEC and Nasdaq. The members of the Audit Committee during fiscal year 2019 were Messrs. Onetto, Stevens, Watkins, and Zimmerman and Ms. Li, each of whom is an independent director.

Our financial and senior management supervise our systems of internal controls and the financial reporting process. Our independent auditors perform an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and express an opinion on these consolidated financial statements. In addition, our independent auditors express their own opinion on the effectiveness of our internal control over financial reporting. The Audit Committee monitors these processes.

The Audit Committee has reviewed and discussed with both the management of the Company and our independent auditors our audited consolidated financial statements for the fiscal year ended March 31, 2019, as well as management’s assessment and our independent auditors’ evaluation of the effectiveness of our internal control over financial reporting as of March 31, 2019. Our management represented to the Audit Committee that our audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee also discussed with our independent auditors the matters required to be discussed by the applicable rules of the Public Company Accounting Oversight Board and the SEC. The Audit Committee also has discussed with our independent auditors the firm’s independence from Company management and the Company, and reviewed the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has also considered whether the provision of non-audit services by our independent auditors is compatible with maintaining the independence of the auditors. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. All audit and permissible non-audit services performed by our independent auditors during fiscal years 2019 and 2018 were pre-approved by the Audit Committee in accordance with established procedures.

Based on the Audit Committee’s discussions with the management of the Company and our independent auditors and based on the Audit Committee’s review of our audited consolidated financial statements together with the reports of our independent auditors on the consolidated financial statements and the representations of our management with regard to these consolidated financial statements, the Audit Committee recommended to the Company’s Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2019, which was filed with the SEC on May 21, 2019.

Submitted by the Audit Committee of the Board of Directors:

Lawrence A. Zimmerman

Marc A. Onetto

Charles K. Stevens, III

Part III—Proposals to be Considered at the 2019 Annual General Meeting of Shareholders

AGM Proposal No. 4: Ordinary Resolution to Authorize Ordinary Share Issuances

AGM PROPOSAL NO. 4: ORDINARY RESOLUTION TO AUTHORIZE ORDINARY SHARE ISSUANCES

We are incorporated in the Republic of Singapore. Under Singapore law, our directors may only issue Ordinary Shares and make or grant offers, agreements, options or performance share units or restricted share units that might or would require the issuance of Ordinary Shares, with the prior approval from our shareholders. We are submitting this proposal because we are required to do so under the laws of Singapore before we can issue any Ordinary Shares in connection with our equity compensation plans, possible future strategic transactions, or public and private offerings.

If this proposal is approved, and unless revoked or varied by the Company in general meeting, the authorization would be effective from the date of the 2019 annual general meeting until the earlier of (i) the conclusion of the 2020 annual general meeting or (ii) the expiration of the period within which the 2020 annual general meeting is required by law to be held. Under the Companies Act, the 2020 annual general meeting is required to be held within six months after the date of our 2020 fiscal year end, (except that Singapore law allows for a one-time application for an extension of up to a maximum of two months to be made with the Singapore Accounting and Corporate Regulatory Authority).  Please see the proposal set forth for our extraordinary general meeting of shareholders to be held immediately preceding our 2019 annual general meeting for details on proposed changes to the 2016 Constitution regarding the timing of annual general meetings.

Our Board believes that it is advisable and in the best interests of our shareholders for our shareholders to authorize our directors to issue Ordinary Shares and to make or grant offers, agreements, options or performance share units or restricted share units that might or would require the issuance of Ordinary Shares. In the past, the Board has issued shares or made agreements that would require the issuance of new Ordinary Shares in the following situations:

•             in connection with strategic transactions and acquisitions;

•             pursuant to public and private offerings of our Ordinary Shares as well as instruments convertible into our Ordinary Shares; and

•             in connection with our equity compensation plans and arrangements.

If this proposal is not approved, we would not be permitted to issue any new Ordinary Shares, including shares issuable pursuant to compensatory equity awards (other than shares issuable on exercise or settlement of outstanding options, performance share units, restricted share units and other instruments convertible into or exercisable for Ordinary Shares, which were previously granted when the previous shareholder approved share issue mandates were in force). If we are unable to rely upon equity as a component of compensation, we would have to review our compensation practices, and would likely have to substantially increase cash compensation to retain key personnel.

Notwithstanding this general authorization to issue our Ordinary Shares, we will be required to seek shareholder approval with respect to future issuances of Ordinary Shares where required under the rules of Nasdaq, such as where the Company proposes to issue Ordinary Shares that will result in a change in control of the Company or in connection with a private offering involving the issuance of Ordinary Shares representing 20% or more of our outstanding Ordinary Shares at a price less than the lower of the closing price or the five-day average closing price of our Ordinary Shares.

Our Board expects that we will continue to issue Ordinary Shares and grant options, performance share unit awards and restricted share unit awards in the future under circumstances similar to those in the past. As of the date of this joint proxy statement, other than issuances of Ordinary Shares or agreements that would require the issuance of new Ordinary Shares in connection with our equity compensation plans and arrangements, we have no specific plans, agreements or commitments to issue any Ordinary Shares for which approval of this proposal is required. Nevertheless, our Board believes that it is advisable and in the best interests of our shareholders for our shareholders to provide this general authorization in order to avoid the delay and expense of obtaining shareholder approval at a later date and to provide us with greater flexibility to pursue strategic transactions and acquisitions and raise additional capital through public and private offerings of our Ordinary Shares as well as instruments convertible into our Ordinary Shares.

If this proposal is approved, our directors would be authorized to issue, during the period described above, Ordinary Shares subject only to applicable Singapore laws and the rules of Nasdaq. The issuance of a large number of Ordinary Shares could be dilutive to existing shareholders or reduce the trading price of our Ordinary Shares on Nasdaq.

We are not submitting this proposal in response to a threatened takeover. In the event of a hostile attempt to acquire control of the Company, we could seek to impede the attempt by issuing Ordinary Shares, which may dilute the voting power of our existing shareholders. This could also have the effect of impeding the efforts of our shareholders to remove an incumbent director and replace him with a new director of their choice. These potential effects could limit the opportunity for our shareholders to dispose of their Ordinary Shares at the premium that may be available in takeover attempts.

The Board recommends a vote “FOR” the resolution to authorize Ordinary Share issuances.

Part III—Proposals to be Considered at the 2019 Annual General Meeting of Shareholders

AGM Proposal No. 5: Non-Binding, Advisory Resolution on Executive Compensation

AGM PROPOSAL NO. 5: NON-BINDING, ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking our shareholders to approve, in a non-binding, advisory vote, the compensation of our named executive officers (NEOs) as reported in this joint proxy statement in the Compensation Discussion and Analysis and in the compensation tables and accompanying narrative disclosure under “Executive Compensation.” Our named executive officers are identified in the Compensation Discussion and Analysis.

As a general matter, our Compensation Committee continually seeks to have a compensation philosophy that emphasizes paying for performance. Key aspects of the philosophy are to:

•                  Emphasize at-risk compensation;

•                  Establish market-based, responsible target pay;

•                  Balance performance-based metrics and measurement time frames; and

•                  Place emphasis on long-term performance.

The Compensation Committee periodically assesses our compensation programs to ensure that they are appropriately aligned with our business strategy and are achieving their objectives. The Compensation Committee regularly reviews our compensation programs and peer company data and best practices in the executive compensation area. In past years, the Compensation Committee has recommended and our Board has approved changes in our compensation policies and practices in order to align with best practices. Overall, the Compensation Committee has sought to weight a higher percentage of our executives’ total direct compensation to performance-based and long-term components.

Performance Highlights For Fiscal Year 2019

During fiscal year 2019, we achieved positive results on several fronts, improving the quality of our sales mix, expanding margins, returning to positive free cash flow generation, and streamlining our investment portfolio.  Our CEC segment delivered year over year revenue growth of 8% and our IEI segment delivered year over year revenue growth of 4%.  Key financial highlights from the fiscal year include(2):

•                  We achieved net sales of $26.2 billion, an increase of 3% compared to the prior year.

•                  Adjusted operating income was: $872 million, an 11% increase as compared with fiscal 2018.  Adjusted net income followed a similar path and was $603 million, a 3% increase over the previous year.

•                  We delivered adjusted EPS of $1.14 per share, a 4.6% increase compared with the prior year.

•                  We delivered on our commitment to return over 50% of free cash flow to shareholders, with $189 million of shares repurchased in fiscal year 2019.

Pay and Performance Alignment For Fiscal Year 2019

Our compensation philosophy is to reward above-target performance when achieved, and below target (including paying zero) when targeted results are not delivered.  We also seek to deliver a significant portion of executive pay in the form of equity awards, which are directly aligned with value delivered to shareholders.

With fiscal year 2019 performance results below our targeted levels, pay outcomes and expectations for Flex’s NEOs were negatively impacted accordingly. Highlights include:

•                We maintained all NEOs’ base salaries with no increase, other than Mr. Offer, who received a 10% increase in the fourth quarter of fiscal year 2019 based upon exceptional contributions in a period of significant transition and assumption of additional duties.  Base salaries were positioned in the aggregate at approximately the peer group median.

•                In light of financial performance, the Board, upon the recommendation of the Compensation Committee, reduced PSU and service-based RSU awards granted to the NEOs on June 19, 2018 by 15%.

•                Based on overall financial results that were below targeted performance levels, fiscal year 2019 bonuses paid out at approximately 66% of target for corporate level NEOs, with two business unit

(2)  See Annex B to this joint proxy statement for a reconciliation of non-GAAP and GAAP financial measures.

leaders (Messrs. Humphries and Britt) exceeding total corporate results with payouts at 104.4% and 130.1% of target, respectively, based on strong business unit results.

•                We paid out the long-term relative total shareholder return (TSR) PSU cycle that closed during fiscal year 2019 at 100% of target in June 2018 based upon TSR results that were at the 50th percentile over the three-year performance cycle that began in June 2015.

•                The Flex fiscal year 2017 – 2019 FCF PSU and long-term cash incentive cycle did not provide any payout as cumulative FCF results over the three-year period were below the threshold levels.

•     Based on Flex’s closing share price as of March 29, 2019, the relative TSR award cycles as of the end of fiscal year 2019 (2016-2019, 2017-2020, and 2018-2021) are projected to have no payout unless Flex experiences significant share price improvement going forward.

•                In an effort to further align executive compensation with shareholder value delivered, we shifted away from a previous long term incentive plan (LTIP) structure that measured both cumulative FCF over a multi-year period as well as relative TSR.  For fiscal year 2019, we granted only relative TSR PSUs.

•                We funded the performance-based portion of our then-current NEOs’ deferred compensation plans in fiscal year 2019 with a value that averaged 28.6% of our then-current NEOs’ respective base salaries, which was below target.

•                We provided a responsible CEO retirement package to Mr. McNamara in connection with his retirement that limited exit payments primarily to required plan-based awards.

•                To ensure leadership continuity during the CEO transition, we provided retention equity awards to the other NEOs that consist of a combination or performance- and time-based awards.  In addition, we implemented a formal, market-aligned, executive severance plan to provide clarity on the treatment of terminations in the event of various forms of departure from the Company.

•                We established a compensation approach for our new CEO with a high degree of market alignment and included transition awards that were limited to make-whole values from her previous role. Key elements of the go-forward CEO compensation program include:

—         Base salary of $1,150,000, somewhat below market median.

—         Target annual bonus of 150% of salary (a pro-rata portion will be paid at target for her short time in the CEO role during fiscal year 2019).

—         A fiscal year 2020 equity grant of $7.5 million which will be aligned with the overall Flex executive compensation program and will have 50% of the grant date value in the form of relative TSR PSUs.

—         Resulting target total annual compensation is below the median of Flex’s peers.

Prior Say-on-Pay Advisory Vote Results and Shareholder Engagement

In the normal course of Flex’s business, we have communications with shareholders about both our business and our executive compensation programs. Flex initiated an elevated level of shareholder outreach in fiscal year 2019.  During fiscal year 2019, we interacted with holders of approximately 64% of our share voting power. We proposed a “say-on-pay” advisory vote on executive compensation at our 2018 annual general meeting held on August 16, 2018. The advisory vote received the support of approximately 85% of the votes cast at the 2018 annual general meeting. Based on both the outcome of the “say-on-pay advisory vote” and our discussions with shareholders, we continue to believe that the underlying structure and implementation of our executive compensation program is sound and provides proper pay-for-performance alignment. We are focused on tightly managing our overall share grant levels relative to performance delivered, which we have done and will continue to do (see the section entitled “Responsible Share Granting Approach” below). We took pro-active steps to reduce fiscal year 2019 equity grant levels for NEOs based various factors, and our pay programs continue to align pay and performance as demonstrated by our performance-based long-term incentive programs projecting no payouts for current in-process award cycles. Based on our favorable prior “say-on-pay” results, shareholder feedback on existing programs, and our review of the alignment of our pay program design with our financial results, we continued the structure of our fiscal year 2018 compensation programs in fiscal year 2019. The most significant change made was to improve alignment with shareholders, where 100% of our performance-based long-term incentive awards now measure relative TSR versus the S&P 500.  Going forward, we will continue to evaluate our alignment between our compensation strategy and our business objectives and financial results, with a strong focus on ensuring that the pay programs reinforce the need to achieve strong performance levels and shareholder value growth.

We urge shareholders to carefully read the Compensation Discussion and Analysis section of this joint proxy statement to review the correlation between the compensation of our named executive officers and our performance. The Compensation Discussion and Analysis also describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. We also encourage you to read the Summary Compensation Table and the other related compensation tables and narrative that follow the Compensation Discussion and Analysis, which provide detailed information on the compensation of our named executive officers.

While the vote on this resolution is advisory and not binding on the Company, each of the Compensation Committee and the Board values the opinions of our shareholders and will consider the outcome of the vote on this resolution when making decisions regarding future executive compensation arrangements. We have held a say-on-pay advisory vote on an annual basis since 2011.

The Board recommends a vote “FOR” the approval of the non-binding, advisory resolution on executive compensation.

Part III—Proposals to be Considered at the 2019 Annual General Meeting of Shareholders

AGM Proposal No. 6: Ordinary Resolution to Renew the Share Purchase Mandate

AGM PROPOSAL NO. 6: ORDINARY RESOLUTION TO RENEW THE SHARE PURCHASE MANDATE

Our purchases or acquisitions of our Ordinary Shares must be made in accordance with, and in the manner prescribed by, the Singapore Companies Act, the applicable listing rules of Nasdaq and such other laws and regulations as may apply from time to time.

Singapore law requires that we obtain shareholder approval of a “general and unconditional share purchase mandate” given to our directors if we wish to purchase or otherwise acquire our Ordinary Shares. This general and unconditional mandate is referred to in this joint proxy statement as the Share Purchase Mandate, and it allows our directors to exercise all of the Company’s powers to purchase or otherwise acquire our issued Ordinary Shares on the terms of the Share Purchase Mandate.

Although our shareholders approved a renewal of the Share Purchase Mandate at the annual general meeting of shareholders held in 2018, the Share Purchase Mandate renewed at the annual general meeting will expire on the date of the 2019 annual general meeting. Accordingly, we are submitting this proposal to seek approval from our shareholders at the annual general meeting for another renewal of the Share Purchase Mandate. Pursuant to the Singapore Companies Act, share repurchases under our share repurchase plans were subject to an aggregate limit of 20% of our issued Ordinary Shares outstanding as of the date of the annual general meeting held on August 16, 2018. On August 16, 2018, the Board authorized the repurchase of up to an aggregate of $500 million of Ordinary Shares of the Company. Until the 2019 annual general meeting, any repurchases would be made under the Share Purchase Mandate renewed at the annual general meeting held in 2018. Commencing on the date of the 2019 annual general meeting, any repurchases may only be made if the shareholders approve the renewal of the Share Purchase Mandate at the annual general meeting. On May 14, 2019, subject to the approval of this Share Repurchase Mandate by the shareholders at the 2019 annual general meeting, the Board authorized a repurchase of up to $500 million of Ordinary Shares of the Company. The share purchase program does not obligate the Company to repurchase any specific number of shares and may be suspended or terminated at any time without prior notice.

If renewed by shareholders at the annual general meeting, the authority conferred by the Share Purchase Mandate will, unless varied or revoked by our shareholders at a general meeting, continue in force until the earlier of the date of the 2020 annual general meeting or the date by which the 2020 annual general meeting is required by law to be held. The 2020 annual general meeting is required to be held under the Companies Act within six months after the date of our 2020 fiscal year end (except that Singapore law allows for a one-time application for an extension of up to a maximum of two months to be made with the Singapore Accounting and Corporate Regulatory Authority). Please see the proposal set forth for our extraordinary general meeting of shareholders to be held immediately preceding our 2019 annual general meeting for details on proposed changes to the 2016 Constitution (the Company’s existing Constitution) regarding the timing of annual general meetings.

The authority and limitations placed on our share purchases or acquisitions under the proposed Share Purchase Mandate, if renewed at the annual general meeting, are summarized below.

Limit on Allowed Purchases

We may only purchase or acquire Ordinary Shares that are issued and fully paid up. The prevailing limitation under the Singapore Companies Act that is currently in force does not permit us to purchase or acquire more than 20% of the total number of our issued Ordinary Shares outstanding at the date of the annual general meeting. Any of our Ordinary Shares that are held as treasury shares will be disregarded for purposes of computing this 20% limitation.

We are seeking approval for our Board of Directors to authorize the purchase or acquisition of our issued Ordinary Shares not exceeding 20% of our total number of issued Ordinary Shares outstanding as of the date of the passing of this proposal (excluding any Ordinary Shares that are held as treasury shares as at that date).

Purely for illustrative purposes, on the basis of 513,926,093 issued Ordinary Shares outstanding as of June 14, 2019, and assuming no additional Ordinary Shares are issued or repurchased on or prior to the date of the annual general meeting, based on the prevailing 20% limit, we would be able to purchase not more than 102,785,219 issued Ordinary Shares pursuant to the proposed renewal of the Share Purchase Mandate.

During fiscal year 2019, we repurchased approximately 17.7 million shares for an approximate aggregate purchase value of $189 million under the Share Purchase Mandate and retired all of these shares. As of June 14, 2019, we had 513,926,093 shares outstanding.

Duration of Share Purchase Mandate

Purchases or acquisitions of Ordinary Shares may be made, at any time and from time to time, on and from the date of approval of the Share Purchase Mandate up to the earlier of:

•             the date on which our next annual general meeting is held or required by law to be held; or

•             the date on which the authority conferred by the Share Purchase Mandate is revoked or varied by our shareholders at a general meeting.

Manner of Purchases or Acquisitions of Ordinary Shares

Purchases or acquisitions of Ordinary Shares may be made by way of:

•             market purchases on Nasdaq or any other stock exchange on which our Ordinary Shares may for the time being be listed and quoted, through one or more duly licensed dealers appointed by us for that purpose; and/or

•             off-market purchases (if effected other than on Nasdaq or, as the case may be, any other stock exchange on which our Ordinary Shares may for the time being be listed and quoted), in accordance with an equal access scheme as prescribed by the Singapore Companies Act.

If we decide to purchase or acquire our Ordinary Shares in accordance with an equal access scheme, our directors may impose any terms and conditions as they see fit and as are in our interests, so long as the terms are consistent with the Share Purchase Mandate, the applicable rules of Nasdaq, the provisions of the Singapore Companies Act and other applicable laws. In addition, an equal access scheme must satisfy all of the following conditions:

•             offers for the purchase or acquisition of Ordinary Shares must be made to every person who holds Ordinary Shares to purchase or acquire the same percentage of their Ordinary Shares;

•             all of those persons must be given a reasonable opportunity to accept the offers made; and

•             the terms of all of the offers must be the same (except differences in consideration that result from offers relating to Ordinary Shares with different accrued dividend entitlements and differences in the offers solely to ensure that each person is left with a whole number of Ordinary Shares).

Purchase Price

The maximum purchase price (excluding brokerage commission, applicable goods and services tax and other related expenses of the purchase or acquisition) to be paid for each Ordinary Share will be determined by our directors. The maximum purchase price to be paid for the Ordinary Shares as determined by our directors must not exceed:

•             in the case of a market purchase, the highest independent bid or the last independent transaction price, whichever is higher, of our Ordinary Shares quoted or reported on Nasdaq or, as the case may be, any other stock exchange on which our Ordinary Shares may for the time being be listed and quoted, or shall not exceed any volume weighted average price, or other price determined under any pricing mechanism, permitted under SEC Rule 10b-18, at the time the purchase is effected; and

•             in the case of an off-market purchase pursuant to an equal access scheme, 105 percent of the average of the closing price per ordinary share over the five consecutive trading days on which our ordinary shares are traded on the Nasdaq Global Select Market, or, as the case may be, any other stock exchange on which our ordinary shares may for the time being be listed and quoted, immediately preceding the date on which we effect the off-market purchase.

Treasury Shares

Under the Singapore Companies Act, Ordinary Shares purchased or acquired by us may be held as treasury shares. Some of the provisions on treasury shares under the Singapore Companies Act are summarized below.

Maximum Holdings. The number of Ordinary Shares held as treasury shares may not at any time exceed 10% of the total number of issued Ordinary Shares.

Voting and Other Rights. We may not exercise any right in respect of treasury shares, including any right to attend or vote at meetings and, for the purposes of the Singapore Companies Act, we shall be treated as having no right to vote and the treasury shares shall be treated as having no voting rights. In addition, no dividend may be paid, and no other distribution of our assets may be made, to the Company in respect of treasury shares, other than the allotment of Ordinary Shares as fully paid bonus shares. A subdivision or consolidation of any treasury share into treasury shares of a greater or smaller amount is also allowed so long as the total value of the treasury shares after the subdivision or consolidation is the same as before the subdivision or consolidation, respectively.

Disposal and Cancellation. Where Ordinary Shares are held as treasury shares, we may at any time:

•             sell the treasury shares for cash;

•             transfer the treasury shares for the purposes of or pursuant to any share scheme, whether for employees, directors or other persons;

•             transfer the treasury shares as consideration for the acquisition of shares in or assets of another company or assets of a person;

•             cancel the treasury shares; or

•             sell, transfer or otherwise use the treasury shares for such other purposes as may be prescribed by the Minister for Finance of Singapore.

Sources of Funds

Only funds legally available for purchasing or acquiring Ordinary Shares in accordance with our Constitution and the applicable laws of Singapore shall be used. We intend to use our internal sources of funds and/or borrowed funds to finance any purchase or acquisition of our Ordinary Shares. Our directors do not propose to exercise the Share Purchase Mandate in a manner and to such an extent that would materially affect our working capital requirements.

The Singapore Companies Act permits us to purchase or acquire our Ordinary Shares out of our capital and/or profits. Acquisitions or purchases made out of capital are permissible only so long as we are solvent for the purposes of Section 76F(4) of the Singapore Companies Act. A company is solvent if, at the date of the payment made in consideration of the purchase or acquisition (which shall include any expenses—including brokerage or commission) the following conditions are satisfied: (a) there is no ground on which the company could be found unable to pay its debts; (b) if it is not intended to commence winding up of the company, the company will be able to pay its debts as they fall due during the period of 12 months immediately after the date of the payment; and (c) the value of the company’s assets is not less than the value of its liabilities (including contingent liabilities) and will not, after the proposed purchase or acquisition, become less than the value of its liabilities (including contingent liabilities).

Status of Purchased or Acquired Ordinary Shares

Any Ordinary Share that we purchase or acquire will be deemed cancelled immediately on purchase or acquisition, and all rights and privileges attached to such Ordinary Share will expire on cancellation (unless such Ordinary Share is held by us as a treasury share). The total number of issued shares will be diminished by the number of Ordinary Shares purchased or acquired by us and which are not held by us as treasury shares.

We will cancel and destroy certificates in respect of purchased or acquired Ordinary Shares as soon as reasonably practicable following settlement of any purchase or acquisition of such Ordinary Shares. Where such Ordinary Shares are purchased or acquired and held by us as treasury shares, we will cancel and issue new certificates in respect thereof.

Financial Effects

Our net tangible assets and the consolidated net tangible assets of our subsidiaries will be reduced by the purchase price (including any expenses) of any Ordinary Shares purchased or acquired and cancelled or held as treasury shares. We do not anticipate that the purchase or acquisition of our Ordinary Shares in accordance with the Share Purchase Mandate would have a material impact on our consolidated financial condition and cash flows.

The financial effects on us and our group (including our subsidiaries) arising from purchases or acquisitions of Ordinary Shares which may be made pursuant to the Share Purchase Mandate will depend on, among other things, whether the Ordinary Shares are purchased or acquired out of our profits and/or capital, the number of Ordinary Shares purchased or acquired, the price paid for the Ordinary Shares and whether the Ordinary Shares purchased or acquired are held in treasury or cancelled.

Under the Singapore Companies Act, purchases or acquisitions of Ordinary Shares by us may be made out of profits and/or our capital so long as the Company is solvent.

Our purchases or acquisitions of our Ordinary Shares may be made out of our profits and/or our capital. Where the consideration (including any expenses) paid by us for the purchase or acquisition of Ordinary Shares is made out of our profits, such consideration (including any expenses such as brokerage or commission) will correspondingly reduce the amount available for the distribution of cash dividends by us. Where the consideration that we pay for the purchase or acquisition of Ordinary Shares is made out of our capital, the amount available for the distribution of cash dividends by us will not be reduced. To date, we have not declared any cash dividends on our Ordinary Shares.

Rationale for the Share Purchase Mandate

We believe that a renewal of the Share Purchase Mandate at the annual general meeting will benefit our shareholders by providing our directors with appropriate flexibility to repurchase Ordinary Shares if the directors believe that such repurchases would be in the best interests of our shareholders. Our decision to repurchase our Ordinary Shares from time to time will depend on our continuing assessment of then-current market conditions, our need to use available cash to finance acquisitions and other strategic transactions, the level of our debt and the terms and availability of financing.

Take-Over Implications

If, as a result of our purchase or acquisition of our issued Ordinary Shares, a shareholder’s proportionate interest in the Company’s voting capital increases, such increase will be treated as an acquisition for the purposes of The Singapore Code on Take-overs and Mergers. If such increase results in a change of effective control, or, as a result of such increase, a shareholder or a group of shareholders acting in concert obtains or consolidates effective control of the Company, such shareholder or group of shareholders acting in concert with a director could become obliged to make a take-over offer for the Company under Rule 14 of The Singapore Code on Take-overs and Mergers.

The circumstances under which shareholders (including directors and persons acting in concert with them respectively) will incur an obligation to make a take-over offer are set forth in Rule 14 of The Singapore Code on Take-overs and Mergers, Appendix 2. The effect of Appendix 2 is that, unless exempted, shareholders will incur an obligation to make a take-over offer under Rule 14 if, as a result of the Company purchasing or acquiring our issued Ordinary Shares, the voting rights of such shareholders would increase to 30% or more, or if such shareholders hold between 30% and 50% of our voting rights, the voting rights of such shareholders would increase by more than 1% in any period of six months. Shareholders who are in doubt as to their obligations, if any, to make a mandatory take-over offer under The Singapore Code on Take-overs and Mergers as a result of any share purchase by us should consult the Securities Industry Council of Singapore and/or their professional advisers at the earliest opportunity.

The Board recommends a vote “FOR” the resolution to approve the proposed renewal of the Share Purchase Mandate.

Part IV—Additional Information

Executive Officers

PART IV—ADDITIONAL INFORMATION

EXECUTIVE OFFICERS

The names, ages and positions of our executive officers as of June 14, 2019 are as follows:

Name	Age	Position
Revathi Advaithi	51	Chief Executive Officer
Christopher E. Collier	51	Chief Financial Officer
Francois P. Barbier	60	President, Global Operations and Components
Scott Offer	54	Executive Vice President and General Counsel
Paul J. Humphries	64	President, High Reliability Solutions
Douglas M. Britt	54	President, Flex Integrated Solutions
David P. Bennett	49	Chief Accounting Officer

Revathi Advaithi.  Ms. Advaithi has served as our Chief Executive Officer since February 11, 2019.  Prior to joining the Company, Ms. Advaithi was President and Chief Operating Officer, Electrical Sector, of Eaton Corporation plc, a power management company, a position she had held since September 1, 2015.  Prior to that, she served as President of Electrical Sector, Americas of Eaton from April 1, 2012 through August 31, 2015.  She joined Eaton in 1995 and led the Electrical Sector in the Americas and Asia-Pacific, with a three-year assignment in Shanghai. Between 2002 and 2008, Ms. Advaithi worked at Honeywell, where she held several senior roles within the sourcing and supply chain functions of the aerospace sector before being named vice president and general manager of Honeywell’s Field Solutions business in 2006.  Ms. Advaithi returned to Eaton in 2008 as vice president and general manager of the Electrical Components Division.  Ms. Advaithi currently serves as a non-executive director for the BAE Systems board.  She has a bachelor’s degree in mechanical engineering from the Birla Institute of Technology and Science in Pilani, India, and an MBA in international business from Thunderbird-Garvin School of International Business in Glendale, Arizona.

Christopher E. Collier. Mr. Collier has served as our Chief Financial Officer since May 2013. He served as our Senior Vice President, Finance from December 2004 to May 2013 and our Principal Accounting Officer from May 2007 to July 2013. Prior to his appointment as Senior Vice President, Finance in 2004, Mr. Collier served as Vice President, Finance and Corporate Controller since he joined us in April 2000 in connection with the acquisition of The Dii Group. Mr. Collier is a certified public accountant and he received a B.S. in Accounting from State University of New York at Buffalo.

Francois P. Barbier. Mr. Barbier has served as our President, Global Operations and Components since February 2012. Prior to holding this position, Mr. Barbier served as our President, Global Operations since June 2008. Prior to his appointment as President, Global Operations, Mr. Barbier was President of Special Business Solutions and has held a number of executive management roles in Flex Europe. Prior to joining Flex in 2001, Mr. Barbier was Vice President of Alcatel Mobile Phone Division. Mr. Barbier holds an Engineering degree in Production from Couffignal School in Strasbourg.

Scott Offer. Mr. Offer has served as our Executive Vice President and General Counsel since September 2016. Previously, he served as Senior Vice President and General Counsel at Lenovo from January 2016 until August 2016 and had served as Chief Counsel for the Lenovo Mobile Business Group since October 2014. Prior to that, he served as Senior Vice President and General Counsel, Motorola Mobility, a Google company, from August 2010 and Senior Vice President and General Counsel, Motorola Mobility, Inc. from July 2010. Prior to that, he held several senior positions at Motorola. Prior to joining Motorola, he worked for the law firm of Boodle Hatfield. He received his law degree from the London School of Economics and Political Science and is qualified as a lawyer in the United Kingdom and United States.

Paul J. Humphries. Mr. Humphries has served as our President, High Reliability Solutions since April 2011. From April 2006 to April 2011, Mr. Humphries served as our Executive Vice President of Human Resources. Prior to that Mr. Humphries served as SVP Global Operations for our mechanicals business unit from April 2000 to April 2006. He holds a BA (Hons) in Applied Social Studies from Lanchester Polytechnic (now Coventry University) and post-graduate certification in human resource management from West Glamorgan Institute of Higher Education. Mr. Humphries also serves as a director of Superior Industries International, Inc. and of the Silicon Valley Education Foundation.

Douglas M. Britt. Mr. Britt has served as President, Flex Integrated Solutions (FIS) since April 2018. FIS is a combination of three business groups including: Industrial and Emerging Industries (IEI), Communications & Enterprise Compute (CEC), and Consumer Technologies Group (CTG). Prior to that, from February 2012, he served as our President of IEI. From May 2009 to November 2012, Mr. Britt served as Corporate Vice President and Managing Director of Americas for Future Electronics, and from November 2007 to May 2009, he was Senior Vice President of Worldwide Sales, Marketing, and Operations for Silicon Graphics. From January 2000 to October 2007, Mr. Britt held positions of increasing responsibility at Solectron Corporation, culminating his career there as Executive Vice President, and was responsible for Solectron’s customer business segments including sales, marketing and account and program management functions.  Mr. Britt also serves as a director of Sun Hydraulics Corporation, doing business as Helios Technologies. Mr. Britt earned a bachelor’s degree in business administration from California State University, Chico, and attended executive education programs throughout Europe, including at the University of London.

David P. Bennett. Mr. Bennett has served as our Principal Accounting Officer since July 2013. Mr. Bennett served as Vice President, Finance from 2009 to 2014, Corporate Controller from 2011 to 2013 and Senior Vice President, Finance from 2014. Prior to joining us in 2005, he was a Senior Manager at Deloitte and Touche LLP. Mr. Bennett is a certified public accountant and earned a B.S. in Business and Administration with an emphasis in Accounting and Finance from the University of Colorado Boulder.

COMPENSATION COMMITTEE REPORT

The information contained under this “Compensation Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act or under the Exchange Act, or be subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate this information by reference into any such filing.

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed with management the Compensation Discussion and Analysis that follows this report. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s joint proxy statement for the extraordinary general meeting of shareholders and 2019 annual general meeting of shareholders.

Submitted by the Compensation Committee of the Board of Directors:

William D. Watkins

Jennifer Li
Lay Koon Tan
Willy C. Shih, Ph.D.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In this Compensation Discussion and Analysis (CD&A) section, we discuss the material elements of our compensation programs and policies, including our overall compensation philosophy, program objectives and how and why the Compensation Committee of our Board arrived at specific compensation policies and decisions involving our Named Executive Officers (NEOs). The fiscal year 2019 compensation of our NEOs is provided in the Summary Compensation Table and other compensation tables in this joint proxy statement. Our NEOs for fiscal year 2019 are:

Name	Position
Revathi Advaithi	Chief Executive Officer(1)
Michael M. McNamara	Former Chief Executive Officer(2)
Christopher Collier	Chief Financial Officer
Francois P. Barbier	President, Global Operations and Components
Douglas Britt	President, Flex Integrated Solutions
Paul Humphries	President, High Reliability Solutions
Scott Offer	Executive Vice President and General Counsel and Former Acting Chief Executive Officer(3)

(1)         Ms. Advaithi was appointed as Chief Executive Officer effective February 11, 2019.

(2)         Mr. McNamara retired from his position of Chief Executive Officer effective December 31, 2018.

(3)         Mr. Offer served as Acting Chief Executive Officer from February 5, 2019 until February 11, 2019.

This CD&A is organized into the following key sections:

• Executive Summary;

• Compensation Philosophy;

• Compensation Setting Process and Decisions for Fiscal Year 2019; and

• Fiscal Year 2019 Executive Compensation

Executive Summary

Business Overview

We are a globally-recognized provider of Sketch-to-Scale® services—innovative design, engineering, manufacturing, and supply chain services and solutions—from conceptual sketch to full-scale production. We design, build, deliver and manage complete packaged consumer and enterprise products, from medical devices and connected automotive systems to sustainable lighting and cloud data center infrastructures, for companies of all sizes in various industries and end-markets, through our activities in the following segments:

Segment	Business Includes:
High Reliability Solutions (HRS)

•                Health solutions business, including surgical equipment, drug delivery, diagnostics, telemedicine, disposable devices, imaging and monitoring, patient mobility and ophthalmology.

•                Automotive business, including vehicle electrification, connectivity, autonomous, and smart technologies.

Industrial and Emerging Industries (IEI)

•                Energy, including advanced metering infrastructure, energy storage, smart lighting, smart solar energy.

•                Industrial, including semiconductor and capital equipment, office solutions, household industrial and lifestyle, industrial automation and kiosks.

Communications & Enterprise Compute (CEC)

•                Telecom business of radio access base stations, remote radio heads and small cells for wireless infrastructure.

•                Networking business, which includes optical, routing, and switching products for data and video networks.

•                Server and storage platforms for both enterprise and cloud-based deployments.

•                Next generation storage and security appliance products; and rack-level solutions, converged infrastructure and software-defined product solutions.

Consumer Technologies Group (CTG)	• Consumer-related businesses in IoT enabled devices, audio and consumer power electronics, mobile devices. • Various supply chain solutions for consumer, computing and printing devices.

Flex Strategy

Over the past several years, Flex has been engaged in a long-term strategy focused on portfolio evolution and driving higher value-added services that align with our customers’ needs and requirements in order to improve operating and financial results, including improving profit margins, capitalizing on prior investments, streamlining our investment  portfolio and returning to strong free cash flow generation.

As we have continued to evolve our portfolio and Sketch-to-Scale® strategy, we remain focused on customer experience, investing in our higher margin segments while being selective in the markets and products categories we focus on, pursuing opportunities that lead to full manufacturing and supply chain relationships, and creating shareholder value.

During the past several years, we have evolved our long-term portfolio towards a mix of businesses which possess longer product life cycles and higher segment operating margins such as reflected in our IEI and HRS businesses. We have expanded our design and engineering relationships through our product innovation centers and global design centers. In fiscal year 2019, the Company continued to take targeted actions to optimize our business, most notably within our CTG segment, where we are executing on our long-term strategy by actively managing under-performing accounts and are focused on partnering with well-funded, leading multi-national brands that control multiple categories of products and have regional demand requirements.

The Company is focused on disciplined sustainable execution on our core business processes as well as selective and disciplined growth in areas that can drive margin improvement and provide value for the Company and its customers.  We believe that our continued business transformation is strategically positioning us to take advantage of the long-term, future growth prospects for outsourcing of advanced manufacturing capabilities, design and engineering services and after-market services.

Performance and Company Highlights For Fiscal Year 2019

During fiscal year 2019, we achieved positive results on several fronts, improving the quality of our sales mix, expanding margins, returning to positive free cash flow generation, and streamlining our investment portfolio.  Our CEC segment delivered year over year revenue growth of 8% and our IEI segment delivered year over year revenue growth of 4%.  Key financial highlights from the fiscal year include(3):

•                We achieved net sales of $26.2 billion, an increase of 3% compared to the prior year.

•                Adjusted operating income was: $872 million, an 11% increase as compared with fiscal 2018.  Adjusted net income followed a similar path and was $603 million, a 3% increase over the previous year.

•                We delivered adjusted EPS of $1.14 per share, a 4.6% increase compared with the prior year.

•                We delivered on our commitment to return over 50% of free cash flow to shareholders, with $189 million of shares repurchased in fiscal year 2019.

Financial Results Below Expectations and Performance Improvement Actions

While we achieved the positive results described above, fiscal year 2019 was also a challenging year for our business and our shareholders, marked by some financial results below expectations (and shareholder value declined relative to where Flex finished fiscal year 2018) and a CEO transition.  In the face of these challenges, the Board of Directors and the Company’s management have taken, and will continue to take, significant actions to achieve short-term and long-term financial results positioning the Company for future gains in shareholder value, as summarized below.

•                Flex’s Chairman of the Board and management team engaged in a business review to identify performance improvement opportunities.

•                Flex’s Chairman of the Board and management engaged actively with shareholders to solicit input on key concerns and outline Flex’s plans for improving performance going forward.

Pay and Performance Alignment For Fiscal Year 2019

Our compensation philosophy is to reward above-target performance when achieved, and below target (including paying zero) when targeted results are not delivered.  We also seek to deliver a significant portion of executive pay in the form of equity awards, which are directly aligned with value delivered to shareholders.

With fiscal year 2019 performance results below our targeted levels, pay outcomes and expectations for Flex’s NEOs were negatively impacted accordingly. Highlights include:

•                  We maintained all NEOs’ base salaries with no increase, other than Mr. Offer, who received a 10% increase in the fourth quarter of fiscal year 2019 based upon exceptional contributions in a period of significant transition and assumption of additional duties.  Base salaries were positioned in the aggregate at approximately the peer group median.

•                  In light of financial performance, the Board, upon the recommendation of the Compensation Committee, reduced PSU and service-based RSU awards granted to the NEOs on June 19, 2018 by 15%.

•                  Based on overall financial results that were below targeted performance levels, fiscal year 2019 bonuses paid out at approximately 66% of target for corporate level NEOs, with two business

(3)  See Annex B to this joint proxy statement for a reconciliation of non-GAAP and GAAP financial measures.

unit leaders (Messrs. Humphries and Britt) exceeding total corporate results with payouts at 104.4% and 130.1% of target, respectively, based on strong business unit results.

•                  We paid out the long-term relative total shareholder return (TSR) PSU cycle that closed during fiscal year 2019 at 100% of target in June 2018 based upon TSR results that were at the 50th percentile over the three-year performance cycle that began in June 2015.

•                  The Flex fiscal year 2017 – 2019 FCF PSU and long-term cash incentive cycle did not provide any payout as cumulative FCF results over the three-year period were below the threshold levels.

•     Based on Flex’s closing share price as of March 29, 2019, the relative TSR award cycles as of the end of fiscal year 2019 (2016-2019, 2017-2020, and 2018-2021) are projected to have no payout unless Flex experiences significant share price improvement going forward.

•                  In an effort to further align executive compensation with shareholder value delivered, we shifted away from a previous long term incentive plan (LTIP) structure that measured both cumulative FCF over a multi-year period as well as relative TSR.  For fiscal year 2019, we granted only relative TSR PSUs.

•                  We funded the performance-based portion of our then-current NEOs’ deferred compensation plans in fiscal year 2019 with a value that averaged 28.6% of our then-current NEOs’ respective base salaries, which was below target.

•                  We provided a responsible CEO retirement package to Mr. McNamara in connection with his retirement that limited exit payments primarily to required plan-based awards.

•                  To ensure leadership continuity during the CEO transition, we provided retention equity awards to the other NEOs that consist of a combination or performance- and time-based awards.  In addition, we implemented a formal, market-aligned, executive severance plan to provide clarity on the treatment of terminations in the event of various forms of departure from the Company.

•                  We established a compensation approach for our new CEO with a high degree of market alignment and included transition awards that were limited to make-whole values from her previous role. Key elements of the go-forward CEO compensation program include:

—           Base salary of $1,150,000, somewhat below market median.

—           Target annual bonus of 150% of salary (a pro-rata portion will be paid at target for her short time in the CEO role during fiscal year 2019).

—           A fiscal year 2020 equity grant of $7.5 million which will be aligned with the overall Flex executive compensation program and will have 50% of the grant date value in the form of relative TSR PSUs.

—           Resulting target total annual compensation is below the median of Flex’s peers.

Our long-term incentive plans underscore our pay-for-performance alignment.  For example, based on Flex’s closing share price as of March 29, 2019, in-process PSU cycles from prior fiscal years (2016 – 2019, 2017 – 2020 and 2018 – 2021) are currently projected to have no payout unless Flex experiences significant share price improvement going forward.  In addition, the value of shares held by NEOs have decreased, commensurate with Company share price movement over the course of the fiscal year.  On average, realizable compensation values from all target compensation provided to our fiscal year 2019 NEOs (including our former CEO but excluding our new CEO), are at only approximately 54% of the original targeted value over the last three years:

Average Annualized FY17-FY19 Target Pay vs. Estimated Realizable Pay

The analysis above represents average annualized target total compensation for each of fiscal years 2017 – 2019 for Messrs. McNamara, Collier, Barbier, Britt, Humphries, and Offer, relative to the estimated realizable value as of March 29, 2019, which includes salaries, actual bonus payouts, target versus actual vested deferred compensation payouts, and actual or estimated equity awards from grants in the same period(4). In-progress relative TSR and FCF PSUs are currently projected to have no payout (as described above) and outstanding RSU shares are valued at a fiscal year 2019 end-date price of $10.00.  With these assumptions, only 53.7% of target compensation for these executives is estimated to be realizable, demonstrating the effectiveness of Flex’s pay-for-performance approach.

Ms. Advaithi has been excluded from the above charts as her compensation program was focused on transition awards for a small portion of fiscal year 2019 due to her February 2019 hire date.

(4)  Analysis does not include the value of performance- and time-based retention awards granted to NEOs other than Mr. McNamara during the fiscal year 2019 CEO transition and excludes the compensation program for the new CEO, Ms. Advaithi.

Prior Say-on-Pay Advisory Vote Results and Shareholder Engagement

In the normal course of Flex’s business, we have communications with shareholders about both our business and our executive compensation programs. Flex initiated an elevated level of shareholder outreach in fiscal year 2019.  During fiscal year 2019, we interacted with holders of approximately 64% of our share voting power.

We proposed a “say-on-pay” advisory vote on executive compensation at our 2018 annual general meeting held on August 16, 2018. The advisory vote received the support of approximately 85% of the votes cast at the 2018 annual general meeting. Based on both the outcome of the “say-on-pay advisory vote” and our discussions with shareholders, we continue to believe that the underlying structure and implementation of our executive compensation program is sound and provides proper pay-for-performance alignment. We are focused on tightly managing our overall share grant levels relative to performance delivered, which we have done and will continue to do (see the section entitled “Responsible Share Granting Approach” below). We took pro-active steps to reduce fiscal year 2019 equity grant levels for NEOs and our pay programs continue to align pay and performance as demonstrated by our performance-based long-term incentive programs projecting no payouts for current in-process award cycles (2016 – 2019, 2017 – 2020 and 2018 – 2021) unless Flex experiences significant share price improvement going forward.

Based on our favorable prior “say-on-pay” results, shareholder feedback on existing programs, and our review of the alignment of our pay program design with our financial results, we continued the structure of our fiscal year 2018 compensation programs in fiscal year 2019. The most significant change made was to improve alignment with shareholders, where 100% of our performance-based long-term incentive awards now measure relative TSR versus the S&P 500.  This change was made based on an ongoing effort to provide enhanced alignment with shareholder outcomes.

Going forward, we will continue to evaluate our alignment between our compensation strategy and our business objectives and financial results, with a strong focus on ensuring that the pay programs reinforce the need to achieve strong performance levels and shareholder value growth.

Fiscal Year 2019 Executive Compensation Summary

Our executive compensation program has been, and continued to be, structured to be competitive to allow us to attract and retain a high caliber leadership team. Further, it is intended to provide direct alignment between pay and performance. This alignment is shown where many elements of the pay program have experienced value declines as a result of below-target performance in fiscal year 2019. The illustration below describes the key elements of our core executive compensation program for fiscal year 2019:

Fiscal Year 2020 Compensation Plan Changes

For fiscal year 2020, our most significant changes to our executive compensation programs are in the design of the short-term incentive program, including:

•                Annual Measurement Only:  For our named executive officers and other top executives, performance will be measured against annual results only.

•                Refined Metrics and Weighting:  To align with input provided by shareholders, we will measure four key metrics with revised weighting in fiscal year 2020:

•                Revenue:  20% weighting (down from 25% in fiscal year 2019 to provide greater emphasis on profitability).

•                Operating Profit: 30% weighting (up from 25% to emphasize profitability).

•                EPS:  25% weighting (consistent with fiscal year 2019).

•                Free Cash Flow (FCF):  25% weighting (replaces ROIC, as FCF was considered to be a key strategic metric for value creation based on shareholder engagement).

•                Single Funding Pool for Top Executives:  The fiscal year 2020 annual incentive program will use a single funding pool for all named executive officers and top executives, which is intended to ensure that overall Company results are achieved before individual bonuses are paid.

In addition, Flex provided a target pay program for its new CEO that places 89% of pay at risk, with a majority of pay requiring direct financial and/or shareholder performance hurdle achievement to deliver payouts.  For the non-CEO named executives, target equity values were kept at the same level as the target fiscal year 2019 core awards.

Compensation Philosophy

Flex’s compensation philosophy is to pay for performance. Our pay programs are designed to align executives’ compensation with performance against the Company’s short-term and long-term performance objectives and the creation of shareholder value. A key objective of our compensation programs is to attract, retain and motivate superior executive talent who are key to the Company’s long-term success by paying for the achievement of meaningful Company objectives, balancing the achievement of incentives with the need to avoid excessive or inappropriate risk-taking, and maintaining an appropriate cost structure. We actively manage our pay-for-performance philosophy through the following elements:

Element	Overview
Substantial Emphasis on At-Risk Compensation

•                  Programs are designed to link a substantial component of our executives’ compensation to the achievement of pre-determined performance goals that directly correlate to the enhancement of shareholder value.

•                  91% of Mr. McNamara’s fiscal year 2019 target total direct compensation was either at-risk or long-term, and, overall for our other non-CEO NEOs, 79%-82% of the target total direct compensation is either at-risk or long-term.

•                  100% of at-risk or performance-based compensation is based on achievement of core financial metrics or is subject to market risk based on stock price performance, and is not based on individual performance.

•                  The Board, or the Compensation Committee if so delegated by the Board, maintains the authority to reduce annual incentive bonus payouts upon evaluation in the context of the Company’s overall performance.

Market-Based Target Pay

•                  We regularly benchmark pay against a set of industry peers.

•                  Base salaries are generally positioned at approximately the market median for our NEOs to manage fixed costs and emphasize paying for performance.

•                  Overall target total direct compensation was positioned at approximately the 45th percentile for our NEOs in fiscal year 2019.

Balanced Performance Metrics and Measurement Time Frames

•                  With the rapid pace and dynamic nature of our business, it is necessary to actively measure results at varying time frames across a range of metrics, though with progressively greater emphasis on long-term performance for senior leaders.

•                  In fiscal year 2019, we measured both quarterly and annual results for revenue, adjusted operating profit (OP), return on invested capital (ROIC), and adjusted EPS because we believe these reinforce the need to achieve strong top line results, deliver profitability, and manage capital efficiently. For fiscal year 2020, all of our NEOs will be measured against an annual incentive plan.

•                  For our long-term incentive plan, we measure TSR relative to the S&P 500.

Majority Focus on Long-Term Performance

•                  While measurement of short-term results maintains day-to-day focus, we believe that shareholder value is built over the long-term.

•                  As such, senior leaders are compensated through progressively greater emphasis on performance-based long-term incentives.

•                  72% of Mr. McNamara’s fiscal year 2019 target total direct compensation was through long-term incentives, of which approximately 50% was linked to achievement of long-term TSR performance versus the S&P 500.

•                  58%-64% of our other non-CEO NEOs’ target total pay was through long-term incentives, of which approximately 50% was linked to achievement of long-term TSR performance versus the S&P 500.

•                  We maintain share ownership guidelines (for the CEO – 4X annual base salary, for the CFO – 2 1/2X annual base salary, and for all other NEOS – 1 1/2X base salary) to enforce alignment with shareholder results, and have recoupment policies in place.

Additionally, performance- and time-based retention awards were granted to NEOs, other than Mr. McNamara, during the CEO transition period in fiscal year 2019 as part of the broader business review at Flex and determination that senior executive departures could have a significantly negative impact on business results.

Compensation Setting Process and Decisions for Fiscal Year 2019

Alignment with Compensation and Corporate Governance Best Practices

The Compensation Committee regularly reviews our compensation programs, peer company data and best practices in the executive compensation area. We have adopted corporate governance and compensation practices and policies that our Board believes help to advance our compensation goals and philosophy, including the following:

HIGHLIGHTS OF EXECUTIVE COMPENSATION PRACTICES

What We Do	What We Don’t Do

Maintain a Compensation Committee comprised of completely independent members with a robust and independent review process.	We do not provide employment agreements. None of our NEOs has an employment agreement.

Use a pay-for-performance executive compensation model that focuses primarily on corporate performance with a significant portion of executive compensation at-risk and/or long-term.	We do not allow hedging or short sales of Company equity, nor do we permit pledging of Company equity as collateral for loans.

Target fixed compensation at approximately our peer group median and allow for greater levels of actual total direct compensation based on performance.	We do not provide excessive or non-customary executive perquisites.

Maintain a reasonable share burn rate. During fiscal year 2019, we granted share-based awards representing approximately 1.57% of shares outstanding.	We do not have single trigger accelerated vesting of equity awards upon a change in control.

Maintain a clawback policy to recoup compensation paid to an executive officer in the event of a material restatement of financial results where a covered officer engaged in fraud or misconduct that caused the need for the restatement.

We do not maintain a supplemental executive retirement plan (SERP).

Retain an independent compensation advisor.	Our 2017 Plan prohibits “share recycling” and options/SAR repricing (including cash buyouts).

Consider shareholder advisory votes and views in determining executive compensation strategies.	We do not pay dividends or dividend equivalents on our unvested restricted share units.

Maintain share ownership guidelines for NEOs and Board Directors.	We do not provide excise tax gross-ups in change of control events.

Compensation Committee

The Compensation Committee periodically assesses our compensation programs to ensure that they are appropriately aligned with our business strategy and are achieving their objectives. The Compensation Committee also reviews market trends and changes in competitive pay practices. Based on its review and assessment, the Compensation Committee from time to time recommends changes in our compensation programs to our Board. The Compensation Committee is responsible for recommending to our Board the compensation of our Chief Executive Officer and all other executive officers. The Compensation Committee also oversees management’s decisions concerning the compensation of other Company officers, administers our equity compensation plans, and evaluates the effectiveness of our overall executive compensation programs. Our Compensation Committee also reviews the Company’s talent assessment and succession planning.

Independent Consultants and Advisors

The Compensation Committee has the authority to retain and terminate any independent, third-party compensation consultants and to obtain advice and assistance from internal and external legal, accounting and other advisors. For fiscal year 2019, the Compensation Committee engaged Mercer, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. in connection with its fiscal year 2019 compensation review, as its independent advisers for certain executive compensation matters. Mercer was retained by the Compensation Committee to provide an independent review of the Company’s executive compensation programs, including an analysis of both the competitive market and the design of the programs. More specifically, Mercer furnished the Compensation Committee with reports on peer company practices relating to the following matters: short and long-term compensation program design; annual share utilization and shareowner dilution levels resulting from equity plans; and executive share ownership and retention values. As part of its reports to the Compensation Committee, Mercer recommends our selected peer companies, and provides competitive compensation data and analysis relating to the compensation of our Chief Executive Officer and our other executives and senior officers. Mercer also assisted the Compensation Committee with its risk assessment of our compensation programs during fiscal year 2019 and advised on the methodology used for our 2019 CEO pay ratio disclosure.

Mercer is owned by Marsh & McLennan Companies, Inc., a multi-services global professional services firm providing advice and solutions in risk, strategy and human capital. For a discussion of amounts paid to Mercer for executive and director compensation consulting services and amounts paid to MMC (which includes Marsh & McLennan Companies, Inc. and its affiliates) for non-executive and non-director compensation consulting services, please see, “Board Committees—Compensation Committee—Relationship with Compensation Consultants.” The Compensation Committee has determined that the provision by MMC of services unrelated to executive and director compensation matters in fiscal year 2019 was compatible with maintaining the objectivity of Mercer in its role as compensation consultant to the Compensation Committee and that the consulting advice it received from Mercer was not influenced by MMC’s other relationships with the Company. The Compensation Committee has retained Mercer as its independent compensation consultant for fiscal year 2020 and expects that it will continue to retain an independent compensation consultant on future executive compensation matters.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes recommendations to our Board on all compensation actions relating to our executive officers. As part of its process, the Compensation Committee meets with our Chief Executive Officer and other executives to obtain recommendations with respect to the structure of our compensation programs, as well as an assessment of the performance of individual executives and recommendations on compensation for individual executives. As discussed in greater detail below under “Fiscal Year 2019 Executive Compensation—Incentive Bonus Plan,” our Chief Executive Officer and other executives develop recommendations for performance measures and target payout opportunities under our incentive bonus plan based on management’s business forecast both at the Company and business unit levels, which are reviewed and approved by our Board.

Competitive Positioning

In arriving at its recommendations to our Board on the amounts and components of compensation for our Chief Executive Officer and other executive officers, the Compensation Committee considers competitive compensation data prepared by Mercer. The Compensation Committee reviews this data in the context of historical performance and our overall compensation programs and objectives. The Compensation Committee considered the following competitive compensation data for our NEOs:

•    Mercer constructed a peer group consisting of 17 companies based on targeting firms with a high degree of complexity in business scale and scope, as well as similar revenues, numbers of employees, and returns on invested capital.

•    The Compensation Committee also uses Mercer’s review of standardized surveys to check the Company’s compensation programs against other large high technology and manufacturing firms to gain an understanding of general compensation practices.

Each year, the peer companies are recommended by the Compensation Committee’s independent consultant and the peer companies are annually reviewed and approved by the Compensation Committee. The peer group for fiscal year 2019 compensation decisions (which was the same as the peer group used for fiscal year 2018 compensation decisions) consisted of the following companies:

Arrow Electronics, Inc.	Applied Materials, Inc.
Avnet, Inc.	Danaher Corporation
Eaton Corporation plc	Emerson Electric Co.
General Dynamics Corporation	Honeywell International Inc.
Illinois Tool Works Inc.	Jabil, Inc.
Johnson Controls International plc	Northrop Grumman Corporation
Raytheon Company	Seagate Technology Public Limited Company
TE Connectivity Ltd.	Western Digital Corporation
Xerox Corporation

Fiscal Year 2019 Executive Compensation

Total Direct Compensation

Total direct compensation is the sum of base salary, annual incentive bonus payouts and long-term incentive awards, including target deferred compensation values, though excluding the retention awards provided during the CEO transition period in fiscal year 2019. The bar graph below illustrates the aggregate target total direct compensation provided to our named executive officers in place at the beginning of fiscal year 2019 (i.e., excluding Ms. Advaithi) relative to comparable target pay elements for Flex’s peer group and survey comparators. Flex’s fiscal year 2019 target pay levels were positioned below the median of market comparators, and actual payouts are expected to be below target levels as noted above, demonstrating the alignment of pay and performance that is built into Flex’s pay program.

FY19 NEO Total Target Compensation Positioning vs. Market

The above graph reflects the 15% reduction of PSU and service-based RSU awards granted to the NEOs in June 2018.

Elements of Compensation

We allocate compensation among the following components for our NEOs:

• base salary;

• annual incentive bonus awards;

• long-term PSU and service-based RSU incentive awards;

• performance-based and service-based deferred compensation; and

• other benefits.

As discussed above, a key element of our compensation philosophy is that a significant portion of executive compensation is performance-based and therefore at-risk. A second key element of our compensation philosophy is that a significant portion of executive compensation is comprised of long-term components in order to align executive compensation with sustained, long-term performance and share price appreciation. Annual incentive compensation, PSUs, and performance-funded contributions under our deferred compensation plan are compensation that is at-risk because their payouts depend entirely upon performance. Our performance-based compensation elements, coupled with service-based RSUs and deferred compensation plan contributions are designed to provide significant retention and alignment with long-term shareholder value enhancement, as our long-term incentive awards fully vest after periods of three or four years (with the exception of certain performance-based retention awards granted to select NEOs in December 2018, which vest over a two-year period).

The following charts illustrate the mix of our core target compensation and show that for Mr. McNamara, our Chief Executive Officer at the beginning of fiscal year 2019, 91% of total target direct compensation is either at-risk or long-term(1), and, overall for our other non-CEOs NEOs, 79%-82% of total target direct compensation is either at-risk or long-term(1).  Compensation for Ms. Advaithi has been excluded from these charts as her compensation program was focused on transition awards for a small portion of fiscal year 2019 due to her February 2019 hire date. She will become a full participant in Flex’s core compensation program in fiscal year 2020.  For more information regarding Ms. Advaithi’s compensation, see page 79.

FY2019 Target

Total Direct Compensation

(Mr. McNamara)

FY2019 Target

Total Direct Compensation

(Other non-CEO NEOs)

(1)            Performance-based long-term incentives evaluated using Monte Carlo methodology.

(2)            The above charts do not include the retention awards granted to NEOs other than Mr. McNamara during the fiscal year 2019 CEO transition.

Base Salary Levels

The following table sets forth the base salaries of our NEOs as of the end of fiscal years 2018 and 2019, as well as the percentage increase (if any) from the prior year:

Name and Title	Annualized Base Salary for Fiscal Year 2018	Annualized Base Salary for Fiscal Year 2019	Percentage Increase
Revathi Advaithi Chief Executive Officer	—	$1,150,000	—
Michael M. McNamara Former Chief Executive Officer	$1,250,000	$1,250,000	0%
Christopher Collier Chief Financial Officer	$700,000	$700,000	0%
Francois P. Barbier President, Global Operations and Components	$710,000	$710,000	0%
Douglas Britt President, Flex Integrated Solutions	$710,000	$710,000	0%
Paul Humphries, President, High Reliability Solutions	$710,000	$710,000	0%
Scott Offer Executive Vice President and General Counsel and Former Acting Chief Executive Officer	$550,000	$605,000	10%

For fiscal year 2019, we maintained our executives’ base salaries with no increases with one exception. In recognition of his significant contributions before and during the period of CEO transition as well as increasing responsibilities in providing oversight of our marketing and communications function, Mr. Offer’s salary increased by 10% effective February 2019. Additionally, the base salary of our prior CEO, Mr. McNamara, had remained the same from 2008 until his retirement in 2018.

We seek to position salaries at levels that are competitive at approximate median levels with our peer companies. Our executives’ base salaries are based on each individual executive’s role and the scope of his or her responsibilities, also taking into account the executive’s experience and the base salary levels of other executives within the Company. The Compensation Committee typically reviews base salaries every fiscal year and adjusts or maintains base salaries to take into account competitive market data, individual performance and promotions or changes in responsibilities. Overall salaries for our NEOs in fiscal year 2019 positioned our aggregate base salaries at approximately the median of our peer companies.

Incentive Bonus Plan

Our quarterly and annual incentive payouts are based entirely on achievement of financial performance objectives and corporate results are linked to achievements of the following performance metrics:

• revenue growth targets;

• adjusted operating profit targets;

• return on invested capital targets; and

• adjusted earnings per share targets.

For fiscal year 2019, the Company’s performance levels with respect to the above-described performance metrics were below the targeted amounts for all of these metrics (see table below), so payouts were also below target. For Messrs. Britt and Humphries, performance results were heavily weighted to outcomes from the FIS and HRS business segments that they manage, respectively. Performance levels for these segments exceeded targeted amounts for all metrics and, accordingly, Messrs. Britt and Humphries achieved above-target payout levels. Mr. Offer’s target bonus percentage was increased by 10% to 100% in February 2019 in recognition of his significant contributions before and during the CEO transition and due to his additional responsibilities in providing oversight of our marketing and communications function. The payout levels are as follows:

Name	Fiscal Year 2019 Actual Annual Incentive Bonus as a Percentage of Target Bonus	Fiscal Year 2019 Annual Incentive Bonus Target (Potential Bonus as a percentage of Base Salary)	Fiscal Year 2019 Annual Incentive Actual Bonus
Mr. McNamara	9.3%	200%	$231,250
Mr. Collier	66.6%	110%	$512,849
Mr. Barbier	66.6%	110%	$520,176
Mr. Britt	130.1%	110%	$1,016,384
Mr. Humphries	104.4%	110%	$815,264
Mr. Offer	65.8%	100%(1)	$370,803

(1)         Mr. Offer’s potential bonus as a percentage of base salary was 90% for the first three quarters of fiscal year 2019 and 100% for the fourth quarter of fiscal year 2019.

As an inducement for Ms. Advaithi to join the Company, she was eligible to receive a pro-rata bonus payout at target for the time during which she was with the Company in fiscal year 2019.  Mr. McNamara was not eligible to receive any annual bonus for fiscal year 2019 given his retirement date of December 31, 2018, though he received quarterly payouts for the quarters during which he was an active employee and plan participant.

Through our incentive bonus plan, we seek to provide pay for performance by linking incentive awards to Company and business unit performance. In designing the incentive bonus plan, our Chief Executive Officer and management team develop and recommend performance metrics and targets, which are reviewed and are subject to adjustment by the Compensation Committee and our Board. Performance metrics and payout levels are determined based on management’s business forecast both at the Company and business unit levels, as reviewed and approved by the Board. In fiscal year 2019, target levels for performance were set at approximately the levels included in our business forecast.  Maximum payout levels were tied to “stretch” levels of performance. As part of the process of setting performance targets, the Compensation Committee reviewed analyst consensus estimates for fiscal year 2019 and confirmed that target performance measures were appropriately aligned with such estimates. Performance measures were based on quarterly and annual targets.

The following table summarizes the key features of our fiscal year 2019 incentive bonus plan:

Feature	Component	Objectives
Performance Targets	• Based on key Company and business unit financial metrics • Measured on annual and quarterly basis — 50% based on achievement of quarterly objectives — 50% based on achievement of annual objectives

•                Aligns executive incentives with Company and business unit performance

•                Rewards achievement of objectives over the course of the year by splitting incentives over quarterly and annual performance objectives

Performance Measures

•                Revenue growth at the Company and business unit level

•                Adjusted operating profit at the Company and business unit level

•                Return on invested capital and adjusted earnings per share targets at the Company level

•                Measurement level is based on each executive’s respective responsibilities, with substantial weighting on business unit financial metrics for business unit executives

•                Takes into account executive’s responsibility, experience, and expected contributions

•                Focused on achievement of business performance metrics that directly correlate to business and shareholder value creation

•                Emphasizes pay for performance by linking individual compensation to Company and/or business unit performance

•                Promotes accountability by tying payout to achievement of minimum performance threshold

Bonus Payments

•                Based entirely on achievement of financial performance objectives

•                No individual performance component

•                Target bonus opportunities set at percentage of base salary, based on executive’s level of responsibility:

—           Mr. McNamara’s target bonus set at 200% of base salary

—           Ms. Advaithi’s target bonus was set at 150% of base salary

—           Target bonus for other NEOs set at a range between 90% and 110% of base salary

•                Quarterly bonuses range from 0% of target to maximum of 200% of target

•                Annual bonuses range from 0% of target to maximum of 300% of target

•                No payout awarded for any measure where Company or business unit failed to achieve threshold level for such measure

•                  The Board, or the Compensation Committee if so delegated by the Board, maintains the authority to reduce bonus payouts upon evaluation in the context of the Company’s overall performance

•                Reflects the Company’s emphasis on pay-for-performance by linking individual compensation to financial performance

•                Similar to other components of the Company’s incentive program, by conditioning bonus payments to the achievement of minimum performance threshold, encourages accountability

The Compensation Committee recommended, and our Board approved, different performance metrics for Mr. McNamara, our Chief Financial Officer and other corporate officers as compared with business unit executives, where business unit executives have a significant emphasis on the performance of their particular business unit.

The incentive bonus plan award opportunities for each NEO are shown in the Grants of Plan-Based Awards in Fiscal Year 2019 table in “Executive Compensation.”

Non-GAAP Adjustments

We used adjusted non-GAAP performance measures for our incentive bonus plan in fiscal year 2019. We used adjusted measures to eliminate the distorting effect of certain unusual income or expense items. The adjustments were intended to:

• align award payout opportunities with the underlying growth of our business; and

• avoid mis-alignment in outcomes based on unusual items.

In calculating non-GAAP financial measures, we excluded certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in the Compensation Committee’s view, related to the Company’s ongoing operational performance. The non-GAAP measures are used to evaluate more accurately the Company’s operating performance, for calculating return on investment, and for benchmarking performance against competitors. For fiscal year 2019, non-GAAP adjustments consisted of excluding after-tax stock-based compensation expense, amortization of intangible, customer related assets impairments, restructuring charges, the new revenue standard adoption impact, contingencies and other, interest and other, net and other charges (income), net.  All adjustments are subject to approval by the Compensation Committee to ensure that payout levels are consistent with performance.

Incentive Awards for Corporate Executives

Our corporate executives who were employed at the beginning of fiscal year 2019 were each eligible for a bonus award based on achievement of quarterly and annual revenue growth, adjusted operating profit, ROIC and adjusted EPS targets. Ms. Advaithi’s fiscal year 2019 bonus was agreed to be paid at target for her time in the role given her hire date in February of 2019. We refer to these performance measures as the “Company performance metrics.” The weightings for each of these performance measures were 25%. Bonus targets for each named executive officer are outlined in the table below:

Name and Title	FY18 Target Bonus (% of Salary)	FY19 Target Bonus (% of Salary)		Percentage Change
Revathi Advaithi Chief Executive Officer	—	150%		—
Michael M. McNamara Former Chief Executive Officer	200%	200%		0%
Christopher Collier Chief Financial Officer	110%	110%		0%
Francois P. Barbier President, Global Operations and Components	110%	110%		0%
Douglas Britt President, Flex Integrated Solutions	100%	110%		10%
Paul Humphries, President, HRS	110%	110%		0%
Scott Offer Executive Vice President and General Counsel and Former Acting Chief Executive Officer	90%	100	%(1)	10%

(1)         Mr. Offer’s potential bonus as a percentage of base salary was 90% for the first three quarters of fiscal year 2019 and 100% for the fourth quarter of fiscal year 2019.

Flex made no increases to target bonus opportunities in fiscal year 2019, other than for Messrs. Britt and Offer to provide recognition for strong ongoing contributions, additional responsibilities and alignment with other senior business unit leaders.

The following table sets forth the payout level opportunities that were available for Messrs. McNamara, Collier, Barbier and Offer as a percentage of the target award for each performance measure based on different levels of performance. Revenue targets represented year-over-year annual growth targets of -0.1% at the 50% payout level, 4.2% at the 100% payout level, 12.1% at the 200% payout level, and 16.0% at the 300% payout level.

No payout is made if the threshold performance level is not achieved. Achievement of payouts at the 300% level for the annual bonus would require sustained strong performance over the course of a full year and are considered to represent significant stretch targets. For performance levels between 50% and 200% for quarterly bonuses and between 50% and 300% for the annual bonus presented in the table below, straight line interpolation is used to arrive at the payout level:

(1)         The values shown at the 300% level in the above table on a quarterly basis are for illustrative purposes only; the 300% level only applies to the annual component. The actual quarterly component only scales from 0% to 200%.

The following table sets forth the actual quarterly and annual performance and the payout levels (as a percentage of the target award for the quarterly (after applying a weighting of 25%) and annual periods) for Messrs. McNamara, Collier, Barbier, and Offer.

Period	Revenue (in millions)	Payout Level %	Adjusted OP (in millions)	Payout Level %	ROIC	Payout Level %	Adjusted EPS	Payout Level %	Total Payout Level %
Q1	$6,424	36.9%	$188	25.0%	15.9%	0%	$0.24	12.5%	74.4%
Q2	$6,711	31.8%	$224	22.6%	16.2%	0%	$0.29	20.8%	75.3%
Q3	$6,945	25.6%	$256	21.8%	17.0%	16.3%	$0.34	20.8%	84.6%
Q4	$6,226	0%	$204	0%	17.2%	0%	$0.27	0%	0%
FY’19 Annual Component	$26,306	22.7%	$872	17.2%	17.2%	18.5%	$1.14	16.4%	74.8%
FY’19 Total Payout	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	66.6%

Consistent with the Company’s pay-for-performance approach, overall Flex results were below target performance levels and the resulting payouts reflected below-target payouts.

Incentive Awards for NEOs Leading Business Units (Messrs. Britt and Humphries)

Messrs. Britt and Humphries were eligible for bonuses based on achievement of the quarterly and annual Company performance metrics, as well as the business unit performance metrics of total sales, operating profit, new business wins for our HRS business group and FIS business group. Actual payout level opportunities ranged from 50% to 200% of target with respect to quarterly metrics and 50% to 300% of target for annual metrics. The weightings of the performance metrics for Messrs. Britt and Humphries were 20% for the Company performance metrics and 80% for the business unit metrics. Certain business unit metrics were calculated on an adjusted non-GAAP basis consistent with the Company performance metrics. We treat the business unit performance measures as confidential. We set these measures at levels designed to motivate Messrs. Britt and Humphries to achieve operating results at their business units in alignment with our business strategy with payout opportunities at levels of difficulty consistent with our Company performance metrics.

In fiscal year 2019, the FIS and HRS businesses which Messrs. Britt and Humphries lead, respectively, both exceeded their performance objectives though the total Company results were below targeted objectives.  With the greater emphasis on business unit results, fiscal year 2019 payouts for both were above target in alignment with their results versus plan objectives.  Accordingly, the payout for Mr. Britt was 130.1% of target and Mr. Humphries’ was 104.4% of target. The following table sets forth the actual quarterly, annual and total payout levels, both as a percentage of target and of eligible base salary, for Messrs. Britt and Humphries:

	D. Britt	D. Britt	P. Humphries	P. Humphries
Period	Payout (% of Target)	Actual Payout % (as a % of Base Salary)	Payout (% of Target)	Actual Payout % (as a % of Base Salary)
Q1	112.8%	124.1%	162.9%	179.2%
Q2	156.3%	171.9%	118.0%	129.8%
Q3	167.4%	184.2%	86.9%	95.6%
Q4	60.0%	66.0%	0%	0%
FY’19 Annual Component	136.1%	149.8%	116.8%	128.5%
FY’19 Total Payout	130.1%	143.2%	104.4%	114.8%

The Compensation Committee believes that bonuses awarded under our incentive bonus plan appropriately reflected the achievement in the Company’s performance targets and appropriately rewarded the performance of the named executive officers.

Long-Term Share-Based Incentive Compensation

In fiscal year 2019, the Compensation Committee granted share-based long-term incentives to our senior executives as an incentive to maximize the Company’s long-term performance and shareholder value creation. These long-term incentives are designed to align the interests of the named executive officers with those of our shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner, with a direct stake in the business. These awards are also intended to promote executive retention, as unvested long-term share incentives are generally forfeited if the executive voluntarily leaves the Company.

Restricted Share Unit Awards (RSUs)

Fifty percent of the target grant date value of the share-based long-term incentives are in the form of restricted share unit awards.  These time-based RSUs only vest if the executive remains employed through the vesting period subject to any acceleration as described in the section entitled “Potential Payments Upon Termination or Change in Control.” Before the restricted share unit award vests, the executive has no ownership rights in our Ordinary Shares. The payouts are made in shares, so the value of the award goes up or down based on share price performance from the beginning of the grant, further aligning the interests of the executive with long-term shareholder value creation.

Performance Share Units (PSUs)

In fiscal year 2019, the Compensation Committee determined that long-term incentive awards for executives and other senior officers generally would be allocated 50% to PSUs that are earned based upon relative TSR performance versus the S&P 500 over a three-year period beginning in fiscal year 2019 and ending in fiscal year 2021. The actual grant value mix may deviate somewhat from this due to fluctuations in the Monte Carlo valuations for the TSR-based PSUs. The Compensation Committee believes that this allocation between RSUs and PSUs promotes retention, serves to link long-term compensation to the Company’s long-term performance and limits the dilutive effect of equity awards. In addition, the Compensation Committee believes that the metric in its PSUs, coupled with four different metrics within the annual incentive plan, provides a beneficial balance of a focus on multiple metrics, which contribute to shareholder value creation, and over shorter and longer time periods. Prior to fiscal 2019, 25% of the long-term incentive plan measured Flex’s cumulative free cash flow (FCF LTIP).  Starting in fiscal 2019, the Compensation Committee determined to replace the FCF portion of the LTIP with PSU awards based 100% on relative TSR performance to provide enhanced alignment with shareholder outcomes. This change to focusing exclusively on our 3-year relative TSR results versus the S&P 500 was made based on an ongoing effort to provide enhanced alignment with shareholder outcomes.

A summary of the 2019 grant approach is outlined below:

Fiscal Year 2019 Equity Grant Approach

Key features of our long-term incentive awards are as follows:

•    PSUs: The awards granted in fiscal year 2019 are earned based upon Flex’s percentile rank of TSR over a 3-year period against the S&P 500 constituents. The Compensation Committee believes that the relative total shareholder return metric used in the PSUs is a widely accepted investor benchmark that appropriately aligns compensation with performance. The number of shares earned is dependent on the percentile rank achieved based on the table below:

S&P 500 TSR Percentile Rank	Shares Earned
>75th Percentile	200% of target
50th – 75th Percentile	Interpolate

50th Percentile	100% of target
30th – 50th Percentile	Interpolate
30th Percentile	25% of target
<30th Percentile	0% of target

•    Time-based RSUs: Awards granted in fiscal year 2019 vest in four installments of 25% on each of the first through fourth anniversary of the grant date, with the exception of the sign-on award to Ms. Advaithi in connection with her appointment as CEO, which vests in three equal installments, due to the intent to cover values foregone at her prior employer with this award.

The PSUs provide that in the event of a qualifying retirement, a pro-rata number of vested shares shall be issued upon the vesting of the PSU pursuant to the performance criteria, with the number of shares that vest determined by multiplying the full number of shares subject to the award by a fraction equal to (x) the number of complete months of continuous service as an employee from the grant date of the award to the date of retirement, divided by (y) the number of months from the grant date to the vesting/release date; provided, further, that if within twelve months of retirement, the executive officer violates the terms of a non-disclosure agreement with, or other confidentiality obligation owed to, the Company or any subsidiary or affiliate, then the award and all of the Company’s obligations and the executive officer’s rights under the award terminate. For purposes of the awards, “Retirement” means the executive officer’s voluntary termination of service after the executive officer has attained age sixty (60) and completed at least ten (10) years of service as an employee of the Company or any subsidiary or affiliate. At the current time, Messrs. Barbier and Humphries are the only NEOs that satisfy the retirement criteria.

The size of the total long-term equity incentive award to each executive officer generally is set at a level that is intended to create a meaningful opportunity for share ownership based upon the individual’s current position with the Company, though the Compensation Committee and Board also take into account (i) the individual’s potential for future responsibility and promotion over the term of the award, (ii) the individual’s performance in recent periods, and (iii) the number of restricted share unit and performance share unit awards and options held by the individual at the time of grant. In addition, the Compensation Committee and Board consider competitive equity award data, and determine award size consistent with the Compensation Committee’s and our Board’s objective of setting long-term incentive compensation at a competitive level in relation to our peer companies, subject to individual variances. The Compensation Committee and Board also consider annual share usage and overall shareholder dilution when determining the size of equity awards.

Forfeiture of Elementum Profits Interests Units

We own substantially all of the equity in Elementum Holding Ltd (“Holdco”), which in turn was a significant shareholder of Elementum SCM (Cayman) Ltd (“Elementum”), a privately-held software development company founded in 2012 by Flex and some of our former employees. At its founding, we reserved 3.8% of Flex’s interest in Holdco as “profits interests,” which are rights to receive a specified percentage of the appreciation that Flex realizes from its holdings in Holdco.  During fiscal year 2019, Flex significantly reduced its ownership in Elementum and, as of March 31, 2019, it held only a minority position and Holdco no longer owned any equity in Elementum.  In addition, NEOs who had previously been awarded profits interests in Elementum forfeited such profits interests (excluding Mr. McNamara, who retained his vested Elementum profits interests but forfeited any unvested Elemental profits interests as of December 31, 2018).  No Elementum profits interests were granted in fiscal year 2019 and no profits interests in this entity will be awarded to Flex’s NEOs going forward.

Grants During Fiscal Year 2019

The number of time-based RSUs, the threshold, target and maximum opportunities for TSR PSUs, and the grant-date fair value of these equity awards for the NEOs granted in fiscal year 2019 are shown in the Grants of Plan-Based Awards in Fiscal Year 2019 table.

As part of the fiscal year 2019 compensation review process, Mr. McNamara provided the Compensation Committee with recommended grant levels for all NEOs excluding himself.  Upon consideration, the Compensation Committee recommended and the Board approved awards that represented a 15% discount relative to the proposed awards based upon the negative share price impact experienced by shareholders. The award is an intended 50-50 split between PSUs (at target) and time-based RSUs for the NEOs. In connection with her appointment as Chief Executive Officer in February 2019, Ms. Advaithi received a sign-on award of $2 million in time-based RSUs that vest annually over a 3-year period.  This award was intended to make up for a forfeiture of unvested equity with her prior employer. Ms. Advaithi will participate in the Company’s standard executive equity program beginning in fiscal year 2020 (see Compensation Arrangements for Ms. Advaithi on page 79 for further details).

CEO Transition Retention Grants

In order to promote continuity and stability during the Company’s CEO transition, on December 7, 2018, the Company’s Board of Directors, upon recommendation of its Compensation Committee, approved retention grants of performance-based RSUs to the named executive officers, excluding Mr. McNamara.  In each case, the RSUs had a grant date fair market value of $500,000 as reported in the Summary Compensation Table and will vest and be payable, subject to the executive officer’s continued employment with the Company through the applicable measurement date and upon achievement of performance conditions as follows: (i) 50% of the RSUs will vest if the closing trading price of the Ordinary Shares exceeds $12.00 (the “Hurdle Price”) for any 20 consecutive trading days during the period between the first and second anniversaries of the date of grant, and (ii) 50% of the RSUs will vest if the closing trading price of the Ordinary Shares exceeds the Hurdle Price for any 20 consecutive trading days during the period between the second and third anniversaries of the date of grant; provided that if the RSUs do not vest under (i), 100% of the RSUs will vest if the conditions in (ii) are satisfied.  The RSUs have accelerated vesting in the event of a termination of employment by the Company without cause or by the executive officer for good reason prior to the third anniversary of the date of grant.

As part of the CEO transition described above and throughout this joint proxy statement, the Compensation Committee and Flex’s new CEO placed a high priority on ensuring stability in the senior leadership team.  This objective was defined in light of the considerable experience, knowledge of Flex’s business, and relationships with internal teams and customers possessed by the senior leadership team, as well as a highly competitive external executive talent market.  In a time of CEO transition and broader business review at Flex, the Compensation Committee determined that senior executive departures could have a significantly negative impact on business results and determined that consideration of additional retention grants was warranted. Following such consideration, on March 5, 2019, the Company’s Board of Directors, upon the recommendation of its Compensation Committee, approved retention grants of RSUs to certain executive officers, including the Chief Financial Officer and other named executive officers.  The RSU grants to the Chief Financial Officer and each of the other named executive officers (other than Mr. Britt) have grant date fair values of $2,500,000 (Mr. Britt’s grant has a grant date fair value of $4,000,000) and will vest and be payable, subject to the executive officer’s continued employment with the Company, on the second anniversary of the grant date.  The RSUs have accelerated vesting in the event of a termination of employment by the Company without cause or by the executive officer for good reason prior to the second anniversary of the date of grant.

The table below summarizes the approved PSUs and time-based RSUs awards granted to our named executive officers in fiscal year 2019.

Long-Term Incentive Awards

Executive Officer	TSR-Based PSUs (Shares)	Stock Price-Based PSUs (Shares)	Service-based RSUs (Shares)
Revathi Advaithi	—	—	195,312
Michael M. McNamara	329,225	—	329,225
Christopher Collier	82,306	59,453	325,024
Francois P. Barbier	76,899	59,453	319,617
Douglas Britt	76,899	59,453	465,248
Paul Humphries	76,899	59,453	319,617
Scott Offer	52,376	59,453	295,094

The actual disclosed value of the TSR-based equity awards in the Summary Compensation Table (SCT) was somewhat above the intended value (approximately 1% of the grant date value) due to fluctuations in the Monte Carlo valuation. The intended grant date value was calculated as the target number of shares multiplied by the share price at grant. The actual value to be earned will be dependent on Flex’s multi-year TSR performance versus the S&P 500.

Payouts of Prior PSUs and FCF LTIP

During fiscal year 2019, the TSR-based PSU granted in fiscal year 2016 completed its applicable performance cycle and was eligible for payouts. The fiscal year 2016 relative TSR PSU grants measured our TSR versus the constituents of the S&P 500 from June 10, 2015 (the grant date of the fiscal year 2016 awards) through June 10, 2018 (the performance period end), where the measurement calculation includes a trailing 90-day average trading price for both the beginning and end of the performance periods. The performance and payout scale for these awards is as follows:

S&P 500 TSR Percentile Rank	Shares Earned
>75th Percentile	200% of target
50th – 75th Percentile	Interpolate
50th Percentile	100% of target
30th – 50th Percentile	Interpolate
30th Percentile	25% of target
<30th Percentile	0% of target

Our TSR achievement of 27.6% over the period as compared to the S&P 500 median through the performance period equates to a 50th percentile level versus the S&P 500, resulting in a payout of 100% of target based on the performance scale.

Additionally, Flex’s FCF PSU and long-term cash incentive awards granted in fiscal year 2017, whose performance cycle ran from April 1, 2016 through March 31, 2019 was completed based on performance ending in fiscal year 2019. Flex’s cumulative FCF over the performance period was $900 million, which was below the threshold performance level and therefore translates to a payment of 0% of target.

Fiscal Year 2017 — 2019 FCF Performance Scale	Shares Earned
>= $2.806 billion	200% of target
$1.806 billion – $2.806 billion	Interpolate
$1.806 billion	100% of target
$1.406 billion – $1.806 billion	Interpolate
$1.406 billion	50% of target
< $1.406 billion	0% of target

As discussed elsewhere in this joint proxy statement, starting in fiscal year 2019, we elected to remove the FCF measure from our performance-based long-term incentive plan, which had previously represented 25% of the total long-term incentive opportunity and 50% of the performance-based target awards. For fiscal year 2019 grants, our performance-based target awards instead focused exclusively on our 3-year relative TSR results versus the S&P 500.  This change was made based on an ongoing effort to provide enhanced alignment with shareholder outcomes.

Ms. Advaithi was appointed as CEO of the Company effective February 11, 2019 and, accordingly, was in that role for only a small portion of fiscal year 2019.  As part of the Company’s fiscal year 2020 equity incentive grants, Ms. Advaithi was granted, in June 2019, an award comprised of 50% performance share units (PSUs) and 50% restricted share units (RSUs) having an aggregate target value of $7,500,000.  The RSUs will vest in four equal annual installments, subject to continued employment through the vesting dates.  The PSUs will vest based on achievement of performance goals over a three-year period (with the number of shares that vest dependent on the level of achievement), subject to continued employment through the vesting date.  This target compensation package was structured to be positioned somewhat below peer median pay levels given that it represents Ms. Advaithi’s first role as Chief Executive Officer.

Responsible Share Granting Approach

Flex is committed to maintaining a responsible share burn rate. From our discussions with shareholders, we know that this is a critical factor for them and has a direct impact on the value creation that they can participate in. From a talent perspective, Flex is a technology-driven firm that needs employees that can meet the complex and rapidly evolving demands of its customers. As such, Flex needs to provide equity awards that are competitive in the market for talent that is capable of delivering innovative technology solutions with world-class manufacturing and supply chain expertise. In order to ensure responsible equity usage, we:

•    Target a broad-based equity strategy that generally aligns with the median of market.

•    Conduct regular market analyses, including a detailed all-employee analysis for fiscal year 2019 grant strategy, to ensure alignment with market participation and award opportunity values.

•    Use an equity grant strategy that ensures that awards are focused on high performers and those that make a meaningful impact on Flex’s business results.

•    Provide equity grants only in geographies and at employee levels in which it is a common market practice.

•    Include direct performance metrics on more senior level participants, and provide longer-term shareholder alignment for all equity participants with multi-year vesting schedules on restricted share unit and performance share unit grants.

•    Analyze overall equity spend levels relative to peers and the broader market to ensure that total Company grant levels are appropriate from a market perspective.

Through these mechanisms, we continually balance the need to provide competitive equity awards with a strong commitment to limit dilution to shareholders. During fiscal year 2019, we granted non-adjusted share-based awards of 1.57% of our average common shares outstanding. Details of Flex’s grant history are outlined in more detail below:

	Service-Based RSU Summary for Fiscal Year Ended March 31,
	2019		2018		2017
	Shares	Price	Shares	Price	Shares	Price
Unvested service-based RSUs outstanding, beginning of fiscal year	12,071,609	$14.04	12,822,943	$11.84	13,167,776	$10.41
Granted	6,507,208	12.57	4,511,910	16.56	5,666,020	12.92
Vested	(4,832,105)	13.33	(4,247,681)	11.18	(5,097,196)	9.45
Forfeited	(1,858,603)	14.43	(1,015,563)	13.01	(913,657)	11.00
Unvested service-based RSUs outstanding, end of fiscal year	11,888,109	$13.42	12,071,609	$14.04	12,822,943	$11.84

	PSU Summary for Fiscal Year Ended March 31,
	2019		2018		2017
	Shares	Price	Shares	Price	Shares	Price
Unvested PSUs outstanding, beginning of fiscal year	1,820,433	$16.74	2,875,639	$15.05	3,832,300	$11.99
Granted	1,750,294	12.67	816,397	19.43	912,346	16.60
Vested / Earned	(781,765)	14.39	(1,549,225)	15.30	(1,825,750)	9.39
Forfeited	(160,252)	17.80	(322,378)	15.68	(43,257)	15.38
Unvested PSUs outstanding, end of fiscal year	2,628,710	$15.15	1,820,433	$16.74	2,875,639	$15.05
Weighted-average Ordinary Shares outstanding	526,519,000		529,782,000		540,503,000
Gross Shares Granted	8,257,502		5,328,307		6,578,366
Gross Burn Rate(1)	1.57%		1.01%		1.22%

(1)              For fiscal year 2017, the fungible ratio was 1.71.

The “Gross Shares Granted” noted above reflect the number of target awards as long-term incentives to be earned over future service and performance periods. Our discussions with shareholders also indicate that some may include the impact of shares released from actual awards earned from prior PSUs. If this perspective is to be considered, our point of view is that it is also relevant to consider the impact of shares that have been forfeited over time in order to provide a more complete view of overall shareholder dilution rates (e.g., shares granted plus/minus actual PSUs earned minus equity awards forfeited). The table below has been furnished to provide a more complete view of net shares granted/earned in recent years:

	Service-Based RSU Summary for Fiscal Year Ended March 31,
	2019		2018		2017
	Shares	Price	Shares	Price	Shares	Price
Granted	6,507,208	$12.57	4,511,910	$16.56	5,666,020	$12.92
Forfeited	(1,858,603)	14.43	(1,015,563)	13.01	(913,657)	11.00
Net Change in Service-based RSUs	4,648,605	$15.15	3,496,347	$14.04	4,752,363	$11.84

	PSU Summary for Fiscal Year Ended March 31,
	2018		2018		2017
	Shares	Price	Shares	Price	Shares	Price
Actual Vested / Earned PSUs	781,765	$14.39	1,549,225	$15.30	1,825,750	$9.39

	Net Service-Based RSU and PSU Burn Summary for Fiscal Year Ended March 31,
	2019	2018	2017
	Shares	Shares	Shares
Total Net Shares Granted or Released	5,430,370	5,045,572	6,578,113
Weighted-average Ordinary Shares outstanding	526,519,000	529,782,000	540,503,000
Total Net Shares Granted or Released Burn Rate(1)	1.03%	0.95%	1.22%

(1)              For fiscal year 2017, the fungible ratio was 1.71.

We believe that the equity grant philosophies and governance mechanisms in place allow us to balance the need to be competitive for overall talent while ensuring that shareholders experience a responsible level of dilution.

Administration of Equity Award Grants

As a matter of good corporate governance, equity awards are not timed in relation to the release of material information. Our current policy provides that equity grants to non-executive new hires and follow on equity grants to non-executives are made on pre-determined dates five times a year.

Hedging and Pledging Policy

Under our insider trading policy, short-selling, trading in options or other derivatives on our shares or engaging in hedging transactions are prohibited. Our insider trading policy also prohibits using our shares as collateral for margin accounts or pledging our shares as collateral for loans.

Long-Term Deferred Compensation Awards

Each of the NEOs participates in a deferred compensation plan or arrangement. These plans and arrangements are intended to promote retention by providing a long-term savings opportunity on a tax-efficient basis.

Under the Company’s 2010 Deferred Compensation Plan, which replaced both the prior long-term cash incentive awards program and our Senior Executive and Senior Management Deferred Compensation Plans, the Company in its discretion may make annual contributions in targeted amounts of up to an aggregate of 37.5% of each participant’s base salary (subject to offsets for non-U.S. executives’ pension and other benefits) to a non-qualified deferred compensation account, subject to approval by the Compensation Committee. The contributions are funded 50% based on a percent of base salary and 50% based on performance, using the same performance measures used under the incentive bonus plan. For performance below the threshold payout level under the incentive bonus plan, there will be no performance-based contribution; for performance between the threshold and target payout levels, the Compensation Committee may award a contribution ranging from 50% to 100% of the target performance-based contribution; and for performance above the target payout level, the Compensation Committee may award a contribution of up to 150% for the performance-based portion of the award. Initial contributions and any annual contributions, together with earnings, will cliff vest after four years provided that the participant remains employed by the Company. For purposes of benchmarking compensation, the Compensation Committee treats target cash awards as long-term incentive compensation. Deferred balances under the plan are deemed to be invested in hypothetical investments selected by the participant or the participant’s investment manager. Participants may elect to receive their vested compensation balances upon termination of employment either through a lump sum payment or in installments over a period of up to ten years. Participants also may elect in-service distributions through a lump sum payment or in installments over a period of up to five years. The deferred account balances are unfunded and unsecured obligations of the Company, receive no preferential standing, and are subject to the same risks as any of the Company’s other general obligations. We do not pay or guarantee above-market returns. The appreciation, if any, in the account balances of plan participants is due solely to the performance of the underlying investments selected by participants.

In addition, initial Company contributions under the 2010 Deferred Compensation Plan for new senior executive participants who did not participate in the prior plans are 50% of base salary and are not tied to Company performance. Thereafter, Company contributions are limited to 37.5%, as described above, of each participant’s base salary (subject to offsets for non-U.S. executives’ pension and other benefits).

For fiscal year 2019, Messrs. Britt, Collier, Humphries, McNamara and Offer each received deferred cash awards with a value that averaged about 28.6% of their 2018 respective base salaries and neither Mr. Barbier nor Ms. Advaithi received a deferred cash award in fiscal year 2019. In connection with her appointment as CEO, Ms. Advaithi was credited with a one-time funding payment of $2,000,000 under the 2010 Deferred Compensation Plan, which will cliff vest on the third anniversary of the employment commencement date, provided that Ms. Advaithi remains employed by the Company.  This amount is intended to cover values that she relinquished when departing from her previous employer to join the Company.  This award is not reflected in the Nonqualified Deferred Compensation Table on page 94 as the actual grant will not be made until July 2019 with the annual deferred compensation contribution cycle and the award will not vest and be disclosable until fiscal year 2022.

In connection with Mr. McNamara’s retirement, his vested deferred compensation account will be paid to him in accordance with its terms and any unvested deferred compensation was forfeited effective December 31, 2018.

Voluntary Contributions

Under the 2010 Deferred Compensation Plan, participating officers may defer up to 70% of their base salary and bonus, net of certain statutory and benefit deductions.

Additional Company Contributions

The Company may make a discretionary matching contribution in connection with voluntary deferrals to reflect limitations on our matching contributions under our 401(k) plan.

Additional Information

For additional information about (i) executive contributions to the NEOs’ deferral accounts, (ii) Company contributions to the deferral accounts, (iii) earnings on the deferral accounts, (iv) withdrawals under the deferral accounts, and (v) deferral account balances as of the end of fiscal year 2019, see the section entitled “Executive Compensation—Nonqualified Deferred Compensation in Fiscal Year 2019.”

Compensation Arrangements for Ms. Advaithi

In connection with Ms. Advaithi’s appointment as Chief Executive Officer, we entered into an offer letter with Ms. Advaithi on February 7, 2019.  Under the terms of the offer letter, Ms. Advaithi’s annual base salary is $1,150,000.  Beginning with the Company’s fiscal year 2020, Ms. Advaithi will be eligible for a bonus under the Company’s Annual Incentive Bonus Plan, with a target award opportunity of 150% of base salary and a maximum award opportunity of 375% of base salary (versus the prior CEO maximum of 500% of base salary), based upon the achievement of pre-established performance measures.  For fiscal year 2019, Ms. Advaithi was paid a pro rata bonus at target for her period of employment in fiscal year 2019.  Ms. Advaithi will also be eligible to participate in the Company’s Deferred Compensation Plan under which beginning in fiscal 2020 she may receive a Company contribution, based on Company performance, of up to 30% of base salary.  Additionally, Ms. Advaithi will be credited with a one-time funding payment of $2,000,000 under the Deferred Compensation Plan in order to compensate for loss of value from her retirement plan at her prior employer, which will cliff vest on the third anniversary of the employment commencement date, provided that Ms. Advaithi remains employed by the Company.  As part of the Company’s fiscal year 2020 equity incentive grants, Ms. Advaithi was granted, in June 2019, an award comprised of 50% performance share units (PSUs) and 50% restricted share units (RSUs) having an aggregate target value of $7,500,000.  The RSUs will vest in four equal annual installments, subject to continued employment through the vesting dates.  The PSUs will vest based on achievement of performance goals over a three-year period (with the number of shares that vest dependent on the level of achievement), subject to continued employment through the vesting date.  The compensation package was structured to provide annual target compensation positioned somewhat below peer median pay levels given that it represents Ms. Advaithi’s first role as Chief Executive Officer.  This pay program will place 89% of Ms. Advaithi’s fiscal year 2020 pay at risk, with 53% contingent on achievement of financial and relative TSR performance.

FY2020 Target

Total Direct Compensation

(Ms. Advaithi)

Ms. Advaithi received a sign-on grant of RSUs having a grant date fair value of $2,000,000 that will vest in three equal annual installments, subject to continued employment through the vesting dates.  Ms. Advaithi also received a sign-on cash bonus of $3,000,000, which she is required to repay if, within 18 months of the employment commencement date, either she voluntarily terminates her employment with us (other than for good reason as defined in our Executive Severance Plan) or we terminate her employment for cause (as defined in our Executive Severance Plan).  The sign-on grant and bonus were intended to replace amounts forfeited at Ms. Advaithi’s former employer and provide further inducement for Ms. Advaithi to join the Company.  We will also reimburse Ms. Advaithi for her documented and reasonable expenses that she incurs in her relocation to the San Francisco Bay Area.

Ms. Advaithi’s employment may be terminated by Ms. Advaithi or the Company at any time, with or without cause.  In the event that Ms. Advaithi terminates her employment for good reason (a material diminution in position, authority, duties or responsibilities; assignment of any duties materially inconsistent with status as an officer; failure by the Company to obtain the written assumption of the executive severance plan by a successor to the Company; a material reduction in target base salary and target bonus opportunity; or mandatory relocation of 50 miles or more), Ms. Advaithi would be entitled to receive (i) subject to execution and non-revocation of a standard release of claims, accelerated vesting and payment of her sign-on compensation, and (ii) (a) two years’ continued payment of base salary and two years of her target annual bonus amount, (b) two years’ continued vesting of outstanding equity awards and deferred compensation, and (c) two years’ continued benefits coverage.

Benefits

Executive Perquisites

Perquisites represent a small part of the overall compensation program for the named executive officers. In fiscal year 2019, we paid the premiums on long-term disability insurance for our named executive officers. We also reimbursed Mr. Barbier for costs associated with his international assignment and provided use of the Company plane for Ms. Advaithi during her relocation period to facilitate rapid on-boarding and Company performance improvement, which are discussed below. In addition, we reimbursed Mr. Barbier for FICA and Medicare taxes due upon the partial vesting of his deferred bonuses during fiscal year 2019. These and certain other benefits are quantified under the “All Other Compensation” column in the Summary Compensation Table.

As discussed above, we currently maintain only the 2010 Deferred Compensation Plan. For amounts vesting under this plan, the executives will be responsible for FICA taxes and the Company will not reimburse the executives for any taxes due upon vesting.

While Company aircraft are generally used for Company business only, our Chief Executive Officer and Chief Financial Officer and their spouses and guests may be permitted to use Company aircraft for personal travel, provided that Company aircraft are not needed for business purposes at such time. As noted above, we also provided Ms. Advaithi with access to the Company plane for her travel between the location of her prior employer and Flex’s headquarters during her transition period into the role of Flex’s new CEO. While this decision was made in order to facilitate rapid on-boarding and accelerate the pace of performance improvement for the Company, IRS and SEC tax and disclosure rules require that we report these as additional benefits provided to Ms. Advaithi. We calculate the incremental cost to the Company for use of the Company aircraft by using an hourly rate for each flight hour. The hourly rate is based on the variable operational costs of each flight, including but not necessarily limited to the following: fuel, maintenance, flight crew travel expense, catering, communications, and fees, which include flight planning, ground handling and landing permits. No gross-ups are provided. These benefits are quantified under the “All Other Compensation” column in the Summary Compensation Table.

Relocation Assignments

In connection with Mr. Barbier’s relocation assignment to the Company’s San Jose facility, originally effective August 30, 2010 and amended to provide a continuation of certain benefits as of July 1, 2016, we agreed to reimburse Mr. Barbier for certain relocation expenses incurred by Mr. Barbier, including a housing allowance of $6,600 per month and an auto allowance of up to $1,200 per month until June 30, 2019. These benefits are quantified under the “All Other Compensation” column in the Summary Compensation Table. For Mr. Barbier, the amount includes reimbursement of $185,910 for the incremental taxes due as a result of his relocation to the Company’s San Jose facility.

As noted above, the Company will also reimburse Ms. Advaithi for her documented and reasonable expenses that she incurs in her relocation to the San Francisco Bay Area.  See the “All Other Compensation” column in the Summary Compensation Table.

401(k) Plan; French Defined Contribution Pension Plan

Under our 401(k) Plan, all of our employees are eligible to receive matching contributions. Effective fiscal year 2011, we also instituted a new annual discretionary matching contribution. The amount of any discretionary annual contribution will be based on Company performance and other economic factors as determined at the end of the fiscal year. For fiscal year 2019, we elected not to make a discretionary contribution. We do not provide an excess 401(k) plan for our executive officers.

Mr. Barbier participates in defined contribution pension schemes mandated under French law. For fiscal year 2019, the Company made required contributions aggregating approximately $80,199 (this amount been converted into dollars from Euros based on the average exchange rate for the 2019 fiscal year).

Other Benefits

Executive officers are eligible to participate in all of the Company’s employee benefit plans, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance, in each case on the same basis as other employees, subject to applicable law.

Termination and Change of Control Arrangements

The named executive officers are entitled to certain termination and change of control benefits. These benefits are described and quantified under the section entitled “Executive Compensation—Potential Payments Upon Termination or Change of Control.”

On January 17, 2019, the Compensation Committee adopted the Flex Ltd. Executive Severance Plan (the “Severance Plan”). The Severance Plan covers senior level employees of the Company, including the Company’s Chief Financial Officer and other named executive officers, but not including the Company’s Chief Executive Officer. Under the Severance Plan, in the event of a termination of employment by the Company without “cause” or by a participant for “good reason” (each such term as defined in the Severance Plan), the participant will receive the following benefits, subject to the participant entering into and complying with a transition and release agreement in a form provided by the Company (“Transition Agreement”):

•                  continuation of base salary and benefits coverage for 12 months during the transition period provided in the Transition Agreement (12 months or longer);

•                  continued vesting of restricted stock units, performance-based restricted share units, performance share units, long-term free cash flow awards and deferred compensation awards during the transition period;

•                  payment of the quarterly bonus for any full quarter completed prior to the commencement of the transition period, and a pro-rated portion of the participant’s annual bonus based on the quarters for which the participant received a quarterly bonus, calculated and determined per plan rules and Company policies; and

•                  following the transition period, subject to the participant signing an additional release of claims and reaffirming compliance of the participant’s obligations under the Transition Agreement, accelerated vesting of restricted share units and deferred compensation awards that would have vested during the one-year period following the transition period.

During the transition period, the participant will be required to discharge his or her transition duties and comply with other terms and conditions to be set forth in the Transition Agreement, including customary non-competition, non-solicitation, non-disclosure, non-disparagement and cooperation provisions. Any violation of such obligations may result in cessation of benefits and clawback rights of the Company.

For a discussion of severance arrangements for our Chief Executive Officer, please see the discussion under “Compensation Arrangements for Ms. Advaithi” above.

Under our 2010 Deferred Compensation Plan, vesting of initial and annual awards will accelerate in cases of a change in control only if employment is terminated without cause or by the executive for good reason within two years of the change in control, i.e., “double trigger” accelerated vesting. Under the terms of our 2010 and 2017 equity incentive plans, in the event of a change of control, each unvested restricted share unit award will automatically accelerate, unless and to the extent such award is either to be assumed or replaced. Under the terms of these equity plans, the Compensation Committee has the discretion to provide that certain awards may automatically accelerate upon an involuntary termination of service within a designated time period (not to exceed eighteen months) following a change of control, even if such awards are assumed or replaced. The Compensation Committee believes that these provisions provide our Board with appropriate flexibility to address the treatment of options and restricted share unit awards in a merger or similar transaction that is approved by our Board, while providing appropriate protections to our executives and other employees in transactions that are not approved by our Board.

On December 24, 2018, the Company entered into a Separation Agreement and Release of Claims (the “Separation Agreement”) with Mr. McNamara, which provided for Mr. McNamara’s retirement from his position as Chief Executive Officer on December 31, 2018 (the “Separation Date”) and his resignation from the Company’s Board of Directors and the boards of directors of any Company subsidiaries and affiliates as of the Separation Date.  Under the terms of the Separation Agreement, in consideration for a general release, Mr. McNamara was eligible to receive the following payments and benefits: (i) a lump sum amount equal to twelve (12) months of his base salary in effect as of immediately prior to the Separation Date, amounting to $1,250,000, payable within five (5) business days following the effective date of the Separation Agreement, which shall be the day following the applicable seven (7)-day revocation period for the Separation Agreement; (ii) acceleration of Mr. McNamara’s time-vesting RSUs that would have vested during calendar year 2019 had Mr. McNamara remained continuously employed by the Company through June of 2019, amounting to 347,985 shares; and (iii) for the period commencing January 1, 2019 through the date that Mr. McNamara attains age 65, the Company will make available to Mr. McNamara group health insurance plan coverage through the Flex Executive Retiree PPO Plan at the Company’s expense.  The payments and benefits set forth in the preceding clauses (i) and (ii) are subject to a clawback on the part of the Company if the Company determines in good faith that Mr. McNamara has breached the Separation Agreement, including customary non-disclosure, non-disparagement and cooperation provisions.  In accordance with the terms of Mr. McNamara’s previously awarded PSUs, Mr. McNamara’s separation from service is a qualifying retirement, and a pro rata number of shares will be issued upon the vesting of the PSUs pursuant to the applicable performance criteria, subject to clawback rights of the Company.  Mr. McNamara retained his vested Elementum profits interests but forfeited any unvested Elementum profits interests as of the Separation Date.  All other equity compensation awards ceased to vest as of the Separation Date and were forfeited.  In addition, Mr. McNamara was not eligible to receive any quarterly bonus for the quarter ended December 31, 2018 or any annual bonus for fiscal year 2019.  The Separation Agreement further provides that Mr. McNamara’s vested deferred compensation account will be paid in accordance with its terms and any unvested deferred compensation will be forfeited.

Executive Share Ownership Guidelines

In fiscal year 2011, to more closely align the interests of our management with those of our shareholders, our Board of Directors, upon the recommendation of the Compensation Committee, adopted share ownership guidelines for all of our executive officers and direct reports of the chief executive officer. The ownership guidelines provide for our NEOs to own a minimum number of our Ordinary Shares, as set forth below:

Title	Expected to hold a number of shares having a value equal to at least:

CEO:	4 times annual base salary

CFO:	2 1/2 times annual base salary

All other NEOs:	1 1/2 times annual base salary

All Ordinary Shares and vested restricted share units held by our executives, as well as the value of fully-vested stock options (net of the value of taxes), count toward these goals. The guidelines provide for our executives to reach these goals within five years of the date that the Board approved the guidelines or the date they joined the Company, whichever is later, and to hold such a minimum number of shares for as long as he or she remains an officer. The Company has determined that the named executive officers either are in compliance or are on target to be in compliance with the requirements under the guidelines by the applicable deadline, with the exception of Doug Britt, who became a named executive officer in fiscal year 2019 and is anticipated to be in compliance in fiscal year 2020.

Executive Incentive Compensation Recoupment Policy

In May 2010, the Compensation Committee recommended and our Board adopted an Executive Incentive Compensation Recoupment Policy. The policy covers our executive officers and direct reports of our Chief Executive Officer, and applies to bonuses or awards under the Company’s short and long-term incentive bonus plans, awards under our equity incentive plans, and contributions under our deferred compensation plans where the contributions are based on the achievement of financial results. In the event of a material restatement of financial results where a covered officer engaged in fraud or misconduct that caused the need for the restatement, the Board will have discretion to recoup incentive compensation of any covered officer if and to the extent the amount of compensation which was paid or which vested would have been lower if the financial results had been properly reported. In the case of equity awards that vested based on the achievement of financial results that were subsequently reduced, the Board also may seek to recover gains from the sale or disposition of vested shares (including shares purchased upon the exercise of options that vested based on the achievement of financial results). In addition, the Board will have discretion to cancel outstanding equity awards where the financial results that were later restated were considered in granting such awards. The Board only may seek recoupment in cases where the restatement occurs within 36 months of the publication of the audited financial statements that are restated.

Part IV—Additional Information
Compensation Risk Assessment

COMPENSATION RISK ASSESSMENT

With the assistance of Mercer, the Compensation Committee reviewed our compensation policies and practices during fiscal year 2019 and determined that our compensation programs do not encourage excessive or inappropriate risk-taking. The Compensation Committee believes that the design and mix of our compensation programs appropriately encourage our executive and senior officers to focus on the creation of long-term shareholder value. In its review, the Compensation Committee noted the following features:

•             The Company’s pay levels are generally aligned with market pay levels (i.e., not so low that management would pursue extreme risk to achieve significantly higher pay, nor too high to have excessive incentives to meet or exceed target payouts).

•             The Company’s compensation programs utilize best practices designed to mitigate risk, including, but not limited to:

•                  a balanced mix of short-term cash and long-term equity pay;

•                  an incentive programs fund based on a mix of performance metrics and over varying time frames (not just short-term revenue or net income);

•                  a long-term incentive program that includes service-based RSUs and PSUs, where the performance awards require favorable long-term shareholder results to deliver value;

•                  incentive programs that have payout caps and reasonable leverage;

•                  share ownership guidelines and anti-hedging/pledging policies that encourage long-term equity ownership;

•                  our Committee having the ability to exercise discretion over goals; and

•                  a Board-adopted, incentive compensation recoupment policy.

Part IV—Additional Information
Executive Compensation

EXECUTIVE COMPENSATION

The following table sets forth the fiscal years 2017, 2018 and 2019 compensation for:

•                  Revathi Advaithi, our chief executive officer;

•                  Michael M. McNamara, our former chief executive officer;

•                  Christopher Collier, our chief financial officer; and

•                  Francois P. Barbier, Douglas Britt, Paul Humphries and Scott Offer.

The executive officers included in the Summary Compensation Table are referred to in this joint proxy statement as our named executive officers or NEOs. A detailed description of the plans and programs under which our named executive officers received the following compensation can be found in the section entitled “Compensation Discussion and Analysis” of this joint proxy statement. Additional information about these plans and programs is included in the additional tables and discussions that follow the Summary Compensation Table.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(5)	Bonus ($)(6)	Share Awards ($)(7)	Non-Equity Incentive Plan Compensation ($)(8)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(9)	All Other Compensation ($)(10)	Total ($)
Revathi Advaithi	2019	$165,865	$3,000,000	$1,999,995	$234,792	—	$118,113	$5,518,765
Chief Executive Officer(1)
Michael M. McNamara Former	2019	$937,500	$529,066	$9,396,082	$231,250	$369,081	$1,291,530	$12,754,509
Chief Executive Officer(2)	2018	$1,250,000	$—	$11,658,039	$2,232,217	$981,288	$48,688	$16,170,232
	2017	$1,250,000	$—	$10,484,437	$1,969,700	$1,045,591	$43,877	$14,793,605
Christopher Collier	2019	$700,000	$279,966	$5,368,426	$512,849	$90,201	$79,222	$7,030,664
Chief Financial Officer	2018	$700,000	$—	$2,226,994	$1,149,454	$215,588	$55,083	$4,347,119
	2017	$700,000	$—	$2,092,574	$1,228,901	$147,039	$44,683	$4,213,196
Francois P. Barbier	2019	$710,000	$—	$5,214,111	$520,176	$23,717	$422,750	$6,890,754
President, Global	2018	$710,000	$—	$2,058,517	$1,149,483	$26,032	$451,681	$4,395,713
Operations and Components	2017	$710,000	$—	$2,054,338	$1,185,715	$46,979	$470,267	$4,467,298
Douglas Britt	2019	$682,500	$216,981	$6,725,761	$1,016,384	$—	$12,498	$8,654,124
President, Flex Integrated Solutions(3)
Paul Humphries	2019	$710,000	$288,532	$5,214,111	$815,264	$66,465	$13,476	$7,107,848
President, High	2018	$710,000	$—	$2,080,695	$1,695,865	$170,307	$21,583	$4,678,450
Reliability Solutions	2017	$710,000	$—	$2,061,907	$1,700,645	$128,118	$22,351	$4,623,021
Scott Offer	2019	$559,116	$—	$4,514,224	$370,803	$—	$14,115	$5,458,258
Executive Vice President, General Counsel and former Acting Chief Executive Officer(4)	2018	$550,000	$—	$1,417,165	$441,979	$—	$12,215	$2,421,359
	2017	$316,955	$625,000	$3,275,200	$244,077	$—	$6,193	$4,467,424

(1)              Ms. Advaithi was appointed Chief Executive Officer effective February 11, 2019.

(2)              Mr. McNamara retired from his position of Chief Executive Officer effective December 31, 2018.

(3)              Mr. Britt became a named executive officer of the Company in fiscal year 2019.

(4)              Mr. Offer served as Acting Chief Executive Officer from February 5, 2019 until February 11, 2019.

(5)              Each of the above mentioned named executive officers, except Ms. Advaithi and Mr. Barbier, contributed a portion of their fiscal year 2019 salary to their 401(k) savings plan account. All amounts contributed are included under this column.

(6)              This column shows (except with respect to Ms. Advaithi and Mr. Offer) the unvested portion of deferred compensation accounts that vested during these respective fiscal years. No deferred compensation amounts vested during fiscal years 2017 or 2018. For additional information about the Company’s deferred compensation arrangements, see the section entitled “Compensation Discussion and Analysis—Long-Term Deferred Compensation Awards” of this joint proxy statement and the discussion under the section entitled “Nonqualified Deferred Compensation in Fiscal Year 2019” of this joint proxy statement. The amount shown for Ms. Advaithi for fiscal year 2019 is a sign-on bonus paid upon commencement of employment with Flex, which she is required to repay if, within 18 months of her employment commencement date, either she voluntarily terminates her employment with us (other than for good reason as defined in our Executive Severance Plan) or we terminate her employment for cause (as defined in our Executive Severance Plan).  The amount shown for Mr. Offer for fiscal year 2017 is for a sign-on bonus paid upon commencement of employment with Flex.

(7)              Share awards consist of service-based RSUs, PSUs and, for fiscal year 2017, Elementum profits interests unit awards. The amounts in this column do not reflect compensation actually received by the named executive officers, nor do they reflect the actual value that will be recognized by the named executive officers. Instead, the amounts reflect the grant date fair value for grants made by us in fiscal years 2017, 2018 and 2019, calculated in accordance with FASB ASC Topic 718. The TSR PSUs included in this column are at the target number of shares as follows for fiscal year 2019: 329,225 PSUs, or $4,721,087 for Mr. McNamara; 82,306 PSUs, or $1,180,268 for Mr. Collier; 76,899 PSUs, or $1,102,732 for Mr. Barbier; 76,899 PSUs, or $1,102,732 for Mr. Britt; 76,899 PSUs, or $1,102,732 for Mr. Humphries; and 52,376  PSUs, or $751,072 for Mr. Offer. For information about the treatment of Mr. McNamara’s RSUs and PSUs upon his retirement, see the section entitled “Compensation Discussion and Analysis—Termination and Change of Control Arrangements.”

For additional information regarding the assumptions made in calculating the amounts reflected in this column, see Note 4 to our audited consolidated financial statements, “Share-Based Compensation,” included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2019.

(8)              The amounts in this column represent incentive cash bonuses earned in fiscal year 2019, For additional information, see the section entitled “Compensation Discussion and Analysis—Fiscal Year 2019 Executive Compensation—Incentive Bonus Plan” of this joint proxy statement.

(9)              The amount in this column for fiscal year 2019 represents the above-market earnings on the vested portions of the nonqualified deferred compensation accounts of Messrs. McNamara, Collier, Barbier and Humphries in fiscal year 2019. None of our NEOs participated in any defined benefit or actuarial pension plans in fiscal year 2019. Above-market earnings represent the difference between market interest rates determined pursuant to SEC rules and earnings credited to the vested portion of the named executive officers’ deferred compensation accounts. See the Nonqualified Deferred Compensation in Fiscal Year 2019 table of this joint proxy statement for additional information.

(10)       The following table provides a breakdown of compensation included in the “All Other Compensation” column for fiscal year 2019:

Name	Pension/ Savings Plan Company Match Expenses/ Social Security ($)(1)	Medical/ Enhanced Long-Term Disability ($)(2)	Personal Aircraft Usage ($)(3)	Relocation/ Expatriate Assignment Expenses ($)(4)	Tax Reimbursements ($)(5)	Other ($)(6)	Total ($)
Revathi Advaithi	$—	$247	$71,355	$46,511	$—	$—	$118,113
Michael M. McNamara	$1,625	$8,038	$31,822	$—	$—	$1,250,000	$1,291,530
Christopher Collier	$11,000	$2,087	$66,135	$—	$—	$—	$79,222
Francois P. Barbier	$80,199	$36,415	$—	$106,940	$199,196	$—	$422,750
Douglas Britt	$10,088	$2,410	$—	$—	$—	$—	12,498
Paul Humphries	$11,000	$2,476	$—	$—	$—	$—	$13,476
Scott Offer	$11,150	$2,965	$—	$—	$—	$—	$14,115

(1)         The amounts in this column represent the Company’s regular employer matching contributions to the 401(k) saving plan accounts for Messrs. McNamara, Collier, Britt, Humphries and Offer. In the case of Mr. Barbier, it represents Company contributions to the mandatory social security programs under applicable French law. Amounts for Mr. Barbier have been converted into dollars from Euros based on the average exchange rate for the 2019 fiscal year.

(2)         The amounts in this column represent the Company’s contribution to the executive long-term disability program, which provides additional benefits beyond the basic employee long-term disability program. Mr. McNamara’s amount includes $2,136 for executive long-term disability and $5,947 for executive retiree medical.  An amount equal to $33,884 paid to Mr. Barbier was converted into dollars from Euros based on the average exchange rate for the 2019 fiscal year.

(3)         The amounts in this column represent the aggregate incremental costs resulting from the personal use of the Company aircraft. Costs include a portion of ongoing maintenance and repairs, aircraft fuel, satellite communications and travel expenses for the flight crew. It excludes non-variable costs that would have been incurred regardless of whether there was any personal use of aircraft.

(4)         These amounts represent the costs associated with Ms. Advaithi’s and Mr. Barbier’s respective relocation and commuting to the Company’s San Jose facility.  The relocation and commuting amounts for Ms. Advaithi represent housing expenses of $39,797 and transportation expenses of $6,714. The relocation amounts for Mr. Barbier represent housing allowances of $79,200, vehicle allowances of $14,400, relocation fees of $1,053 and Home Leave Airfare of $12,287.

(5)         For Mr. Barbier, the amount includes reimbursement of $185,910 for the incremental taxes due as a result of his relocation to the Company’s San Jose facility, $500 for taxes dues on tax preparation fees and $12,786 for the payment of Basic Social Security (which amount was converted into dollars from Euros based on the average exchange rate for the 2019 fiscal year). See the section entitled “Compensation Discussion and Analysis—Benefits—Executive Perquisites” of this joint proxy statement.

(6)         For Mr. McNamara, the amount represents a $1,250,000 severance payment made by the Company upon his retirement during fiscal year 2019.

Grants of Plan-Based Awards in Fiscal Year 2019

The following table presents information about non-equity incentive plan awards and restricted share and performance share unit awards that we granted in our 2019 fiscal year to our named executive officers. We did not grant any stock options to our named executive officers during our 2019 fiscal year.

									All Other
									Share	Grant
									Awards:	Date
		Estimated Future Payouts Under				Estimated Future Payouts			Number of	Fair Value
		Non-Equity Incentive Plan Awards				Under			Shares of	Of
		(1)				Equity Incentive Plan Awards)			Stock or	Share
	Grant	Threshold		Target	Maximum	Threshold	Target	Maximum	Units	Awards
Name	Date	($)		($)	($)	(#)	(#)	(#)	(#)(4)	($)(5)
Revathi Advaithi	2/13/2019			234,792					195,312	1,999,995
Michael M. McNamara	6/19/2018		(2)			82,306	329,225	658,450		4,721,087
	6/19/2018								329,225	4,674,995

		1,250,000		2,500,000	6,250,000
Christopher Collier	6/19/2018		(2)			20,576	82,306	164,612		1,180,268
	6/19/2018								82,306	1,168,745
	12/7/2018		(3)				59,453			500,000
	3/5/2019								242,718	2,519,413
		385,000		770,000	1,925,000
Francois P. Barbier	6/19/2018		(2)			19,224	76,899	153,798		1,102,732
	6/19/2018								76,899	1,091,966
	12/7/2018		(3)				59,453			500,000
	3/5/2019								242,718	2,519,413
		390,500		781,000	1,952,500
Doug M. Britt	6/19/2018		(2)			19,224	76,899	153,798		1,102,732
	6/19/2018								76,899	1,091,966
	12/7/2018		(3)				59,453			500,000
	3/5/2019								388,349	4,031,063
		390,500		781,000	1,952,500
Paul Humphries	6/19/2018		(2)			19,224	76,899	153,798		1,102,732
	6/19/2018								76,899	1,091,966
	12/7/2018		(3)				59,453			500,000
	3/5/2019								242,718	2,519,413
		390,500		781,000	1,952,500
Scott Offer	6/19/2018		(2)			13,094	52,376	104,752		751,072
	6/19/2018								52,376	743,739
	12/7/2018		(3)				59,453			500,000
	3/5/2019								242,718	2,519,413
		281,875		563,750	1,409,375

(1)         These amounts show the range of possible payouts under our cash incentive programs for fiscal year 2019. The amounts correspond to the range of possible payouts under the incentive bonus plan. The maximum payment represents 250% of the target payment. The threshold payment represents 50% of target payout levels. For the annual incentive bonus plan, the amounts actually earned for fiscal year 2019 are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table. Ms. Advaithi received a pro-rated bonus at target due to her limited time as CEO in fiscal year 2019.  For additional information, see the section entitled “Compensation Discussion and Analysis—Fiscal Year 2019 Executive Compensation—Incentive Bonus Plan” and “Compensation Discussion and Analysis—Fiscal Year 2019 Executive Compensation—Long-Term Share-Based Incentive Compensation” of this joint proxy statement.

(2)         These rows show the range of estimated future vesting of TSR PSUs granted in fiscal year 2019 under our 2017 Equity Incentive Plan. The TSR PSUs cliff vest after three years, with vesting based on the percentile rank of the Company’s TSR in the constituents of the S&P 500 Index. The maximum payout for each executive officer represents 200% of the target payout. The threshold payout for each named executive officer represents 25% of target payout levels. For additional information, see the section entitled “Compensation Discussion and Analysis—Fiscal Year 2019 Executive Compensation—Long-Term Share-and Cash-Based Incentive Compensation” of this joint proxy statement.

(3)         Shows the number of Stock-Price Based PSUs granted on December 7, 2018 as special retention grants. The shares will vest provided that each named executive officer’s continued employment through the applicable measurement date and upon the achievement of the performance conditions as follows: (i) 50% of the PSU will vest if the closing trading price of the Ordinary Shares exceeds $12.00 (the “Hurdle Price”) for any 20 consecutive trading days during the period between the first and second anniversaries of the date of grant, and (ii) 50% of the PSUs will vest if the closing trading price of the Ordinary Shares exceeds the Hurdle Price for any 20 consecutive trading days during the period between the second and the third anniversaries of the date of grant; provided that if the PSUs do not vest under (i), 100% of the PSUs will vest if the conditions in (ii) are satisfied.

(4)         Shows the number of service-based RSUs granted June 19, 2018 under our 2017 Equity Incentive Plan. For each named executive officer, the restricted share units vest in four annual installments at a rate of 25% per year, provided that the executive continues to remain employed on the vesting dates. For Ms. Advaithi, shows her sign-on service-based RSU award, which vests in three annual installments at a rate of 1/3 per year, subject to continued employment through the vesting dates.  Also shows retention grants of RSUs made on March 5, 2019 which will vest, subject to the executive officer’s continued employment with the Company, on the second anniversary of the grant date. For additional information, see the section entitled “Compensation Discussion and Analysis—Long-Term Share-Based Incentive Compensation—Grants During Fiscal Year 2019” of this joint proxy statement.

(5)         This column shows the grant date fair value of service-based RSUs and PSUs, at the target level, under FASB ASC Topic 718 granted to our named executive officers in fiscal year 2019. The grant date fair value is the amount that we will expense in our financial statements over the awards’ vesting schedule. Expense will be reversed for awards that do not vest as a result of the named executive officers not meeting the requisite service requirement; however, expense will not be reversed for awards that do not vest as a result of not achieving the performance requirement. For service-based RSUs and Stock Price-Based PSUs, the grant date fair value is the closing price of our Ordinary Shares on the grant date. For TSR PSUs where vesting is contingent on meeting a market condition, the grant date fair value was calculated using a Monte Carlo simulation. Additional information on the valuation assumptions is included in Note 4 of our audited consolidated financial statements, “Share-Based Compensation,” included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2019. These amounts reflect our accounting expense, and do not correspond to the actual compensation that will be received by the named executive officers.

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table presents information about outstanding share awards held by our named executive officers as of March 31, 2019. The table shows information about: (i) service-based RSUs and (ii) PSUs.

The market value of the share awards is based on the closing price of our Ordinary Shares as of March 29, 2019, which was $10.00. For PSUs, the number of unearned shares and the market values shown assume all performance criteria are met at the maximum payout level. For additional information on our equity incentive programs, see the section entitled “Compensation Discussion and Analysis—Long-Term Share-Based Incentive Compensation” of this joint proxy statement.

	Share Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Revathi Advaithi	195,312	(2)	$1,953,120	—		$—
Michael M. McNamara	—		$—	2,064,874	(3)	$20,648,740
Christopher Collier	462,391	(4)	$4,623,910	405,069	(5)	$4,050,690
Francois P. Barbier	450,143	(6)	$4,501,430	384,851	(7)	$3,848,510
Doug Britt	575,401	(8)	$5,754,010	358,573	(9)	$3,585,730
Paul Humphries	451,581	(10)	$4,515,810	387,307	(11)	$3,873,070
Scott Offer	475,256	(12)	$4,752,560	217,753	(13)	$2,177,530

(1)       This column includes TSR PSUs granted in fiscal years 2017, 2018 and 2019 under our 2010 Equity Incentive Plan (the 2010 Plan) and 2017 Plan based on a 200% payout, and also stock price-based PSUs. For grants made in fiscal year 2017, 2018 and 2019, 100% of the TSR PSUs vest after three years, if the performance criteria are met. Vesting of the TSR PSUs for 2017, 2018 and 2019 will depend on the Company’s total shareholder return versus total shareholder return of the constituents of the S&P 500 or, in the case of FCF PSUs, based on cumulative free cash flow. Vesting for the stock-priced PSUs will depend on achieving certain stock price conditioned.

(2)   TSR PSUs for the 2016-2019 cycle had no payout and the relative TSR cycles as of the end of fiscal 2019 (2017-2020 and 2018-2021) are projected to have no payout unless Flex experienced significant share price improvement going forward.

(3)       195,312 shares vest at a rate of 65,104 shares per year for three years with the first vesting date of February 11, 2020.

(4)       733,230 shares vest on June 14, 2019 assuming a maximum payout of 200% (due to the current share price and the free-cash flow below threshold levels, the actual payout resulted in 0% of target); 673,194 shares vest on June 29, 2020 assuming a maximum payout of 200%; and 658,450 shares vest on June 19, 2021 assuming a maximum payout of 200%.  In accordance with the terms of Mr. McNamara’s previously awarded PSUs, Mr. McNamara’s separation from service was a qualifying retirement, and a pro rata number of shares will be issued upon the vesting of the PSUs pursuant to the applicable performance criteria, subject to clawback rights of the Company.

(5)       25,827 shares vest on June 10, 2019; 48,428 shares vest at a rate of 24,214 shares per year for two years, with the first vesting date on June 14, 2019; 63,112 shares vest at a rate of 21,037 shares per year for three years, with the first vesting date on June 29, 2019; 82,306 shares vest at a rate of 20,576 per year for four years, with the first vesting date on June 19, 2019; and 242,718 shares will vest in full on March 5, 2021.

(6)       96,856 shares vest on June 14, 2019 assuming a maximum payout of 200% (due to the current share price, the actual payout resulted in 0% of target); 84,148 shares vest on June 29, 2020 assuming a maximum payout of 200%, 164,612 shares vest on June 19, 2021 assuming a maximum payout of 200%; and 59,453 shares vest by December 7, 2021 assuming certain stock price conditions are met.

(7)       25,279 shares vest on June 10, 2019; 46,909 shares vesting at a rate of 23,454 shares per year over two years with the first vesting date on June 14, 2019; 58,338 shares vesting at a rate of 19,446 per year over three years with the first vesting date on June 29, 2019; 76,899 shares vest at a rate of 19,224 per year over four years with the first vesting date on June 19, 2019; and 242,718 shares will vest in full on March 5, 2021.

(8)       93,818 shares vest on June 14, 2019 assuming a maximum payout of 200% (due to the current share price, the actual payout resulted in 0% of target); 77,782 shares vest on June 29, 2020 assuming a maximum payout of 200%; 153,798 shares vest on June 19, 2021 assuming a maximum payout of 200%; and 59,453 shares to vest by December 7, 2021 assuming certain stock price conditions are met.

(9)       20,661 shares vest on June 10, 2019; 39,002 shares vest at a rate of 19,501 shares per year for two years, with the first vesting on June 14, 2019; 50,490 shares vest at a rate of 16,830 shares per year for three years, with the first vesting date on June 29, 2019; 76,899 shares vest at a rate of 19,224 shares per year for four years, with the first vesting date on June 19, 2019; and 388,349 shares will vest in full on March 5, 2021.

(10)  78,004 shares vest on June 14, 2019, assuming a maximum payout of 200% (due to the current share price, the actual payout resulted in 0% of target), 67,318 shares vest on June 29, 2020, assuming a maximum payout of 200%; 153,798 shares vest on June 19, 2021, assuming a maximum pay out of 200%; and 59,453 shares to vest by December 7, 2021 assuming certain stock price conditions are met.

(11)        25,279 share vest on June 10, 2019;  47,719 shares vest at a rate of 23,859 shares per year for two years, with the first vesting date on June 14, 2019; 58,966 shares vest at a rate of 19,655 shares per year for three years, with the first vesting date on June 29, 2019;76,899 shares vest at a rate of 19,224 shares per year for four years, with the first vesting date of June 19, 2019; and 242,718 shares will vest in full on March 5, 2021.

(12) 95,436 shares vest on June 14, 2019 assuming a maximum payout of 200% (due to the current share price, the actual payout resulted in 0% of target); 78,620 shares vest on June 29, 2020 assuming a maximum payout of 200%; 153,798 shares vest on June 19, 2021 assuming a maximum payout of 200%; and 59,453 shares to vest by December 7, 2021 assuming certain stock price conditions are met.

(13) 90,000 shares vest at a rate of 45,000 shares per year for two years with the first vesting date on November 30, 2019; 50,000 shares vest on November 30, 2019; 40,162 shares vest at a rate of 13,387 shares per year for three years with the first vesting on June 29, 2019; 52,376 shares vest at a rate of 13,094 shares per year for four years with the first vesting date on June 19, 2019; and 242,718 shares will vest in full on March 5, 2021.

(14) 53,548 shares vest on June 29, 2020 assuming a maximum payout of 200% (due to the current share price, the actual payout resulted in 0% of target); 104,752 shares vest on June 19, 2021 assuming a maximum payout of 200%; and 59,453 shares vest on December 7, 2021 assuming certain stock price conditions are met.

Option Exercises and Shares Vested in Fiscal Year 2019

The following table presents information for each of our named executive officers regarding the number of shares acquired upon the vesting of share awards in the form of restricted share units during fiscal year 2019 and the value realized, in each case before payment of any applicable withholding tax and broker commissions. There were no option exercises by our NEOs in 2019 and the NEOs do not hold any unexercised options.

	Share Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Revathi Advaithi	—	—
Michael M. McNamara	1,017,577	12,759,209
Christopher Collier	152,764	2,163,734
Francois P. Barbier	146,268	2,071,553
Doug Britt	114,582	1,621,775
Paul Humphries	146,882	2,080,176
Scott Offer	58,387	582,641

(1)         The amounts in this column reflect the aggregate dollar amount realized upon the vesting of restricted share unit awards determined by multiplying the number of Ordinary Shares underlying such awards by the market value of the underlying shares on the vesting date.

Pension Benefits in Fiscal Year 2019

Our named executive officers do not receive any compensation in the form of pension benefits.

Nonqualified Deferred Compensation in Fiscal Year 2019

Each of our named executive officers participates in our 2010 Deferred Compensation Plan, except for Mr. Barbier, who no longer participates in this plan, and Mr. McNamara (who, in connection with his retirement, will be paid his vested deferred compensation in accordance with its terms and forfeited his unvested deferred compensation as of December 31, 2018). Our deferred compensation program is intended to promote retention by providing a long-term savings opportunity on a tax-efficient basis. Beginning in fiscal year 2011, we replaced our existing deferred compensation plans with the 2010 Deferred Compensation Plan. Under the 2010 plan, participating officers may defer up to 70% of their base salary and bonus, net of certain statutory and benefit deductions. The Company may make a discretionary matching contribution for these deferrals to reflect limitations on our matching contribution under our 401(k) plan. Under this plan, we may make annual contributions, in amounts up to 37.5% of each participant’s base salary (subject to offsets for non-U.S. executives’ pension and other benefits), which will cliff vest after four years. For these annual contributions, 50% of the funding is paid as a percent of base salary and the remaining 50% is performance-based, up to a maximum of 150%. This aligns to the distribution of performance and time-based elements in our other long-term compensation programs. Amounts credited to the deferral accounts are deemed to be invested in hypothetical investments selected by a participant or an investment manager on behalf of each participant. Participants in the 2010 Deferred Compensation Plan may receive their vested deferred compensation balances upon termination of employment at such time as is specified in their deferral agreements, which may include a lump sum payment or installment payments made over a period of years. Participants also may elect in-service distributions through a lump sum payment or in installments over a period of up to five years.

Prior to fiscal year 2011, Mr. McNamara participated in our senior executive deferred compensation plan, which we refer to as the senior executive plan. Participants in the senior executive plan received long-term deferred bonuses, which were subject to vesting requirements. In addition, a participant was able to defer up to 80% of his salary and up to 100% of his cash bonuses. The deferred compensation was credited to a deferral account established under the senior executive plan for recordkeeping purposes. Amounts credited to the deferral accounts are deemed to be invested in hypothetical investments selected by an investment manager on behalf of each participant. Participants in the senior executive plan may receive their vested deferred compensation balances upon termination of employment either through a lump sum payment or in installments over a period of up to 10 years.

Prior to fiscal year 2011, Messrs. Barbier, Collier and Humphries participated in the Company’s senior management deferred compensation plan (referred to as the senior management plan). Under the senior management plan, participants received deferred discretionary contributions, which were subject to vesting requirements. Deferred balances under the senior management plan are deemed to be invested in hypothetical investments selected by the participant or the participant’s investment manager. Participants in the senior management plan will receive their vested deferred compensation balances upon termination of employment through a lump sum payment on the later of January 15th of the year following termination and six months following termination. In addition, any unvested portions of the deferral accounts will become 100% vested if the executive’s employment is terminated as a result of his or her death.

Under each of the deferred compensation plans, we entered into trust agreements providing for the establishment of irrevocable trusts into which we are required to deposit cash or other assets as specified in the applicable deferral agreement, equal to the aggregate amount required to be credited to the participant’s deferral account, less any applicable taxes to be withheld. The deferred account balances of the participants in deferred compensation plans are unfunded and unsecured obligations of the Company, receive no preferential standing, and are subject to the same risks as any of our other general obligations.

For a discussion of the contributions granted to each of the named executive officers and their vesting terms, including vesting upon the executive’s termination or a change in control of the Company, see the sections entitled “Compensation Discussion and Analysis—Fiscal Year 2019 Executive Compensation—Long-Term Deferred Compensation Awards” of this joint proxy statement and “Executive Compensation—Potential Payments Upon Termination or Change of Control” below.

The following table presents information for fiscal year 2019 about: (i) contributions to the named executive officers’ deferred compensation plan accounts by the executive; (ii) contributions to the NEOs’ deferred compensation plan accounts by the Company; (iii) aggregate earnings (or losses) on the deferred compensation plan accounts; (iv) aggregate withdrawals and distributions from the deferred compensation plan accounts; and (v) the deferred compensation plan account balances as of the end of the fiscal year. For fiscal year 2019, Messrs. McNamara, Britt, Collier, Humphries and Offer each received deferred compensation awards that averaged approximately 28.6% of their 2018 respective base salaries.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings (Losses) in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Fiscal Year-End ($)(4)
Revathi Advaithi	$—	$—	$—	$—	$—
Michael M. McNamara(5)	$—	$357,994	$381,682	$—	$19,660,437
Christopher Collier	$207,412	$200,477	$265,408	$—	$4,224,876
Francois P. Barbier(6)	$—	$—	$23,717	$—	$993,510
Douglas Britt	$—	$171,837	$26,541	$232,905	$763,731
Paul Humphries	$946,652	$203,340	$261,328	$297,848	$5,009,527
Scott Offer	$84,604	$157,517	$(90,091)	$—	$307,895

(1)       Reflects the salary payments deferred by our named executive officers during the fiscal year. These amounts are included in the Summary Compensation Table under the “Salary” and “Bonus” columns, as applicable.

(2)       These amounts represent contributions under the 2010 deferred compensation plan. These awards cliff vest after four years. None of these awards have vested under this plan as of March 31, 2019. These amounts, including any earnings or losses thereon, will be reported under the “Bonus” column of the Summary Compensation Table upon vesting in future years if the executive continues to be a named executive officer. For additional information on these contributions and their vesting terms, including vesting upon the executive’s termination or change in control of the Company, see the sections entitled “Compensation Discussion and Analysis—Fiscal Year 2019 Executive Compensation—Long-Term Deferred Compensation Awards” of this joint proxy statement and “Executive Compensation—Potential Payments Upon Termination or Change of Control.”

(3)       Reflects earnings (or losses) for each named executive officer on both the vested and unvested portions of the executive’s deferred compensation account(s). The above-market portion of the earnings on the vested portion of the executive’s deferred compensation account(s) is included under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table. Any earnings that vest in a given year are reported in the “Bonus” column in the Summary Compensation Table.

(4)       The amounts in this column have previously been reported in the Summary Compensation Table for this and prior fiscal years as follows: Michael M. McNamara—$19,660,437; Christopher Collier—$2,052,679; Francois P. Barbier—$1,090,158; and Paul Humphries—$1,252,004. The amounts in this column include the following unvested balances related to the respective 2010 deferred compensation plan account of the named executive officers: Christopher Collier—$1,166,978;Douglas Britt—$597,456; Paul Humphries—$832,418; and Scott Offer—$210,916.

(5)       In connection with Mr. McNamara’s retirement, his vested deferred compensation account will be paid to him in accordance with its terms and any unvested deferred compensation was forfeited effective December 31, 2018, and excluded from the table above.

(6)       Mr. Barbier no longer participates in the 2010 Deferred Compensation Plan. The information in the table reflects earnings on the account balance of his senior management plan account.

Potential Payments Upon Termination or Change in Control

As described in the section entitled “Compensation Discussion and Analysis” of this joint proxy statement, our named executive officers do not have employment agreements with us. However, our named executive officers are entitled to certain termination and change in control benefits under each executive’s deferred compensation plan and under certain equity awards.

Acceleration of Vesting of Deferred Compensation

If the employment of any participant in the 2010 Deferred Compensation Plan is involuntarily terminated by the Company without cause or is terminated by the executive with good reason within two years following a change in control (as defined in the 2010 Deferred Compensation Plan), the entire unvested portion of the deferred compensation account of the named executive officer will vest.

Acceleration of Vesting of Equity Awards

The number of unvested equity awards held by each named executive officer as of March 31, 2019 is listed above in the Outstanding Equity Awards at 2019 Fiscal Year-End table. All unvested outstanding equity awards held by our named executive officers at the end of fiscal year 2019 were granted under the 2010 Plan and 2017 Plan which provides certain benefits to plan participants in the event of the termination of such participant’s employment or a change in control of the Company. The terms of these benefits are described below.

Treatment of Certain Awards Upon Retirement

Subject to any waiver by the Compensation Committee, all unvested restricted share unit awards and unvested stock options held by a plan participant will be forfeited if the participant ceases to provide services to the Company for any reason. However, certain award agreements for PSUs granted under our 2010 Plan and 2017 Plan provide that if a plan participant ceases to provide services to the Company due to a qualifying retirement (meaning a voluntary termination of service after the participant has attained the age of sixty (60) years and completed at least ten (10) years of service as an employee of the Company), then the award will not terminate and a pro-rata number of shares subject to the award shall be issued to the participant upon the vesting of the award agreement pursuant to the original performance criteria. At the current time, Messrs. Barbier and Humphries are the only NEOs that satisfy the retirement criteria.

Acceleration of Vesting Upon a Change in Control

Our equity incentive plans are “double trigger” plans, meaning that unvested restricted share unit awards vest immediately only if (i) there is a change in control of the Company and (ii)(x) such awards are not converted, assumed or replaced by the successor or survivor corporation or (y) if provided by the Compensation Committee as described below, the service of the award recipient is involuntarily terminated within a designated period following the effective date of such change in control.

Under the terms of the 2010 Plan and the 2017 Plan (together, the “Plans”), unless otherwise provided in the applicable award agreement or other agreement between the Company and the participant, in the event of a change of control of the Company (as defined in the Plans) in which the participant’s awards are not converted, assumed, or replaced by a successor or survivor corporation, or a parent or subsidiary thereof, then all forfeiture restrictions on such awards will lapse immediately prior to the change of control and, following the consummation of such a change of control, all such awards will terminate and cease to be outstanding.

Where awards under the Plans are assumed or continued after a change in control, the Compensation Committee may provide that one or more awards will automatically accelerate upon an involuntary termination of service within a designated period (not to exceed eighteen (18) months) following the effective date of such change in control. If the Compensation Committee so determines, immediately upon an involuntary termination of service following a change of control all forfeiture restrictions on such award will lapse.

Among our named executive officers, 195,312 of Ms. Advaithi’s unvested restricted share unit awards, 694,652 of Mr. Collier’s unvested restricted and performance share unit awards, 672,295 of Mr. Barbier’s unvested restricted and performance share unit awards, 784,414 of Mr. Britt’s unvested restricted and performance share unit awards, 674,961 of Mr. Humphries’ unvested restricted and performance share unit awards, and 613,859 of Mr. Offer’s unvested restricted and performance share unit awards are subject to the above-described change in control provision.

2019 Severance Plan

On January 17, 2019, the Compensation Committee adopted the Flex Ltd. Executive Severance Plan (the “Severance Plan”). The Severance Plan covers senior level employees of the Company, including the Company’s Chief Financial Officer and other named executive officers, but not including the Company’s Chief Executive Officer. Under the Plan, in the event of a termination of employment by the Company without “cause” or by a participant for “good reason” (each such term as defined in the Plan), the participant will receive the following benefits, subject to the participant entering into and complying with a transition and release agreement in a form provided by the Company (“Transition Agreement”):

•                continuation of base salary and benefits coverage for 12 months during the transition period provided in the Transition Agreement (12 months or longer) and payment of quarterly bonus earned for full quarters completed prior to the termination and pro rata annual bonus;

•                continued vesting of restricted share units, performance share units, long-term free cash flow awards and deferred compensation awards during the transition period; and

•                following the transition period, subject to the participant signing an additional release of claims and reaffirming compliance of the participant’s obligations under the Transition Agreement, accelerated vesting of restricted share units and deferred compensation awards that would have vested during the one-year period following the transition period.

During the transition period, the participant will be required to discharge his or her transition duties and comply with other terms and conditions to be set forth in the Transition Agreement, including customary non-competition, non-solicitation, non-disclosure, non-disparagement and cooperation provisions. Any violation of such obligations may result in cessation of benefits and clawback rights of the Company.

There are no tax gross-ups in the severance plan.

Separation Agreement

On December 24, 2018, the Company entered into a Separation Agreement and Release of Claims (the “Separation Agreement”) with Mr. McNamara, which provided for Mr. McNamara’s retirement from his position as Chief Executive Officer on December 31, 2018 (the “Separation Date”) and his resignation from the Company’s Board of Directors and the boards of directors of any Company subsidiaries and affiliates as of the Separation Date.  Under the terms of the Separation Agreement, in consideration for a general release, Mr. McNamara was eligible to receive the following payments and benefits: (i) a lump sum amount equal to twelve (12) months of his base salary in effect as of immediately prior to the Separation Date, amounting to $1,250,000, payable within five (5) business days following the effective date of the Separation Agreement, which shall be the day following the applicable seven (7)-day revocation period for the Separation Agreement; (ii) acceleration of Mr. McNamara’s time-vesting RSUs that would have vested during calendar year 2019 had Mr. McNamara remained continuously employed by the Company through June of 2019, amounting to 347,985 shares; and (iii) for the period commencing January 1, 2019 through the date that Mr. McNamara attains age 65, the Company will make available to Mr. McNamara group health insurance plan coverage through the Flex Executive Retiree PPO Plan at the Company’s expense.  The payments and benefits set forth in the preceding clauses (i) and (ii) are subject to a clawback on the part of the Company if the Company determines in good faith that Mr. McNamara has breached the Separation Agreement, including customary non-disclosure, non-disparagement and cooperation provisions.  In accordance with the terms of Mr. McNamara’s previously awarded PSUs, Mr. McNamara’s separation from service is a qualifying retirement, and a pro rata number of shares will be issued upon the vesting of the PSUs pursuant to the applicable performance criteria, subject to clawback rights of the Company.  Mr. McNamara retained his vested Elementum profits interests but forfeited any unvested Elementum profits interests as of the Separation Date.  All other equity compensation awards ceased to vest as of the Separation Date and were forfeited.  In addition, Mr. McNamara was not eligible to receive any quarterly bonus for the quarter ended December 31, 2018 or any annual bonus for fiscal year 2019.  The Separation Agreement further provides that Mr. McNamara’s vested deferred compensation account will be paid in accordance with its terms and any unvested deferred compensation will be forfeited.

Potential Payments Upon Termination or Change in Control
as of March 31, 2019

The following table and accompanying notes show the estimated payments and benefits that would have been provided to each named executive officer as a result of (i) the accelerated vesting of deferred compensation in the case of a change of control with a termination of employment and (ii) the accelerated vesting of restricted and performance share unit awards in the event of a change of control if such awards are not assumed by the successor company in connection with the change of control, (iii) involuntary termination without cause or voluntary termination for good reason under the Company’s Severance Plan or (iv) retirement.

Calculations for this table assume that the triggering event took place on March 29, 2019, the last business day of our 2019 fiscal year, and are based on the price per share of our Ordinary Shares on such date, which was $10.00. The following table does not include potential payouts under our named executive officers’ nonqualified deferred compensation plans relating to vested benefits.

Name	Change in Control with Termination		Change in Control and No Assumption of Award(1)		Involuntary Termination without Cause or Voluntary Termination for Good Reason(2)		Retirement(3)
Revathi Advaithi
Base Salary Payment (Continuation)(4)	$2,300,000		$—		$2,300,000		$—
Benefits(4)	$41,336		$—		$41,336		$—
Bonus Payments(4)	$3,450,000		$—		$3,450,000		$—
Accelerated Vesting of Deferred Compensation(4)(5)	$—		$—		$—		$—
Accelerated Vesting of Service-based RSUs(4)	$1,953,120		$1,953,120		$1,953,120		$—
Pro Rata Vesting of PSUs	$—		$—		$—		$—
Total	$7,744,456		$1,953,120		$7,744,456		$—
Michael McNamara(6)
Base Salary Payment	$—		$—		$—		$1,250,000
Benefits	$—		$—		$—		$23,788
Vested Deferred Compensation	$—		$—		$—		$19,660,437
Accelerated Vesting of Service-based RSUs	$—		$—		$—		$3,278,019
Accelerated Vesting of Performance-based RSUs	$—		$2,231,803	(10)	$—		$—
Pro Rata Vesting of PSUs	$—		$—		$—		$2,231,803	(10)
Total	$—		$2,231,803		$—		$26,444,047
Christopher Collier
Base Salary Payment (Continuation)(7)	$700,000		$—		$700,000		$—
Benefits(7)	$19,926		$—		$19,926		$—
Bonus Payments(8)	$512,849		$—		$512,849		$512,849
Accelerated Vesting of Deferred Compensation(5)	$545,502		$—		$545,502		$—
Accelerated Vesting of Service-based RSUs	$4,368,730	(9)	$4,623,910		$4,368,730	(9)	$—
Accelerated Vesting of Performance-based RSUs	$594,530	(9)	$2,322,610		$594,530	(9)	$—
Pro Rata Vesting of PSUs	$—		$—		$—		$—
Total	$6,741,537		$6,946,520		$6,741,537		$512,849
Francois P. Barbier
Base Salary Payment (Continuation)(7)	$710,000		$—		$710,000		$—
Benefits(7)	$130,172		$—		$130,172		$—
Bonus Payments(8)	$520,175		$—		$520,175		$520,175
Accelerated Vesting of Deferred Compensation(5)	$—		$—		$—		$—
Accelerated Vesting of Service-based RSUs	$4,206,830	(9)	$4,501,430		$4,206,830	(9)	$—
Accelerated Vesting of Performance-based RSUs	$594,530	(9)	$2,221,520		$594,530	(9)	$—
Pro Rata Vesting of PSUs	$—		$—		$—		$426,670	(10)
Total	$6,161,707		$6,722,950		$6,161,707		$946,845
Douglas Britt
Base Salary Payment (Continuation)(7)	$710,000		$—		$710,000		$—
Benefits(7)	$19,958		$—		$19,958		$—
Bonus Payments(8)	$1,016,384		$—		$1,016,384		$1,016,384
Accelerated Vesting of Deferred Compensation(5)	$428,322		$—		$428,322		$—
Accelerated Vesting of Service-based RSUs	$5,485,570	(9)	$5,754,010		$5,485,570	(9)	$—
Accelerated Vesting of Performance-based RSUs	$594,530	(9)	$2,090,130		$594,530	(9)	$—
Pro Rata Vesting of PSUs	$—		$—		$—		$—
Total	$8,254,764		$7,844,140		$8,254,764		$1,016,384
Paul Humphries
Base Salary Payment (Continuation)(7)	$710,000		$—		$710,000		$—
Benefits(7)	$14,764		$—		$14,764		$—
Bonus Payments(8)	$815,264		$—		$815,264		$815,264

Name	Change in Control with Termination		Change in Control and No Assumption of Award(1)	Involuntary Termination without Cause or Voluntary Termination for Good Reason(2)		Retirement(3)
Accelerated Vesting of Deferred Compensation(5)	$548,756		$—	$548,756		$—
Accelerated Vesting of Service-based RSUs	$4,219,110	(9)	$4,515,810	$4,219,110	(9)	$—
Accelerated Vesting of Performance-based RSUs	$594,530	(9)	$2,233,800	$594,530	(9)	$—
Pro Rata Vesting of PSUs	$—		$—	$—		$429,110	(10)
Total	$6,902,424		$6,749,610	$6,902,424		$1,244,374
Scott Offer
Base Salary Payment (Continuation)(7)	$605,000		$—	$605,000		$—
Benefits(7)	$19,482		$—	$19,482		$—
Bonus Payments(8)	$370,803		$—	$370,803		$370,803
Accelerated Vesting of Deferred Compensation(5)	$—		$—	$—		$—
Accelerated Vesting of Service-based RSUs	$4,134,660	(9)	$4,752,560	$4,134,660	(9)	$—
Accelerated Vesting of Performance-based RSUs	$594,530	(9)	$1,386,030	$594,530	(9)	$—
Pro Rata Vesting of PSUs	$—		$—	$—		$—
Total	$5,724,475		$6,138,590	$5,724,475		$370,803

(1)     The amounts shown represent the estimated value of the accelerated vesting of restricted and performance share unit awards (at target) following a change of control under the terms of our equity incentive plans, which assumes that such restricted share unit awards are not assumed or replaced by the successor corporation or its parent. If such awards are assumed or replaced in a change of control transaction, the vesting of such awards will not accelerate; provided, that the Compensation Committee may determine that awards under the Plans may be accelerated if the executive is terminated within a certain period (not to exceed 18 months) following a change of control. PSUs may be accelerated on a pro-rata basis following a change of control. All amounts shown in this column represent the intrinsic value of the awards based on the closing price of our ordinary shares on March 29, 2019, the assumed date of the triggering event.

(2)     The amounts shown represent, except for Ms. Advaithi, the estimated value of amounts payable under the Company’s Severance Plan, subject to the participant entering into and complying with a Transition Agreement.

(3)     For termination of service due to retirement, then (i) the PSUs will not terminate and (ii) a pro-rata number of vested shares shall be issued to the executive upon the vesting of the award pursuant to achieving the performance criteria.  The amounts reported assume vesting at 100% of target shares.

(4)     Represents two years’ continued payment of base salary and two years of target annual bonus amount, two years’ continued vesting of outstanding equity awards and deferred compensation, and two years’ continued benefits coverage.

(5)     The amount shown represents the portion of the unvested balance of the executive’s deferred compensation account that would vest in the event the executive is terminated by the Company without cause or resigns with good reason following a change in control of the Company (as defined in the 2010 deferred compensation plan). No executive’s deferred compensation account will vest upon a change of control (without any termination following such change in control) or upon the executive’s retirement.

(6)     Mr. McNamara retired on December 31, 2018 and the amounts set forth under the “Retirement” reflect the actual amounts paid to Mr. McNamara in connection with his retirement.  The amount reported for pro rata vesting of PSUs reflects the estimated payouts at target for his TSR and free cash flow PSUs. Value shown for benefits represents an annual value of company-paid retiree executive medical.

(7)     Represents the continuation of base salary and estimated benefits for 12 months during the transition period provided in the Transition Agreement (which may be 12 months or longer).

(8)    Represents payment of a pro-rated portion of the participant’s annual bonus based on the quarters for which the participant received a quarterly bonus, calculated and determined per plan rules and Company policies (calculated using annual target bonus amounts).

(9)    Includes acceleration of retention awards granted on December 7, 2018 (stock price-based) and March 5, 2019 (service-based).  These awards The RSUs have accelerated vesting in the event of a termination of employment by the Company without cause or by the executive officer for good reason prior to the vest date.

(10)  The amounts shown do not include the TSR-based PSU (and the free cash flow based PSU for Mr. McNamara only) that would have vested on June 14, 2019. Due to the current share price and free-cash flow below threshold levels, the actual payout resulted in 0% of target.

Part IV—Additional Information
CEO Pay Ratio

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following disclosure about the median annual total compensation of our employees in relation to the annual total compensation of our Chief Executive Officer.

We are a globally-recognized provider of Sketch-to-Scale® services—innovative design, engineering, manufacturing, and supply chain services and solutions—from conceptual sketch to full-scale production. We have established an extensive network of design and manufacturing facilities in the world’s major consumer electronics and enterprise products markets (Asia, the Americas, and Europe) in order to serve the outsourcing needs of both multinational and regional companies. Our global services provide our customers with a competitive advantage by delivering improved product quality, increased flexibility, leading-edge manufacturability, improved performance, faster time-to-market, and competitive costs. We have manufacturing operations situated in low-cost regions of the world to provide our customers with a wide array of manufacturing solutions and low manufacturing costs. As of March 31, 2019, approximately 80% of our manufacturing capacity was located in low-cost locations, such as Brazil, China, Hungary, India, Indonesia, Malaysia, Mexico, Poland, Romania, and the Ukraine. For the fiscal year ended March 31, 2019, we had revenues of $26.2 billion. Approximately 88% of our revenues are generated outside of the U.S. With this large scale, global manufacturing-intensive business model, we have approximately 200,000 employees globally, including our contractor workforce, of whom approximately 97% are outside of the U.S. and approximately 91% are located in emerging markets. To better understand the following pay ratio disclosure, it is important to recognize that our compensation programs are designed to reflect local market practices across our global operations. We offer market-based competitive wages and benefits in all geographies in which we operate. Our CEO’s compensation is structured to align pay with performance, with pay levels set in line with our peers that are companies of similar size, scale, and complexity.

CEO Transition

Because we had a CEO transition in February 2019, in accordance with SEC rules, we have elected to annualize Ms. Advaithi’s compensation for the period she has served as our CEO in order to determine her annual total compensation.

Fiscal Year 2019 Pay Ratio

We experienced a CEO transition during the fiscal year 2019 and we have elected to use the compensation of Ms. Revathi Advaithi, who joined Flex on February 11, 2019 and was in the role of CEO of Flex on March 31, 2019, in the calculation of this year’s pay ratio.  Because Ms. Advaithi was not employed by Flex for the entire fiscal year, we have annualized her compensation relative to the values disclosed in the Summary Compensation Table (SCT), as follows:

•                As shown above, our CEO’s total annualized compensation for fiscal year 2019 was $8,725,409.

•                The annual total compensation of our median employee among all non-contractor employees (excluding the CEO) was $6,471.

•                Our CEO’s annual total compensation, as reported in the Summary Compensation Table, was $5,518,765.

Based on this information, the ratio of the annual total compensation of our CEO relative to the annual total compensation of our median employee was 1,348 to 1.

The pay ratio disclosed above is a reasonable estimate, calculated in a manner consistent with the SEC rules based on our payroll and employment records and the methodologies described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio allow companies to use different methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio disclosed by other companies may not be comparable to the pay ratio disclosed above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios. Moreover, there are a number of factors that make a meaningful comparison of pay ratios difficult, such as industry-specific pay differentials, the geographic location of employee populations, and the nature of a company’s manufacturing operations.

Identification of the Median Employee

For purposes of identifying our median employee in 2019, we considered target total annual cash compensation multiplied by the FTE % factor as reflected in our global human resources information system, such that those that only work part-time were included at the part-time pay rate and not converted to a full-time equivalent pay level. We selected this compensation approach because it captures both base salary as well as bonuses and other cash payments that may be provided to employees in our varying work geographies. We measured compensation for purposes of measuring the median employee using the 12-month period ending March 31, 2019. No cost-of-living adjustments were made.

We selected March 31, 2019 as the date on which to determine our median employee. As of that date, we had 171,171 employees (not including our contractors), 164,254 of whom were located outside of the United States and approximately 154,136 of whom were located in emerging markets. This employee count excludes approximately 33,000 individuals who are classified as contractors for this analysis and therefore not included in the CEO pay ratio calculations. Additionally, this employee count reflects our utilization of the de minimis exemption to eliminate countries representing no more than 5% of our global population in the aggregate. The countries excluded were Ukraine and Indonesia, with 3,536 and 2,087 employees, respectively, in the aggregate representing approximately 3.3% of our global population. With these countries excluded, we had 165,548 employees with 158,631 located outside of the United States.

Using this methodology, we determined that our median employee was a full-time, salaried employee working in Mexico. The employee’s annual total compensation in 2019 was approximately $6,471. For purposes of this disclosure, we converted the employee’s total compensation from Mexican Pesos to U.S. dollars using the exchange rate (19.3580 MXN to 1 USD) as of March 27, 2019.

Calculation of Median Employee’s Compensation and CEO’s Annualized Compensation

In determining the annual total compensation in 2019 of approximately $6,471 for our median employee, as required by SEC rules, we calculated the employee’s compensation in accordance with Item 402(c)(2)(x) of Regulation S-K, consistent with how we determine our CEO’s total compensation for fiscal year 2019 in the Summary Compensation Table.

As a result of annualizing Ms. Advaithi’s annual total compensation for purposes of the CEO pay ratio calculation, her annual total compensation is $8,725,409, which differs from the amount reflected as her total compensation set forth in the Summary Compensation Table of $5,518,765.

Part IV—Additional Information
Compensation Committee Report

EQUITY COMPENSATION PLAN INFORMATION

As of March 31, 2019, we maintained our 2010 Plan and our 2017 Plan, which replaced our 2010 Plan with respect to further grants of equity awards. In addition, we maintained the NEXTracker, Inc. 2014 Equity Incentive Plan and the BrightBox Technologies, Inc. 2013 Stock Incentive Plan (as amended), which we assumed as part of acquisitions during fiscal years 2016 and 2017, respectively. The following table provides information about equity awards outstanding under these plans as of March 31, 2019. The below does not reflect the effect of our fiscal 2020 grants under the 2017 Plan and the vesting of awards in fiscal 2020.

Plan Category	Number of Ordinary Shares to be Issued Upon Exercise of Outstanding Options and Vesting of Restricted Share Unit Awards (a)		Weighted-Average Exercise Price of Outstanding Options(1) (b)	Number of Ordinary Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Ordinary Shares Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders(2)	14,521,320		$10.79	16,066,786	(2)
Equity compensation plans not approved by shareholders(3)(4)	1,255,796	(5)	$3.90	—
Total	15,777,116	(6)	$3.93	16,066,786	(2)

(1)       The weighted-average exercise price does not take into account Ordinary Shares issuable upon the vesting of outstanding restricted share unit awards, which have no exercise price.

(2)       Consists of Ordinary Shares available for grant under the 2017 Plan. The 2017 Plan provides for grants of up to 22.0 million Ordinary Shares, plus Ordinary Shares available for grant as a result of the forfeiture, expiration or termination of options and restricted share unit awards granted under the 2010 Plan (if such Ordinary Shares are issued under such other stock options or restricted share unit awards, they will not become available under the 2017 Plan).

(3)       In connection with the acquisition of NEXTracker, Inc. on September 28, 2015, we assumed the NEXTracker, Inc. 2014 Equity Incentive Plan, including all outstanding options to purchase NEXTracker, Inc. common stock with exercise prices equal to, or less than, $7.34 per share. Each assumed option was converted into an option to acquire our Ordinary Shares at the applicable exchange rate of 1.4033. As a result, we assumed approximately 5.6 million unvested restricted stock units and unvested options with exercise prices ranging from between $0.08 and $10.65 per ordinary share. Options granted under this plan generally have an exercise price not less than the fair value of the underlying Ordinary Shares on the date of grant. The awards generally vest over four years, and options generally expire ten years from the date of grant. Unvested awards are forfeited upon termination of employment.

(4)       In connection with the acquisition of BrightBox Technologies, Inc. on May 16, 2016, we assumed the BrightBox Technologies, Inc. 2013 Stock Incentive Plan (as amended), including all outstanding options to purchase BrightBox Technologies, Inc.’s common stock with exercise prices equal to, or less than, $0.08 per share. Each assumed option was converted into an option to acquire our Ordinary Shares at the applicable exchange rate of 6.4959. As a result, we assumed approximately 0.2 million unvested options with exercise prices ranging from between $0.45 and $0.52 per ordinary share. Options granted under this plan generally have an exercise price not less than the fair value of the underlying Ordinary Shares on the date of grant. The options generally vest over four years, and options generally expire ten years from the date of grant. Unvested options are forfeited upon termination of employment.

(5)       Consists of Ordinary Shares issuable upon the exercise of outstanding stock options.

(6)       Includes 14,903,886 Ordinary Shares issuable upon the vesting of restricted share unit awards. The remaining balance consists of Ordinary Shares issuable upon the exercise of outstanding stock options. For awards subject to market performance criteria, the amount reported reflects the number of shares to be issued if the target level is achieved. An additional 3,030,165 shares would be issued if the maximum market performance level is achieved.

Part IV—Additional Information
Security Ownership of Certain Beneficial Owners and Management

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of June 14, 2019, except as otherwise indicated, regarding the beneficial ownership of our Ordinary Shares by:

•                each shareholder known to us to be the beneficial owner of more than 5% of our outstanding Ordinary Shares;

•                each of our named executive officers;

•                each director; and

•                all executive officers and directors as a group.

Unless otherwise indicated, the address of each of the individuals named below is: c/o Flex Ltd., No. 2 Changi South Lane, Singapore 486123.

Information in this table as to our directors, named executive officers and all directors and executive officers as a group is based upon information supplied by these individuals and Forms 3, 4, and 5 filed with the SEC. Information in this table as to our greater than 5% shareholders is based solely upon the Schedules 13G filed by these shareholders with the SEC. Where information regarding shareholders is based on Schedules 13G, the number of shares owned is as of the date for which information was provided in such schedules.

Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Ordinary shares subject to options that are currently exercisable or are exercisable within 60 days of June 14, 2019, and Ordinary Shares subject to restricted share unit awards that vest within 60 days of June 14, 2019 are deemed to be outstanding and to be beneficially owned by the person holding such awards for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all the shares beneficially owned, subject to community property laws where applicable.

For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 513,926,093 Ordinary Shares outstanding on June 14, 2019 plus the number of Ordinary Shares that such person or group had the right to acquire on or within 60 days after June 14, 2019.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent
5% Shareholders:
PRIMECAP Management Company(1) 177 E. Colorado Blvd., 11th Floor, Pasadena, CA 91105	77,367,919	15.05%
Wellington Management Group LLP(2) 280 Congress Street, Boston, MA 02210	48,334,433	9.40%

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percent
Named Executive Officers and Directors:
Revathi Advaithi	—	*
Francois Barbier(3)	162,124	*
Doug Britt(4)	128,576	*
Christopher Collier(5)	687,981	*
Paul Humphries(6)	399,575	*
Scott Offer(7)	105,108	*
Michael Capellas	107,080	*
Jill A. Greenthal	—	*
Jennifer Li	10,364	*
Marc Onetto(8)	76,929	*
Willy Shih	179,802	*
Charles K. Stevens, III	—	*
Lay Koon Tan	136,418	*
William Watkins	32,730	*
Lawrence Zimmerman	91,476	*
All executive officers and directors as a group (16 persons)(9)	2,153,736	0.42%

*       Less than 1%.

(1)       Based on information supplied by PRIMECAP Management Company in an amended Schedule 13G filed with the SEC on February 8, 2019. PRIMECAP Management Company has sole voting power over 41,174,546 shares and sole dispositive power over 77,367,919 shares.

(2)       Based on information supplied by Wellington Management Group LLP in an amended Schedule 13G filed with the SEC on February 12, 2019. Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP have shared voting power over 34,648,220 of these shares and shared dispositive power over 48,334,433 shares.  Wellington Management Company LLP has shared voting power over 22,373,214 shares and shared dispositive power over 29,389,444 shares.

(3)       Includes 38,670 shares issuable upon settlement of restricted share unit awards that vest within 60 days of June 14, 2019.

(4)       Includes 36,054 shares issuable upon settlement of restricted share unit awards that vest within 60 days of June 14, 2019. Includes 5,007 shares owned by Mr. Britt’s spouse.

(5)       Includes 41,613 shares issuable upon settlement of restricted share unit awards that vest within 60 days of June 14, 2019.

(6)       Includes 38,879 shares issuable upon settlement of restricted share unit awards that vest within 60 days of June 14, 2019.

(7)       Includes 26,481 shares issuable upon settlement of restricted share unit awards that vest within 60 days of June 14, 2019.

(8)       All shares held indirectly by a living trust, of which Mr. Onetto is a trustee.

(9)       Includes 189,263 shares issuable upon settlement of restricted share unit awards that vest within 60 days of June 14, 2019.

Part IV—Additional Information
Certain Relationships and Related Person Transactions

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review of Related Person Transactions

Our Code of Business Conduct and Ethics provides guidance for addressing actual or potential conflicts of interests, including those that may arise from transactions and relationships between us and our executive officers or directors. In addition, in order to formalize our policies and procedures for the review, approval or ratification, and disclosure of related person transactions, our Board of Directors adopted a Statement of Policy with Respect to Related Person Transactions. The policy generally provides that the Nominating and Corporate Governance Committee (or another committee comprised solely of independent directors) will review, approve in advance or ratify, all related person transactions between us and any director, any nominee for director, any executive officer, any beneficial owners of more than 5% of our Ordinary Shares or any immediate family member of any of the foregoing individuals. Under the policy, some ordinary course transactions or relationships are not required to be reviewed, approved or ratified by the applicable Board committee, including, among other things, the following transactions:

•                transactions involving less than $25,000 for any individual related person;

•                compensation arrangements with directors and executive officers resulting solely from their service on the Board or as executive officers, so long as such arrangements are disclosed in our filings with the SEC or, if not required to be disclosed, are approved by our Compensation Committee; and

•                indirect interests arising solely from a related person’s service as a director and/or owning, together with all other related persons, directly or indirectly, less than a 10% beneficial ownership interest in a third party (other than a partnership) which has entered into or proposes to enter into a transaction with us.

We have various procedures in place to identify potential related person transactions, and the Nominating and Corporate Governance Committee works with our management and our Office of General Counsel in reviewing and considering whether any identified transactions or relationships are covered by the policy. Our Statement of Policy with Respect to Related Person Transactions is included in our Guidelines with Regard to Certain Governance Matters, a copy of which is available along with a copy of the Company’s Code of Business Conduct and Ethics on the Corporate Governance page of the Investor Relations section of our website at www.flex.com.

Transactions with Related Persons

The wife of Mr. Britt, the President, Flex Integrated Solutions of the Company, was employed by the Company in fiscal year 2019 (and presently).  Kelly Britt was employed as Senior Director Business Development for CEC and earned approximately $245,000 in salary, share awards and benefits during fiscal year 2019.

Mr. McNamara, the Company’s former CEO and former director, has a daughter-in-law, Lacey Ellis, who was employed by the Company in fiscal year 2019 (and presently). Ms. Ellis was employed as an attorney and earned approximately $182,000 in salary, bonus and benefits during fiscal year 2019.

The employment and compensation of the family members described above was approved and established by the Company in accordance the Statement of Policy with Respect to Related Person Transactions as described above and each family member’s employment and compensation is in accordance with the Company’s employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions.

Prior to joining the Company, our CEO, Ms. Advaithi, was President and Chief Operating Officer, Electrical Sector, of Eaton Corporation plc.  Eaton Corporation plc and its subsidiaries (collectively, “Eaton”) are suppliers to the Company.  The Company made payments of $0.5 million to Eaton in the Company’s fiscal year 2019 and Eaton continues to be a supplier to the Company.  These supply arrangements were made in the ordinary course and on arms-length terms and such ordinary course supply arrangements were made prior to discussions between the Company and Ms. Advaithi concerning her appointment.

Subsequent to Mr. McNamara’s retirement from the Company, he became a general partner in a venture capital firm where the Company had an investment in three of its limited partnership investment vehicles.  After Mr. McNamara’s retirement, the Company sold its limited partnership interest to the limited partnership for an aggregate consideration of $31.6 million.  The transaction was negotiated on arm’s-length terms and without regard to Mr. McNamara’s prior positions as CEO and a director of Flex.

Other than the foregoing and the compensation agreements and other arrangements described under the sections entitled “Executive Compensation” of this joint proxy statement and “Non-Management Directors’ Compensation for Fiscal Year 2019” of this joint proxy statement, during fiscal year 2019, there was not, nor is there currently proposed, any transaction or series of similar transactions to which we are or will be a party:

•                in which the amount involved exceeded or will exceed $120,000; and

•                in which any director, nominee, executive officer, holder of more than 5% of our Ordinary Shares or any member of their immediate family had or will have a direct or indirect material interest.

Part IV—Additional Information
Shareholder Proposals for the 2020 Annual General Meeting

SHAREHOLDER PROPOSALS FOR THE 2020 ANNUAL GENERAL MEETING

Shareholder proposals submitted under SEC Rule 14a-8 and intended for inclusion in the proxy statement for our 2020 annual general meeting of shareholders must be received by us no later than March 12, 2020 in order to be deemed timely submissions. Any such shareholder proposals must be mailed to us at 6201 America Center Drive, San Jose, California, 95002, U.S.A., Attention: Chief Executive Officer. Any such shareholder proposals may be included in our proxy statement for the 2020 annual general meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable rules and regulations promulgated by the SEC. Shareholder proposals submitted outside the processes of SEC Rule 14a-8 are subject to the requirements of the Companies Act, as described in the following paragraph, and applicable rules and regulations promulgated by the SEC. The proxy designated by us will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the 2020 annual general meeting of shareholders unless notice of such proposal is received by the applicable deadlines prescribed by the Singapore Companies Act.

Under Section 183 of the Companies Act, registered shareholders representing (i) at least 5% of the total voting rights of all registered shareholders having at the date of the requisition, the right to vote at the meeting to which the requisition relates, or (ii) not fewer than 100 registered shareholders holding shares in the Company on which there has been paid up an average sum of at least $500 per shareholder may, at their expense (unless the Company resolves otherwise), requisition that we include and give notice of their proposal for the 2020 annual general meeting. Any such requisition must satisfy the requirements of Section 183 of the Singapore Companies Act, and must be signed by all the requisitionists and be deposited at our registered office in Singapore, No. 2 Changi South Lane, Singapore 486123, at least six weeks prior to the date of the 2020 annual general meeting in the case of a requisition requiring notice of a resolution, or at least one week prior to the date of the 2020 annual general meeting in the case of any other requisition.

Part IV—Additional Information
Incorporation of Certain Documents by Reference &
Singapore Statutory Financial Statements

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Flex incorporates by reference the following sections of our Annual Report on Form 10-K for the fiscal year ended March 31, 2019:

•                Item 8, “Financial Statements and Supplementary Data;”

•                Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” and

•                Item 7A, “Quantitative and Qualitative Disclosures About Market Risk.”

SINGAPORE STATUTORY FINANCIAL STATEMENTS

Our Annual Report on Form 10-K for the fiscal year ended March 31, 2019, which was filed with the SEC on May 21, 2019, includes our audited consolidated financial statements, prepared in conformity with accounting principles generally accepted in the United States of America, or U.S. GAAP, together with the Independent Registered Public Accounting Firm’s Report of Deloitte & Touche LLP, our independent auditors for the fiscal year ended March 31, 2019. We publish our U.S. GAAP financial statements in U.S. dollars, which is the principal currency in which we conduct our business.

Our Singapore statutory financial statements, prepared in conformity with the provisions of the Companies Act will be made available to our shareholders on our website at https://investors.flex.com/financials prior to the date of the 2019 annual general meeting, as required under Singapore law.

Our Singapore statutory financial statements include:

•                our consolidated financial statements (which are identical to those included in the Annual Report on Form 10-K, described above);

•                supplementary financial statements (which reflect solely the Company’s standalone financial results, with our subsidiaries accounted for under the equity method rather than consolidated);

•                a Directors’ Statement; and

•                the Independent Auditors’ Report of Deloitte & Touche LLP, our Singapore statutory auditors for the fiscal year ended March 31, 2019.

Part IV—Additional Information
Other Matters

OTHER MATTERS

Our management does not know of any matters to be presented at the extraordinary general meeting of shareholders or the 2019 annual general meeting other than those set forth herein and in the notices accompanying this joint proxy statement. If any other matters are properly presented for a vote at the extraordinary general meeting or the 2019 annual general meeting, the enclosed proxies confer discretionary authority to the individuals named as proxies to vote the shares represented by such proxy, as to those matters.

It is important that your shares be represented at the extraordinary general meeting and 2019 annual general meeting, regardless of the number of shares you hold. We urge you to promptly execute and return the accompanying proxy cards in the envelope that has been enclosed for your convenience, or to vote or give voting instructions in accordance with the proxy cards or Notices.

Registered shareholders who are present at the extraordinary general meeting and 2019 annual general meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports for our beneficial shareholders. This means that only one copy of our proxy materials and our Annual Report on Form 10-K may have been sent to multiple shareholders in your household, unless your bank, broker or nominee received contrary instructions from one or more shareholders in your household. If you want to receive separate copies of our proxy materials or annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder. We will promptly deliver a separate copy of either document to you if you request one by writing or calling us at the contact information listed later on this page.

We incorporate by reference information from Note 4 to our audited consolidated financial statements for the fiscal year ended March 31, 2019, “Share-Based Compensation,” included in our Annual Report on Form 10-K and the sections entitled “Financial Statements and Supplementary Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk.” Upon request, we will furnish without charge by first class mail or other equally prompt means within one business day of receipt of such request, to each person to whom a proxy statement is delivered a copy of our Annual Report on Form 10-K (not including exhibits). You may request a copy of such information, at no cost, by writing or telephoning us at:

Flex Ltd.
6201 America Center Drive
San Jose, California 95002 U.S.A.
Telephone: (408) 576-7985

Web links throughout this joint proxy statement are provided for convenience only, and the content on the referenced websites does not constitute part of this joint proxy statement.

Cautionary Note Regarding Forward-Looking Statements:

This document contains forward-looking statements within the meaning of U.S. securities law. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from the expectations expressed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. These risks include: that future revenues and earnings may not be achieved as expected; the challenges of effectively managing our operations, including our ability to control costs and manage changes in our operations; litigation and regulatory investigations and proceedings compliance with legal and regulatory requirements; the possibility that benefits of the Company’s restructuring actions may not materialize as expected; that the expected revenue and margins from recently launched programs may not be realized; our dependence on a small number of customers; the impact of component shortages, including its impact on our revenues; geopolitical risk, including the termination and renegotiation of international trade agreements and trade policies, including the impact of tariffs and related regulatory actions; that recently proposed changes or future changes in tax laws in certain jurisdictions where we operate could materially impact our tax expense; the effects that the current macroeconomic environment could have on our business and demand for our products; and the effects that current credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations. Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports on Forms 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission.

The forward-looking statements in this document are based on current expectations and Flex assumes no obligation to update these forward-looking statements.

By order of the Board of Directors,

Tay Hong Chin Regina
Company Secretary

July 9, 2019

Singapore

Upon request, we will furnish without charge to each person to whom this joint proxy statement is delivered a copy of any exhibit listed in our Annual Report on Form 10-K for the fiscal year ended March 31, 2019. You may request a copy of this information at no cost, by writing or telephoning us at:

Flex Ltd.
6201 America Center Drive
San Jose, California 95002 U.S.A.
Telephone: (408) 576-7985

ANNEX A

FLEX LTD.

ANNEX A: PROPOSED AMENDMENTS TO THE 2016 CONSTITUTION

Annex A-1

The alterations which are proposed to be made to the 2016 Constitution of Flex Ltd. pursuant to EGM Proposal No. 1 set forth in the Notice of Extraordinary General Meeting dated July 9, 2019 are set out below. For ease of reference, the full text of the Articles proposed to be altered has been reproduced and the alterations highlighted. Proposed additions are indicated by underlining and proposed deletions are indicated by strike-outs.

1.            Proposed Amendment to Article 58 of the 2016 Constitution

58.          Routine business shall mean and include only business transacted at an Annual General Meeting of the following classes:

(a)           Declaring dividends;

(b)           Reading, considering and laying the financial statements, the Directors’ statement and Auditor’s report, and other documents required to be attached to the financial statements;

(c)           Appointing or re-appointing Directors to fill vacancies arising at the meeting on retirement ~~whether by rotation or otherwise~~; and

(d)           Appointing or re-appointing the Auditor and fixing the remuneration of the Auditor or determining the manner in which such remuneration is to be fixed.

Routine business.

2.            Proposed Amendment to Article 90 of the 2016 Constitution

90.          A Chief Executive Officer (or a person holding an equivalent position) who is a Director shall ~~not,~~ while he continues to hold that office, be subject to retirement as the other Directors and, ~~by rotation unless the Board of Directors determines otherwise at its sole discretion, at any time, and he shall not be taken into account in determining the number of Directors to retire by rotation but he shall,~~ subject to the provisions of any contract between him and the Company, be subject to the same provisions as to resignation and removal as the other Directors of the Company ~~and if he ceases to hold the office of Director from any cause he shall ipso facto and immediately cease to be a Chief Executive Officer (or hold such equivalent position)~~.  A Chief Executive Officer who is also a Director shall not automatically cease as Chief Executive Officer if he ceases from any cause to be a Director, unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be subject to the provisions of any contract between him and the Company.

Resignation, retirement and removal of the Chief Executive Officer.

3.            Proposed Amendment to Article 94 of the 2016 Constitution

94.   At each Annual General Meeting ~~one-third~~all of the Directors for the time being ~~(or, if their number is not a multiple of three, the number nearest to but not more than one-third)~~ shall retire from office ~~by rotation. Provided, however, that no Director holding office as Chief Executive Officer (or an equivalent position) shall be subject to retirement by rotation unless otherwise determined in accordance with article 90 or be taken into account in determining the number of Directors to retire~~.

Retirement of Directors ~~by rotation~~.

4.            Proposed Amendment to Article 95 of the 2016 Constitution

95.     ~~The Directors to retire in every year shall be those subject to retirement by rotation who have been longest in office since their last re-election or appointment. As between persons who became or were last re-elected Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot.~~ A retiring Director shall be eligible for re-election.

~~Selection of Directors to retire.~~Retiring Director eligible for re-election.

5.            Proposed Amendment to Article 97 of the 2016 Constitution

97.     In accordance with the provisions of Section 152 of the Act, the Company may by Ordinary Resolution of which special notice has been given remove any Director before the expiration of his period of office, notwithstanding anything in this Constitution or in any agreement between the Company and such Director but without prejudice to any claim he may have for damages for breach of any such agreement. The Company in General Meeting may appoint another person in place of a Director so removed from office ~~and any person so appointed shall be treated for the purpose of determining the time at which he or any other Director is to retire by rotation as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director~~. In default of such appointment, the vacancy so arising may be filled by the Directors as a casual vacancy.

Removal of Directors.

6.            Proposed Amendment to Article 100 of the 2016 Constitution

100.     The Directors shall have power at any time and from time to time to appoint any person to be a Director either to fill a casual vacancy or as an additional Director but so that the total number of Directors shall not at any time exceed the maximum number fixed by or in accordance with this Constitution. ~~Any person so appointed by the Directors shall hold office only until the next Annual General Meeting and shall then be eligible for re-election, but shall not be taken into account in determining the number of Directors who are to retire by rotation at such Meeting.~~

Directors’ power to fill casual vacancies and to appoint additional Director.

Annex A-2

The alterations which are proposed to be made to the 2016 Constitution of Flex Ltd. pursuant to EGM Proposal No. 2 set forth in the Notice of Extraordinary General Meeting dated July 9, 2019 are set out below. For ease of reference, the full text of the Articles proposed to be altered has been reproduced and the alterations highlighted. Proposed additions are indicated by underlining and proposed deletions are indicated by strike-outs.

Proposed Amendment to Article 82 of the 2016 Constitution

82.     Subject to the other provisions of Section 145 of the Act, the number of the Directors, all of whom shall be natural persons, shall not be less than two nor, unless otherwise determined by the Company in General Meeting, more than ~~eleven~~ twelve.

Number of Directors.

Annex A-3

The alterations which are proposed to be made to the 2016 Constitution of Flex Ltd. pursuant to EGM Proposal No. 3 set forth in the Notice of Extraordinary General Meeting dated July 9, 2019 are set out below. For ease of reference, the full text of the Articles proposed to be altered has been reproduced and the alterations highlighted. Proposed additions are indicated by underlining and proposed deletions are indicated by strike-outs.

1.            Proposed Amendment to Article 54 of the 2016 Constitution

54.          (A)          Subject to the provisions of the Act the Company shall in each year hold an Annual General Meeting in accordance with the provisions of the Act ~~in addition to any other meetings in that year and not more than fifteen months shall elapse between the date of one Annual General Meeting of the Company and that of the next. Provided that so long as the Company holds its First Annual General Meeting within eighteen months of its incorporation, it need not hold it in the year of its incorporation or in the following year~~.

(B)          All General Meetings other than Annual General Meetings shall be called Extraordinary General Meetings.

(C)          The time and place of any General Meeting shall be determined by the Directors.

Annual General Meeting.

2.            Proposed Amendment to Article 116 of the 2016 Constitution

116.     (A)     Where the Company has a Seal, the ~~The~~ Directors shall provide for the safe custody of the Seal and the official seal for use abroad, which shall only be used by the authority of the Directors or a committee of Directors authorised by the Directors in that behalf.

Seal.

(B)          Where the Company has a Seal, every ~~Every~~ instrument to which the Seal shall be affixed shall (subject to the provisions of this Constitution as to certificates for shares) be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Directors in place of the Secretary for the purpose.

Affixing Seal.

(C)          Where the Company has a Seal, the ~~The~~ Company may exercise the powers conferred by the Act with regard to having an official seal for use abroad, and such powers shall be vested in the Directors. For the avoidance of doubt, the affixation of the official seal need not comply with the signature requirements prescribed by article 116(B), and need only comply with the execution formalities prescribed under the Act.

Official seal.

(D)          Where the Company has a Seal, the ~~The~~ Company may have a duplicate Seal as referred to in Section 124 of the Act which shall be a facsimile of the Seal with the addition on its face of the words “Share Seal”.

Share Seal.

ANNEX B

ANNEX B: RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

FLEX LTD

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

	Twelve-Month Periods Ended
	March 31, 2019	March 31, 2018
Net sales	$26,210,511	$25,441,131
GAAP gross profit	$1,517,775	$1,595,882
Stock-based compensation expense	19,554	19,102
Customer related asset impairments (1)	46,684	—
Restructuring charges (2)	99,005	66,845
New revenue standard adoption impact (3)	9,291	—
Contingencies and other (4)	15,123	26,631
Non-GAAP gross profit	$1,707,432	$1,708,460
Adjusted gross margin	6.5%	6.7%
GAAP income before income taxes	$182,126	$520,893
Intangible amortization	74,396	78,640
Stock-based compensation expense	76,032	85,244
Customer related asset impairments (1)	87,093	6,251
Restructuring charges (2)	113,313	90,691
New revenue standard adoption impact (3)	9,291	—
Contingencies and other (4)	35,644	51,631
Interest and other, net	183,454	122,823
Other charges (income), net (5)	110,414	(169,719)
Non-GAAP operating income	$871,763	$786,454

GAAP net income	$93,399	$428,534
Intangible amortization	74,396	78,640
Stock-based compensation expense	76,032	85,244
Restructuring charges (2)	113,313	90,691
Customer related asset impairments (1)	87,093	6,251
New revenue standard adoption impact (3)	9,291	—
Contingencies and other (4)	35,644	51,631
Investment and other, net (5)	109,980	(166,357)
Adjustments for taxes (6)	3,978	10,217
Non-GAAP net income	$603,126	$584,851

Weighted-average shares used in computing per share amounts (Diluted):	530,070	536,598
GAAP earnings per share (Diluted):	$0.18	$0.80
Non-GAAP (adjusted earnings per share)	$1.14	$1.09

Net cash used in operating activities	$(2,971,024)	$(3,866,335)
Cash collection of deferred purchase price and other	3,605,299	4,619,933
Purchases of property and equipment	(725,606)	(561,997)
Proceeds from the disposition of property and equipment	94,219	44,780
Free Cash Flow	$2,888	$236,381

(1) Customer related asset impairments for fiscal years ended March 31, 2019 and March 31, 2018 primarily relate to additional provisions for doubtful accounts receivable, inventory and impairment of property and equipment for certain customers experiencing significant financial difficulties and /or we are disengaging from.

(2) Throughout fiscal years 2018 and 2019, the Company incurred certain restructuring charges primarily related to severance for rationalization at certain existing operating sites and corporate functions.

We completed the wind-down of our Nike operations in Mexico in Q3 fiscal year 2019 and recognized in total $66 million for the fiscal year. The charge primarily consisted of non-cash asset impairments.

(3) During the first quarter of fiscal year 2019, the Company amended certain non-substantive terms of its existing contracts for its smaller customers. The amendments removed the consideration regarding over-time recognition under ASC 606. Accordingly, these customer contracts are now accounted for consistent with prior accounting and revenue is recognized upon shipment of product.

(4) Contingencies and other during fiscal year 2019 primarily consist of costs incurred relating to the independent investigation undertaken by the Audit Committee of the Company’s Board of Directors which was completed in June 2018. In addition, it also includes certain charges of the China based Multek operation that was divested in the second quarter of fiscal year 2019.

During fiscal year 2018, the Company incurred charges in connection with certain legal matters where it believed losses were probable and estimable. The Company incurred various other charges predominately related to damages incurred from a typhoon that impacted a China facility. Additionally, certain asset impairments were recorded during fiscal year 2018.

(5) As further described in the Company’s fiscal 2018 Annual Report on Form 10-K, the Company deconsolidated Elementum and recognized a non-cash gain of $151.6 million. The Company also completed a sale of its Wink business in fiscal year 2018 and recognized a gain on sale of $38.7 million. During the last half of fiscal 2019, the Company reassessed its strategy with respect to its entire investment portfolio. As a result, the Company recognized an aggregate net charge related to investment impairments and dispositions of approximately $119 million and $193 million for the three- and twelve-month periods ended March 31, 2019, respectively. The aggregate charge was primarily driven by write-downs of our investment positions in a non-core cost method investment and Elementum that were recognized in the third and fourth quarter of fiscal 2019, respectively. The Company also incurred other investment impairments that were individually immaterial as a result of our strategy shift and due to market valuation changes. We continue to assess our strategy with respect to the remaining investment portfolio and have not identified any additional impairment indicators with respect to these investments as of March 31, 2019.

During the first quarter of fiscal year 2019, the Company transferred employees and equipment along with certain related software and IP, into Bright Machines which later received additional equity funding from third party investors and changed the composition of the Board of directors removing Flex’s control. As such, we deconsolidated the entity and recognized a gain of approximately $87 million in other income, net for the year ended March 31, 2019.

(6) During the fourth quarter of fiscal year 2019, the Company incurred an expense of $15 million pertaining to initial implementation of advanced pricing arrangements finalized with the Mexican tax authorities during the fiscal year.

The remaining balance is primarily related to adjustment for exchange rate fluctuation on income tax receivable position of an operating subsidiary recognized in a prior period and tax effects of the various adjustments that we incorporate into Non-GAAP measures.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. FLEX LTD. ATTN: INVESTOR RELATIONS DEPT. 6201 AMERICA CENTER DRIVE SAN JOSE, CA 95002 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E81839-P27039 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. FLEX LTD. The Board of Directors recommends you vote FOR the following: For Against Abstain ! ! ! S1. Extraordinary General Meeting Proposal: To approve amendments to the Company's Constitution to remove the requirement that the Company's directors retire by rotation and effect related changes to the Company's Constitution to account for the removal of the rotational nature of director elections. ! ! ! S2. Extraordinary General Meeting Proposal: To approve amendments to the Company's Constitution to increase the maximum size of the Board of Directors to twelve members. ! ! ! S3. Extraordinary General Meeting Proposal: To approve amendments to the Company's Constitution to account for changes in Singapore law. NOTE: In their discretion, the Proxies are authorized to vote upon such other matters as may properly be put before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary and 2019 Annual General Meetings: The Combined Annual Report and Joint Proxy Statement (pertaining to the Extraordinary and 2019 Annual General Meetings) is available at www.proxyvote.com. E81840-P27039 FLEX LTD. (Incorporated in the Republic of Singapore) (Company Registration Number 199002645H) This Proxy is Solicited on behalf of the Board of Directors Extraordinary General Meeting The undersigned being a member of Flex Ltd. (the "Company") hereby appoints Christopher Collier or failing whom the Chairman of the Extraordinary General Meeting as Proxy of the undersigned and hereby authorizes the Proxy to represent and to vote, as designated on the reverse side, all of the ordinary shares of the Company owned by the undersigned, at the Extraordinary General Meeting of the Company to be held on August 20, 2019, at 9:00 a.m. California time or at any adjournment thereof. This Proxy Card, when properly executed and returned in a timely manner, will be voted at the Extraordinary General Meeting and any adjournments thereof in the manner described herein. If no contrary indication is made, this Proxy Card will be voted "FOR" the proposal to amend the Company's Constitution to remove the requirement that the Company's directors retire by rotation (Proposal No. 1), the proposal to amend the Company's Constitution to increase the maximum size of the Board of Directors to twelve members (Proposal No. 2) and the proposal to amend the Company's Constitution to account for changes in Singapore law (Proposal No. 3) set forth on the reverse side and in accordance with the judgment of the persons named as Proxies herein on any other matters that may properly be put before the Extraordinary General Meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT NOT LESS THAN 48 HOURS PRIOR TO THE TIME APPOINTED FOR THE MEETING IN THE ENCLOSED ENVELOPE. Continued and to be signed on reverse side

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. FLEX LTD. ATTN: INVESTOR RELATIONS DEPT. 6201 AMERICA CENTER DRIVE SAN JOSE, CA 95002 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E81837-P27039 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. FLEX LTD. The Board of Directors recommends you vote FOR proposals 1 through 6. 1. Subject to and contingent upon the passing of Proposal 1 at the Extraordinary General Meeting (to be held immediately prior to the Company's 2019 Annual General Meeting) (relating to amendments to the Company's Constitution to remove the requirements that the Company's directors retire by rotation) as a special resolution, the re-election of the following as directors of the Company: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Revathi Advaithi For Against Abstain ! ! ! 1b. Michael D. Capellas 2b. William D. Watkins Each of the following directors, who will cease to hold office pursuant to Article 100 of the Company's Constitution: 1c. Jill A. Greenthal ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1d. Jennifer Li 2c. Revathi Advaithi 2d. Jill A. Greenthal 1e. Marc A. Onetto 2e. Charles K. Stevens, III 1f. Willy C. Shih 3. To approve the re-appointment of Deloitte & Touche LLP as the Company’s independent auditors for the 2020 fiscal year and to authorize the Board of Directors to fix its remuneration. To approve a general authorization for the directors of the Company to allot and issue ordinary shares. 1g. Charles K. Stevens, III 4. 1h. Lay Koon Tan 1i. William D. Watkins 5. NON-BINDING, ADVISORY RESOLUTION. To approve the compensation of the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, set forth in "Compensation Discussion and Analysis" and in the compensation tables and the accompanying narrative disclosure under "Executive Compensation" in the Company's proxy statement relating to its 2019 Annual General Meeting. ! ! ! 1j. Lawrence A. Zimmerman 2. In the event that Proposal 1 at the Extraordinary General Meeting (to be held immediately prior to the Company's 2019 Annual General Meeting) (relating to amendments to the Company's Constitution to remove the requirements that the Company’s directors retire by rotation) is not passed by shareholders as a special resolution, the re-election as directors of the Company of: Each of the following as directors, who will retire by rotation pursuant to Article 94 of the Company's Constitution: 2a. Willy C. Shih 6. To approve the renewal of the Share Purchase Mandate relating to acquisitions by the Company of its own issued ordinary shares. ! ! ! NOTE: In their discretion, the Proxies are authorized to vote upon such other matters as may properly be put before the meeting or any adjournment thereof. ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary and 2019 Annual General Meetings: The Combined Annual Report and Joint Proxy Statement (pertaining to the Extraordinary and 2019 Annual General Meetings) is available at www.proxyvote.com. E81838-P27039 FLEX LTD. (Incorporated in the Republic of Singapore) (Company Registration Number 199002645H) This Proxy is Solicited on behalf of the Board of Directors 2019 Annual General Meeting The undersigned being a member of Flex Ltd. (the "Company") hereby appoints Christopher Collier or failing whom the Chairman of the 2019 Annual General Meeting as Proxy of the undersigned and hereby authorizes the Proxy to represent and to vote, as designated on the reverse side, all of the ordinary shares of the Company owned by the undersigned, at the 2019 Annual General Meeting of the Company to be held on August 20, 2019, at 9:15 a.m. California time (or immediately following the conclusion or adjournment of the Extraordinary General Meeting of the Company (which is being held at 9:00 a.m. California Time, on the same day and the same place)), or at any adjournment thereof. This Proxy Card, when properly executed and returned in a timely manner, will be voted at the 2019 Annual General Meeting and any adjournments thereof in the manner described herein. If no contrary indication is made, this Proxy Card will be voted "FOR" the Board of Director nominees (Proposal Nos. 1 or 2, as applicable), "FOR" Proposal Nos. 3 and 4, "FOR" the non-binding, advisory Proposal No. 5, and "FOR" Proposal No. 6, and in accordance with the judgment of the persons named as Proxies herein on any other matters that may properly be put before the 2019 Annual General Meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT NOT LESS THAN 48 HOURS PRIOR TO THE TIME APPOINTED FOR THE MEETING IN THE ENCLOSED ENVELOPE. Continued and to be signed on reverse side